AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2000

                                                      REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    INTERNATIONAL MENU SOLUTIONS CORPORATION
                 (Name of small business issuer in its charter)

            NEVADA                                      2038                             91-1849433
(State or other jurisdiction of                   (Primary Standard                   (I.R.S. Employer
incorporation or organization)                       Industrial                      Identification No.)
                                                 Classification Code
                                                       Number)

                         350 CREDITSTONE ROAD, UNIT 202
                        CONCORD, ONTARIO, CANADA L4K 3Z2
                                 (416) 366-6368
          (Address and telephone number of principal executive offices)

                            MICHAEL STEELE, PRESIDENT
                    INTERNATIONAL MENU SOLUTIONS CORPORATION
                         350 CREDITSTONE ROAD, UNIT 202
                        CONCORD, ONTARIO, CANADA L4K 3Z2
            (Name, address and telephone number of agent for service)


                          -----------------------------
                                    Copy to:
                          -----------------------------

                           STEVEN I. HIMELSTEIN, ESQ.
                              DORSEY & WHITNEY LLP
                                 250 PARK AVENUE
                            NEW YORK, NEW YORK 10177
                                 (212) 415-9200

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum        Proposed Maximum         Amount of
    Title of Each Class of          Amount to be       Offering Price per          Aggregate           Registration
 Securities to be Registered         Registered             Share (1)            Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       18,187,725(2)            $1.12                $20,370,252             $5,378
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the bid and asked prices for the common stock, $0.001 par value per share, as reported by the OTC Bulletin Board on August 25, 2000.

(2) To the extent permitted by Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of our common stock that we may be required to issue by reason of any adjustment necessary to reflect any stock split, stock dividend or similar transaction involving our common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED AUGUST 31, 2000
PROSPECTUS
                               INTERNATIONAL MENU
                              SOLUTIONS CORPORATION

                                18,187,725 Shares
                                  Common Stock

                                  -------------

         This prospectus relates to the public offering of up to 18,187,725 shares of our common stock by certain of our shareholders.

         Our common stock is traded on the OTC Bulletin Board under the symbol "MENU." On August 30, 2000, the reported last sale price of our common stock was US$1.00 per share.

INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is August [___], 2000

                                TABLE OF CONTENTS

                                                                                              page
                                                                                              ----
PROSPECTUS SUMMARY ........................................................................     1
RISK FACTORS ..............................................................................     4
SPECIAL CAUTIONARY NOTE REGARDING  FORWARD-LOOKING STATEMENTS .............................    10
DIVIDEND POLICY ...........................................................................    11
SELECTED FINANCIAL DATA ...................................................................    12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS .....    14
BUSINESS ..................................................................................    23
MANAGEMENT ................................................................................    36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................................    41
SELLING STOCKHOLDERS ......................................................................    45
DESCRIPTION OF SECURITIES .................................................................    48
SHARES ELIGIBLE FOR FUTURE SALE ...........................................................    56
PLAN OF DISTRIBUTION ......................................................................    57
LEGAL MATTERS .............................................................................    59
EXPERTS ...................................................................................    59
AVAILABLE INFORMATION .....................................................................    59
INDEX TO FINANCIAL STATEMENTS .............................................................   F-1

                               PROSPECTUS SUMMARY

         This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

                            EXCHANGE RATE INFORMATION

         We publish our consolidated financial statements in Canadian dollars. In this prospectus, except where otherwise indicated, all dollar amounts are expressed in Canadian dollars, references to CDN$ or $ are to Canadian dollars and references to US$ are to United States dollars.

         The following table sets out the exchange rates for one Canadian dollar expressed in United States dollars in effect at the end of the following periods, and the average exchange rates (based on the average of the exchange rates on the last day of each month in such periods) and the range of high and low exchange rates for such periods.

                                                                                          SIX MONTHS
                                                YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                   ------------------------------------------------     --------------
                                   1995       1996       1997       1998       1999          2000
                                   ----       ----       ----       ----       ----     --------------
Low ..........................     0.70       0.73       0.70       0.64       0.65          0.69
High .........................     0.76       0.76       0.75       0.72       0.70          0.70
Average ......................     0.73       0.74       0.73       0.68       0.68          0.70
Rate at period end ...........     0.74       0.73       0.70       0.66       0.69          0.68

         Such rates are based upon the inverse of the noon buying rate in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York. The inverse of the noon buying rate on August 25, 2000 was CDN$1.00 = US$0.67.

                                   WHAT WE DO

         Through our subsidiaries, we develop, produce and market a series of specialty food products for sale to large retail and specialty food chains and the food service industry. Our mission is to be a leading marketer and producer of home meal replacement, or HMR, products throughout North America. Our products are high quality, quickly prepared and cost-effective replacements to home cooked meals for time starved consumers. We target consumers who desire restaurant quality meals in the convenience of their homes. Our meals include single entree meals as well as complete meals consisting of all the necessary center-of-the-plate, starch and vegetable items in one package. We cross-merchandise our core products with other products, including hors d'oeuvres and specialty desserts. Our products are sold in supermarkets as both fresh and frozen entrees. The frozen products have a shelf life of six to eight months and the fresh products have a shelf life of approximately 21 days.

         As part of our strategy, we seek to acquire businesses that have desirable products and customers in strategic geographic locations. We believe that this strategy will enable us to complement our existing product lines, capitalize on existing brand names and customer loyalty and take advantage of existing product distribution channels and production capacity. We believe that merging complementary businesses and adding management, marketing, sales, product development and logistic expertise will result in enhanced operating efficiencies and market penetration of the companies we acquire. A major component of this strategy is to cross-brand our "Selections" brand name with the brand name of the acquired company to create a national brand out of a consolidation of regional brands.

         The following table sets forth the name of each of our material subsidiaries, the jurisdiction of its incorporation and its primary line of business.

                                                                                                   JURISDICTION OF
SUBSIDIARY                                                      LINE OF BUSINESS                     ORGANIZATION
----------------------------------------------      ----------------------------------------      ------------------
Huxtable's Kitchens Inc., or Huxtable's              Fresh and frozen entrees                          Delaware

International Menu Solutions Inc., or IMSI           Holding company for Canadian                      Ontario
                                                     subsidiaries

Transcontinental Gourmet Foods Inc., or TGF          Frozen hors d' oeuvres                            Ontario

Tasty Selections Inc., or Tasty Selections           Muffin and cookie batters and bakery              Ontario
                                                     products

The Ultimate Cookie Co. Ltd./L'Ultime Biscuit        Frozen cookie dough                                Canada
Cie Inc., or Ultimate

D.C. Food Processing Inc., or D.C. Foods(1)          Breaded and battered meat and dairy               Ontario
                                                     products

Prime Foods Processing Inc., or Prime Foods          Frozen entrees, bundled meals and stir            Ontario
                                                     fry kits.

Seafood Selections, a division of Prime Foods        Frozen seafood products(2)                     Not applicable

Pasta Kitchen, a division of Prime Foods             Pasta based meals                              Not applicable

(1) In May 1999, we purchased all of the issued and outstanding shares of 1005549 Ontario Limited Inc., or 1005549, the parent company of D.C. Foods. In December 1999, D.C. Foods and 1005549 amalgamated with D.C. Foods being the surviving corporation.

(2) Prime Foods recently sold the contracts and intangible assets of Seafood Selections, and is in the process of selling Seafood Selections' inventory, to a third party.


         Our corporate headquarters is located at 350 Creditstone Road, Unit 202, Concord, Ontario, Canada, L4K 3Z2 and our telephone number is (416) 366-6368. Our World Wide Web homepage is located at www.internationalmenu.com. Information contained in or linked to our website does not constitute part of this prospectus.

                             SUMMARY FINANCIAL DATA

         You should read the financial data set forth below in conjunction with the sections entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and notes included in this prospectus.






                                                                                 SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                     JUNE 30,
                                       -----------------------------      -------------------------------
                                           1998              1999              1999               2000
                                       ------------      ------------      ------------      -------------
STATEMENT OF OPERATIONS DATA:
Revenue                                 $ 6,096,048      $ 48,040,135      $ 13,032,288      $ 32,465,787
Cost of goods sold..............          4,729,806        38,748,543        11,405,228        27,222,099
Selling expenses................            610,033         3,680,316           907,096         2,292,855
Administrative expenses.........          1,170,306         6,499,658         1,974,995         5,671,031
Amortization of intangibles.....             67,473           805,705           229,688           788,380
                                           --------        ----------        ----------        ----------
Loss from operations............           (481,570)       (1,694,087)       (1,484,719)       (3,508,578)
                                           --------        ----------        ----------        ----------
Other income (expense) .........            (73,303)         (844,035)         (282,977)          (10,728)
                                           --------        ----------        ----------        ----------
Net loss........................           (554,873)       (2,538,122)       (1,623,296)       (3,497,850)
                                           --------        ----------        ----------        ----------
Net income (loss) per common....
share:
  Basic and diluted.............              (0.09)            (0.19)            (0.16)            (0.22)
Weighted average number of
common shares outstanding:
  Basic and diluted ............          6,419,141        13,686,558        10,315,837        15,845,561




                                                             AS AT DECEMBER 31,        AS AT JUNE 30,
                                                       ----------------------------    --------------
                                                           1998            1999             2000
                                                       -----------     ------------    --------------
         Current assets............................    $ 5,536,386     $ 22,767,622     $ 22,154,893
         Working capital (deficit).................      1,511,582        3,763,245       (2,474,925)
         Total assets..............................      9,940,977       53,535,258       60,045,378
         Cash and cash equivalents.................      1,865,612        4,165,370        4,357,130
         Current liabilities.......................      4,024,804       19,004,378       24,629,818
         Long-term liabilities.....................      1,640,690        9,769,501       10,137,886
         Total stockholders' equity................      4,275,483       24,761,380       25,277,674

                                  RISK FACTORS

         This offering is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN INVESTOR CAN EVALUATE OUR BUSINESS.

         We were incorporated in June 1997 under the laws of the State of Nevada and began our present operation as a specialty food product producer and marketer in July 1998. Prior to July 1998, we were in the organizational stages of our business and carried on no operations. We therefore have a limited operating history. Our business and prospects must be considered in light of the difficulties frequently encountered by an early stage business enterprise that has an evolving business model.

WE ARE PURSUING A BUSINESS STRATEGY OF RAPID EXPANSION THAT IS RISKY AND WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE THE COMPANIES THAT WE ACQUIRE.

         We are pursuing a business plan of rapid growth and expansion of our operations. We have acquired several food processing companies both in the United States and Canada, and we may pursue other strategic acquisitions in the near future. There can be no assurance that we will be able to address all of the risks associated with the expansion of our business. Some of these risks involve:

         - integrating newly acquired operations and personnel into existing operations;
         -        disrupting our ongoing business;
         -        diverting resources and management time;
         -        retaining existing customers of acquired companies; and
         - the inability to maintain uniform standards, controls, procedures and policies.

WE HAVE INCURRED LOSSES TO DATE AND MAY NOT BE PROFITABLE.

         We incurred net losses of $554,873 and $2,538,122 for the years ended December 31, 1998 and 1999, respectively. Our losses to date have adversely affected our financial condition and liquidity and may make it more difficult to implement our business plans and strategy. Although our revenue has grown rapidly in recent periods, such growth is largely attributable to our acquisitions. Such growth may not continue and may not lead to profits. Even if we do achieve profitability, we cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL WE WILL REQUIRE TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH ON TERMS ACCEPTABLE TO US OR AT ALL.

         We will need, and are currently seeking, significant additional capital to fund our business strategy. We cannot assure you that additional funding will be available to us when we need it or at all, nor can we assure you that the terms of any such funding will be favorable. If we are unable to obtain financing when we need it or if available terms are unfavorable, we may delay or abandon our development and expansion plans. That could have a material adverse effect on our business, results of operations and financial condition. The actual timing and amount of our capital requirements may be materially affected by various factors, including:

         -        timing and cost of our expansion into new markets;
         -        development of new products;
         -        extent of competition;
         -        costs of production;
         -        demand by customers for our products; and
         -        potential acquisitions.

OUR ABILITY TO MAKE ACQUISITIONS MAY DEPEND ON THE MARKET PRICE OF OUR STOCK.

         We have paid a substantial portion of the purchase price for businesses we acquired by issuing common stock or securities exchangeable for our common stock. A decline in the market value of our common stock, including as a result of the risks described below, may make it more difficult to complete similar acquisitions in the future. In such event, we may also be required to issue additional shares of our common stock to complete acquisitions, which may adversely affect the market for our common stock.

WE HAVE LIMITED CONTROL OVER THE PRICE AND SUPPLY OF RAW MATERIALS.

         We rely on numerous raw materials, such as meat, seafood, vegetables, flour, cheese and sugar to manufacture our products. We have no purchase contracts or principal suppliers. Even though the markets for these commodities are currently stable and we know of no imminent change in the supply of any such commodity, we cannot assure you that there will be no fluctuations in the price and supply of these raw materials in the future. Any increase in price or shortage of raw materials would have a material adverse effect on our business, results of operations and financial condition.

OUR ABILITY TO SELL OUR PRODUCTS DEPENDS ON THE RELIABILITY OF THE NETWORKS AND SERVICES AND EFFORTS OF THIRD PARTY DISTRIBUTORS.

         We rely on retailers, such as supermarkets, specialty gourmet stores and club stores, to sell our products. The success of our business depends in part upon the maintenance of a strong distribution network. We distribute our products both directly to retailers under our own label and indirectly to major club stores and retailers under co-packing arrangements. There can be no assurance that we will be able to obtain additional co-packing or distribution agreements or arrangements in the future on satisfactory terms or in a timely manner. Inability to enter into satisfactory co-packing or distribution arrangements may inhibit our ability to implement our business plan or to establish markets necessary to develop our products successfully.

WE OWN SEVERAL REGISTERED TRADEMARKS, BUT THERE IS NO GUARANTEE THAT THE VALIDITY OF THE TRADEMARKS WILL NOT BE CHALLENGED.

         We own several registered trademarks and service marks. We will continue to register marks of our products with the Canadian Intellectual Property Office or the United States Patent and Trademark Office when deemed appropriate. There is no assurance that the registration will be accepted or that the existing registered marks will not be challenged by third parties. A finding of trademark infringement by a court or regulatory agency may result in an injunction or monetary damages and may have an adverse effect on our business, results of operations and financial condition.

WE RELY ON A NUMBER OF KEY PERSONNEL WHO COULD BE DIFFICULT TO REPLACE.

         Our success depends largely upon the continued services of our executive officers, key management and other personnel. If we lose the services of one or more of our current executive officers or other key employees, it could have a material adverse effect on our business, results of operations and financial condition. In particular, we rely on our President and Chief Executive Officer, Michael Steele, and other executive officers, who possess experience in the food industry. Our success also depends on our ability to identify, hire and retain additional highly skilled sales, service and technical personnel. The demand for qualified personnel with experience in the food industry is high and competition for their services is intense. Our failure to recruit or retain key personnel could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATIONS ARE SUBJECT TO NUMEROUS GOVERNMENTAL REGULATIONS IN BOTH THE UNITED STATES AND CANADA, AND ANY FAILURE OF COMPLIANCE WOULD INCREASE OUR COSTS AND LIMIT OUR OPERATIONS

         The manufacturing of specialty food products in Canada and the United States is subject to stringent government regulations. The manufacturing of any of our products in the United States will require compliance with the following agencies:

         - Environmental Protection Act, for environmental pollution, labeling, sanitary conditions and product contamination;
         - the Occupational Safety and Health Act, for equipment and work area safety; and
         - the Federal Food, Drug and Cosmetic Act, for labeling, sanitary conditions and product contamination.

         In the United States, the Food Safety and Inspection Service, or FSIS, requires that all federally inspected meat and poultry plants producing in the United States or importing into the United States adopt Hazard Analysis and Critical Control Points, or HACCP, systems. These systems include science-based process controls to prevent and reduce the significant food safety hazards that may arise in a plant's particular processes and products. Implementation of the HACCP certification is mandatory for all federally registered establishments in Canada exporting to the United States. Thus far, Prime Foods and Huxtable's are HACCP certified, and D.C. Foods is currently in the process of being certified.

         We also are subject to similar regulations in Canada. The Canadian Food Inspection Agency, or CFIA, inspects all processed food and food processing facilities to monitor ingredients, processes and production to ensure that the facilities meet certain manufacturing requirements. Inspectors have the power to close down a production facility if the plant does not meet its stringent requirements. The correct ingredients and nutritional information are required to be clearly stated on the packages when fresh or frozen food is sold for retail. The CFIA may also monitor and test ingredients to ensure that all values listed on the packages are accurate and correct.

         We cannot assure you that we will be able to obtain or maintain all regulatory approvals, such as HACCP certification, for any of our subsidiaries or products. If any of our products fails to obtain or maintain requisite governmental approvals, it will delay or preclude us from manufacturing or marketing our products. Furthermore, we cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. Government regulations may affect our ability to develop or market new products.

ANY QUALITY CONTROL PROBLEMS WITH REGARD TO OUR PRODUCTS COULD RESULT IN LOSSES.

         We have stringent quality control guidelines for our production staff. However, if an employee does not follow proper production procedures, or violates acceptable food industry health standards, we may receive a significant amount of negative publicity surrounding our products, sales of our products may suffer and we may suffer lawsuits and regulatory action. In addition, our current insurance policies may not sufficiently cover our losses if such events occur.

WE MAY INCUR LOSSES AS A RESULT OF THE RISKS ASSOCIATED WITH NEW PRODUCT DEVELOPMENT.

         We are currently exploring new products as an ongoing part of our business activities. As with all new products, there are risks associated with the creation, production, distribution and marketing of such new product lines. We may not be able to generate levels of new product recognition and awareness necessary to meet sales expectations and growth. If we fail to generate such recognition and awareness, our business may be hurt significantly, in part because we will have focused some of our limited resources on an activity which will provide no revenue or return. We may not be able to recoup the funds on such new product development or the lost time and opportunity.

OUR SUCCESS DEPENDS ON OUR ABILITY TO MARKET OUR PRODUCTS TO THE PUBLIC.

         Our success depends largely on our ability to effectively market our products to the public. Even though our revenues have grown in the past few years, there is no assurance that our marketing efforts will be successful to the extent required to maintain a profitable business.

OUR REVENUES MAY SUFFER IF OUR SUPPLIERS ARE UNABLE TO FULFILL OUR REQUIREMENTS.

         The production of our products depends on our ability to obtain raw materials and other supplies in a timely manner. Any disruption in the manufacturing or shipment of these supplies could have a material adverse effect on our business, results of operations and financial condition.

OUR REVENUES MAY SUFFER IF GENERAL ECONOMIC CONDITIONS WORSEN.

         Our revenues and our ability to generate earnings in the future may be affected by general economic factors, such as excessive inflation, currency fluctuations and employment levels, resulting in a temporary or longer-term overall decline in demand for our products. Therefore, any significant downturn or recession in the United States or Canada could have a material adverse effect on our business, results of operations and financial condition.

CHANGES IN THE VALUE OF THE U.S. DOLLAR AGAINST THE CANADIAN DOLLAR MAY AFFECT OUR OPERATING RESULTS.

         Fluctuations in the U.S. dollar against the Canadian dollar could result in unanticipated fluctuations in our financial results, which are denominated and reported in Canadian dollars.

RISKS RELATED TO OUR INDUSTRY

THE FOOD INDUSTRY IS GENERALLY COMPETITIVE, AND RAPID TECHNOLOGICAL CHANGES IN THE FOOD INDUSTRY COULD GIVE OUR COMPETITORS SIGNIFICANT MARKET ADVANTAGE.

         The industry for fresh and frozen specialty foods is highly competitive. Our products compete directly with traditional supermarket non-HMR products and with food service operators including restaurants, fast food outlets and large food processors. Many of our competitors have far greater financial, operational and marketing resources than we do. Furthermore, the specialty food industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products which may be similar or superior to our products or which are more focused on changing tastes and preferences than ours. There is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable or result in significant price erosion, which could have a material adverse effect on our business, results of operations and financial condition.

WE ARE SUBJECT TO OTHER GENERAL RISKS OF THE FOOD INDUSTRY.

         Our products, like other food products, are subject to nutritional and health related concerns, federal, state and local food processing controls, consumer liability claims and risk of product tampering and mislabeling.

OUR CONTINUED GROWTH IS DEPENDENT ON THE GROWTH OF THE FOOD SERVICE MARKET.

         Our continued growth and efforts to achieve profitability are largely dependent on our analysis of the viability and expected growth of the food service markets. Any erroneous analysis of the viability of such markets, or increased competition, could jeopardize our success and profitability.

CHANGES IN FEDERAL REGULATORY STANDARDS MAY NEGATIVELY IMPACT OUR PROFITABILITY.

         Even though we adhere to strict quality control and inspection standards, our products and production processes are subject to regulatory requirements in both the United States and Canada. Any new restrictions or standards or changes in existing restrictions or standards currently imposed on us and our products could potentially lead to alterations in our current production methods. Such changes could lead to increased short-term or long-term expenditures by us and negatively affect our profitability or our business.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid cash dividends on our common stock in the past and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Instead, we will retain our earnings for the operation and expansion of our business.

RISKS RELATED TO THIS OFFERING

A LARGE PERCENTAGE OF OUR STOCK IS OWNED BY RELATIVELY FEW PEOPLE, INCLUDING OFFICERS AND DIRECTORS.

         As of August 15, 2000, one stockholder, Southbridge Investment Partnership No.1, or Southbridge, beneficially owned a total of approximately 4,212,699 shares of common stock. Southbridge's shares constitute approximately 29.8% of our outstanding common stock and 24.8% of our outstanding voting stock. In addition, our officers and directors beneficially owned a total of approximately 2,687,455 voting shares, or approximately 15.4%, of our outstanding voting stock. If you purchase shares covered by this prospectus, you may be subject to certain risks due to the concentrated ownership of our voting stock. For example, these stockholders could, if they were to act together, affect the outcome of stockholder votes which could, among other things, affect elections of directors, delay or prevent a change in control or other transaction that might be beneficial to you as a stockholder.

OUR STOCK PRICE IS LIKELY TO BE VOLATILE.

         The trading price of our common stock is likely to be volatile. The stock market in general, and the market for specialty foods providers and marketers in particular, has experienced volatility. This volatility has often been unrelated to the operating performance of particular companies. Other factors that could cause the market price of our common stock to fluctuate substantially include:

         - publicity of developments related to our business competitors or industry groups;
         -        fluctuations in our results of operations;
         - shortfall in our results compared to analysts' expectations and change in analysts' recommendations or productions;
         - sales of substantial amounts of our equity securities in the marketplace;
         -        regulatory developments affecting food industry; and
         -        general conditions in the food industry or economy as a whole.

THE MARKET PRICE OF OUR COMMON STOCK COULD BE AFFECTED BY THE NUMBER OF SHARES THAT ARE ELIGIBLE FOR FUTURE SALE.

         We have registered the resale of 18,187,725 shares of our common stock, including shares issuable in the future, under this prospectus. In addition, 5,304,328 shares of our common stock were freely tradable as of August 15, 2000. Furthermore, approximately 3,158,989 shares outstanding in addition to those registered under this prospectus are "restricted shares" as defined in Rule 144 under the Securities Act. Such shares are or will be eligible for resale, subject to the holding period volume and manner of sale limitations of Rule 144. A substantial number of additional shares of common stock are likely to be issued upon conversion, exchange or exercise of securities we have issued or rights we have granted in connection with acquisitions and financings. We have granted demand or piggyback registration rights covering most of such additional shares. Absent any contractual limitations, the holders of these rights could cause a significant number of shares of our common stock to be registered and sold in the public market. We cannot be sure what effect sales under this prospectus or future sales of shares or the availability of shares for future sale will have on the market price of the common stock. The market price of our common stock could drop due to sales of large numbers of shares in the market during or after this offering or the perception that sales of large numbers of shares would occur. These factors could also make it more difficult to raise capital through an offering of equity securities. In the case of certain shares offered hereunder, we may be required to maintain the effectiveness of the registration statement of which this prospectus is a part for as long as approximately six years.

THE MARKET FOR OUR STOCK IS LIMITED.

         Our stock is traded on the OTC Bulletin Board. Trading activity has fluctuated and at times been limited. We cannot guarantee that a consistently active trading market for our stock will continue, especially while we remain on the OTC Bulletin Board.

SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM OUR ISSUANCE OF SHARES BASED ON FORMULAS.

         If the market price for our common stock decreases, the number of shares which may be issued to holders of convertible notes and exchangeable shares and other rights where the shares issuable are based on formulas based in part on future market price will increase. Shareholders will experience significant dilution if, as the result of a declining market price of our common stock, we are forced to issue a greater number of shares.

THE RESALE OF OUR SHARES MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK.

         The resale by the selling securityholders of shares under this prospectus or the substantial number of additional shares which will be issuable to the selling securityholders or others in the future upon exchange of securities or pursuant to other rights will increase the number of our publicly traded shares, which could lower the market price of our common stock. In addition, the mere prospect of such sales could by itself lower the market price for our common stock.

DISCLOSURES RELATING TO LOW PRICED STOCKS MAY NEGATIVELY AFFECT LIQUIDITY.

         Our equity securities are subject to Rule 15g-9 of the U.S. Securities Exchange Act of 1934. This rule imposes additional sales practice requirements for broker-dealers which sell penny stocks to persons other than established customers and accredited investors as defined in Regulation D under the Securities Act of 1933. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.

         SEC regulations define a "penny stock" to be any equity security not registered on a national securities exchange or for which quotation information is disseminated on Nasdaq that has a market or exercise price of less than US$5.00 per share, subject to certain exceptions. Unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a disclosure schedule prescribed by the SEC relating to the penny stock market. There are disclosure requirements relating to commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, there is a requirement for monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, such rule may adversely affect the ability of broker-dealers to sell our securities and may adversely affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

                        SPECIAL CAUTIONARY NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain our projections of the future operating results of our operations or of our financial condition or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been quoted on the OTC Bulletin Board under the symbol "MENU" since July 20, 1998. Prior to our amalgamation with IMSI, our common stock was quoted in the pink sheets under the symbol "ANMH." The following table sets forth the high and low bids in U.S. dollars to purchase our common stock as quoted on the OTC Bulletin Board beginning July 20, 1998. The quoted bid prices are not necessarily indicative of the prices at which shares were actually sold because (1) the bid prices are inter-dealer prices, without retail mark-up, mark-down or commission and (2) the bid prices may be for transactions that were proposed but not actually completed.


                                                               COMMON STOCK BIDS
                                                                     (US$)
                                                          ---------------------------
                                                             HIGH            LOW
                                                          -----------     -----------
1998:
             Third Quarter (from July 20, 1998)........      1-1/2            1/2
             Fourth Quarter............................      1-5/8           13/16

1999:
             First Quarter.............................      2-21/64        1-3/16
             Second Quarter............................      3-5/16         1-51/64
             Third Quarter.............................      4              2-13/16
             Fourth Quarter............................      3-17/64        2-3/16
2000:
             First Quarter.............................      3-1/64         1-3/4
             Second Quarter............................      2-7/16         1-1/16

         As of August 15, 2000 we believe there were approximately 100 record holders of our common stock. On August 24, 2000, the last sale price of our common stock as reported on the OTC Bulletin Board was US$1.00.

                                 DIVIDEND POLICY

         We have never paid a dividend on our stock and do not anticipate paying any dividend in the foreseeable future. We currently intend to retain our earnings for the operations and expansion of our business.

                             SELECTED FINANCIAL DATA

     The following selected financial data is qualified by reference to, and you should read it in conjunction with, our financial statements and related notes contained elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected financial data presented below is not necessarily indicative of our future results of operation or financial performance. We derived the selected financial information as of and for the years ended December 31, 1998 and 1999 from our audited financial statements appearing in this prospectus. We derived the information for the six months ended June 30, 1999 and 2000 and as of June 30, 2000 from our unaudited financial statements appearing elsewhere in this prospectus.





                                                                                          SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                    JUNE 30,
                                                -----------------------------       -------------------------------
                                                    1998              1999              1999               2000
                                                ------------      ------------      ------------      -------------
STATEMENT OF OPERATIONS DATA:
Revenues ...............................        $  6,096,048       $ 48,040,135       $ 13,032,288       $ 32,465,787

Expenses:
   Costs of goods sold .................           4,729,806         38,748,543         11,405,228         27,222,099
   Selling expenses ....................             610,033          3,680,316            907,096          2,292,855
   Administrative expenses .............           1,170,306          6,499,658          1,974,995          5,671,031
   Amortization of intangibles .........              67,473            805,705            229,688            788,380
                                                ------------       ------------       ------------       ------------
       Total expenses ..................           6,577,618         49,734,222         14,517,007         35,974,365
                                                ------------       ------------       ------------       ------------
Loss from operations ...................            (481,570)        (1,694,087)        (1,484,719)        (3,508,578)
                                                ------------       ------------       ------------       ------------

Other income (expense):
   Gain on Sale of Asset ...............                  --                 --                 --       $    935,000
   Interest revenue ....................              24,763             34,828                 --                 --
   Interest expense ....................             (98,066)          (878,863)          (282,977)          (924,272)

Income (loss) before income taxes ......            (544,873)        (2,538,122)        (1,767,696)        (3,497,850)
                                                ------------       ------------       ------------       ------------

Net income (loss) ......................            (544,873)        (2,538,122)        (1,623,296)        (3,497,850)

Net (loss) per common share:
Basic and diluted ......................       $       (0.09)      $       (0.19)      $      (0.16)     $      (0.22)

Weighted average shares outstanding:
Basic and diluted ......................           6,419,141         13,686,558         10,315,837         15,845,561

                                                                                                   AS OF
                                                    AS OF DECEMBER 31,                           JUNE 30,
                                          ----------------------------------------------       ------------
                                             1997              1998            1999                2000
                                          -----------      -----------      ------------       ------------
BALANCE SHEET DATA:
     Current assets...............        $  821,940       $ 5,536,386      $ 22,767,622       $ 22,154,893
     Working capital (deficit)....           184,734         5,916,173         3,763,245         (2,474,925)
     Total assets.................         2,066,780         9,940,977        53,535,258         60,045,378
     Current liabilities..........           637,206         4,024,804        19,004,378         24,629,818
     Long-term debt...............           518,400         1,640,690         9,769,501         10,137,886
     Stockholders' equity.........         2,066,780         4,275,483        24,761,380         25,277,674

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         For accounting purposes, the following information reflects our results of operations as the surviving corporation in the reverse acquisition described in Note 2 of our audited consolidated financial statements. Except as otherwise indicated, all amounts presented in this Management's Discussion and Analysis and elsewhere in this prospectus are presented in Canadian dollars, our functional currency.

         Where we reference EBITDA, EBITDA is defined as earnings before interest, taxes, depreciation, amortization and interest. EBITDA is a primary measure upon which we allocate resources to our operations, and the basis upon which we value acquisitions and determine the ultimate purchase prices of certain acquisitions. EBITDA is a non-GAAP measure of profitability and therefore is not presented in our external financial statements.

         We have completed several acquisitions. Accordingly, we have prepared a pro forma statement of operations for the year ended December 31, 1999 to reflect acquisitions that occurred during fiscal 1999. You should read the pro forma financial statements beginning on page F-39 in conjunction with "Results of Operations" and our audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The pro forma statement of operations for the year ended December 31, 1999 assumes that all significant acquisitions completed after December 31, 1998 occurred on January 1, 1999. Results of operations of acquired companies are included in our audited financial statements from the date of acquisition.

         Furthermore, on June 30, 2000 we sold assets of our Seafood Selections division. As described in the "Business" section elsewhere in this prospectus, the timing of the payment to us of the $935,595 purchase price for the contracts and intangible assets sold will depend on the purchaser's net paid invoices for products of the Seafood Selections business. If minimum payments of $50,000 in the first year following closing, $100,000 in the second year and $150,000 in the third year are not made, the purchaser must pay the balance within ten days after the end of the respective period. Any remaining portion of the $935,595 is due on June 30, 2004. In addition to the purchase of contracts and goodwill, the purchaser is required to purchase the Seafood Selections inventory by February 28, 2001. We estimate that the purchase price of the inventory will total approximately $1,600,000.

         Following discussions with the SEC staff, we have restated our December 31, 1998 balance sheet and statement of operations to reflect changes in the accounting treatment of exchangeable shares issued by IMSI in certain acquisitions. As a result of such accounting changes, we have restated amounts related to goodwill from acquired businesses and goodwill amortization charges. In addition, we have eliminated minority interests and any allocation of loss thereto.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999.

         Revenue. Revenue for the six months ended June 30, 2000 increased $19,433,499 or 149.1% to $32,465,787 from $13,032,288 during the same period in
1999. The growth in revenue can be attributed to our 1999 acquisitions:

         -        Tasty Selections in April 1999,
         -        D.C. Foods in May 1999,
         -        Ultimate in October 1999, and

         -        Huxtable's in November 1999.

In addition we began to realize revenues generated from our sales personnel developing new sales opportunities and expanding our customer base beyond those of the customer bases of companies we acquired. During the six months ended June 30, 2000, sales in TGF, Pasta Kitchens and Prime Foods were all higher than for the same period in 1999. Sales in D.C. Foods and Ultimate were also higher than historically. Sales in Seafood Selections were lower as we filled large initial stocking orders in this period in 1999 while 2000 sales were primarily regular order sales. During this period we eliminated certain products from our product group, including some fresh direct store delivery bakery products in Tasty Selections. Overall, Tasty Selection's sales remained relatively unchanged for the second quarter over the first quarter.

         Cost of Goods Sold/Gross Margin. Cost of goods sold for the six months ended June 30, 2000 increased to $27,222,099 up $15,816,871 or 138.7% from
$11,405,228 for the same period in 1999. As a percentage of revenue, cost of goods sold represented 83.8% of revenue for the six months ended June 30, 2000, compared to 87.5% for the same period in 1999. The change in absolute dollars is largely attributable to the 1999 acquisitions. The reduced cost as a percentage of revenue can be attributed in part to a more diverse group of products. We also continued to lower our cost of goods sold as a percentage of revenue due to efficiencies resulting from certain capital expenditures made in the last half of 1999 and the rationalization of certain lower margin product lines in our divisions, including certain fresh direct store delivery products in our bakery division.


         The sales cycle for some of our products typically reflects lower sales during the first two quarters resulting in partial underabsorbtion of some fixed overhead costs. Therefore, during this period margins are lower than the overall percentage for the year. Also, a larger percentage of our revenues during this period are related to the sales by D.C. Foods, which is characterized by larger sales volume and lower margin than the rest of our units.


         Selling Expenses. Selling expenses increased $1,385,759 to $2,292,855, or 7.1% or revenue, for the six months ended June 30, 2000 compared to $907,096, or 6.9% of revenue, for the same period in 1999. The increase for the six months ended June 30, 2000 is primarily attributable to the 1999 acquisitions. We increased selling expenses beyond those of the combined costs of the existing and acquired manufacturing units as a result of the corporate involvement in the promotion of each unit's products and our Selections line, and the introduction of our new products to the market. We began incurring costs in the execution of this sales and marketing strategy in the second quarter and early third quarter of 1999, therefore these costs were not incurred at the increased level until part way through and after the 1999 six month period.

         Administrative Expenses. Administrative expenses increased $3,696,036 to $5,671,031, or 17.5% of revenues, for the six months ended June 30, 2000 compared to $1,974,995, for the same period in 1999. The increase in absolute dollars is due largely to the 1999 acquisitions. In addition, we have continued to incur increased costs at the corporate level associated with building management infrastructure and information systems, corporate governance and reporting obligations, seeking out strategic acquisitions, investor relations and product marketing. We began incurring costs in the execution of our administrative strategy in the second quarter and early third quarter of 1999, therefore these cost levels fully were not reflected in the 1999 six month period. These costs include the establishment of corporate offices and the implementation of information, production and management integration strategies.

         Amortization of Goodwill and Other Intangibles. Amortization of intangibles increased to $788,380, or 2.4% of revenues, for six months ended June 30, 2000 compared to $229,688, or 1.8% of revenue, in the same period of 1999. The increase of $558,692 in the expense for intangibles amortization is a result of increased purchased goodwill on acquired businesses and continued increased expenditures on packaging and artwork in conjunction with the launch of products with new customers and the branding of existing products in accordance with our strategy to achieve better brand recognition through uniformity in the quality of product presentation. In addition, the value of the intangibles increased during the six month period ended June 30, 2000 due to the settlement and determination of certain acquisition earnout amounts in the first and second quarters of 2000.

         Loss from Operations. Our loss from operations increased $2,023,859 to $3,508,578, or 10.8% of revenues, for the six months ended June 30, 2000 over the loss of $1,484,719, or 11.4% of revenues, in the same period in 1999. The increase in the loss is primarily due to significant increases in product development, marketing, amortization of intangibles and new administrative costs incurred to execute our growth strategy.

         Financing Costs. Net interest expense increased $641,295 to $924,272 for the six months ended June 30, 2000 as compared to $282,977 for the same period in 1999. The increase is due primarily to the combined operating line financing for our units, including all of the acquisitions, and to interest charges with respect to long-term debt, including our convertible debt, capital lease obligations associated with new capital equipment acquired during 1999, and the loan obtained in June 2000. In addition, our operating line was higher during the six months ended June 30, 2000 as compared to the same period in 1999.


         Gain on Sale of Assets. We sold certain intangible assets, recipes, and trademarks of the Seafood Selections division. Under the terms agreement, we sold the recipes and trademarks for $935,585 payable over four years. In return the purchaser agreed to pay royalties on sales for a period of up to six years, subject to certain minimum payment amounts at rates of between 1% and 3% with the initial payments to be used to paydown any unpaid balance due at the end of the fourth year. All right and title to the recipes and trademarks transfer only upon payment in full of the purchase amount. In addition, the purchasers agreed to buy our Seafood Selections inventory up to February 28, 2001 at which time the purchasers agreed to pay for any inventory not previously purchased to that date.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

         Revenue. Revenue for the year ended December 31, 1999 increased $41,944,000 or 688% to $48,040,000 from $6,096,000 during the same period in
1998. We attribute the growth in revenue primarily to the acquisitions of the Pasta Kitchen business, TGF and Norbakco in late 1998, the acquisitions of Tasty Selections and D.C. Foods in April and May 1999 and the acquisitions of Ultimate and the Huxtable's foods business in October and November 1999. In addition, our Seafood Selections division, established in late 1998 and assets of which were sold in June 2000, commenced sales in March 1999. Our 1999 revenues were significantly skewed to the fourth quarter. Sales in the fourth quarter accounted for approximately 54% of our annual sales. Fourth quarter revenues were approximately $28,200,000, bolstered by the strong sales in TGF and Huxtable's in meeting the year 2000 celebration demands for hors d'oeuvres and holiday meals.

         Cost of Goods Sold/Gross Margin. Cost of goods sold for the year ended December 31, 1999 increased to $38,749,000, an increase of $34,019,000 or 719%
from $4,730,000 for the same period in 1998. Cost of goods sold represented 80.7% of revenue for 1999 compared to 77.5% for the same period in 1998. The change in absolute dollars is primarily a result of the previously mentioned acquisitions and the establishment of the Seafood Selections division. We attribute the increased cost as a percentage of revenue to the following:

         - a more diverse group of products and product mix. In 1998, the cost of sales were heavily skewed by the inclusion of TGF for the month of December, which is TGF's highest margin month. TGF accounted for $2,319,000 or 38% in sales for 1998 at a significantly higher margin than the other divisions comprising the business at the end of 1998;
         - an increase in depreciation expense, as we engaged in an aggressive capital expansion program in certain divisions in 1999 to increase efficiencies and capacities;
         - some product cost inefficiencies in Tasty Selections and certain other subsidiaries and divisions during the capital expansion period, including higher labor and raw material costs;
         - higher than expected outside storage and transportation costs incurred during 1999 to store and transfer inventory in both the anticipation of sales related to our penetration of the United States marketplace, and the build-up of inventory in TGF to meet sales demands for the millennium celebrations; and
         - the inclusion of D.C. Foods during 1999 impacts the cost of goods sold, as D.C. Foods is a high volume/low margin producer of value added battered meat and dairy products.

         Selling Expenses. Selling expenses increased $3,070,000 to $3,680,000, or 7.6% of revenue, for the year ended December 31, 1999, compared to $610,000 or 10.0% of revenue, for the same period in 1998. The increase in absolute dollars is primarily due to acquisitions in 1998 and 1999. In 1999, our selling expenses increased beyond those of the combined costs of the existing and acquired manufacturing divisions as a result of the corporate involvement in the promotion of each division's products and our Selections line, the introduction of new products to the market, and the establishment of a western corporate sales office in Calgary, Alberta.


         Administrative Expenses. Administrative expenses increased $5,329,000 to $6,499,000 or 13.5% of revenue for the year ended December 31, 1999 from $975,000 or 15.9% of revenue for the same period in 1998. The increase in absolute dollars is primarily due to the acquisitions in 1998 and 1999. In addition, we have continued to incur increased costs at the corporate level associated with building management infrastructure and information systems, corporate governance and reporting obligations, seeking out strategic acquisitions and investor relations. During the third quarter of 1999, we established offices in Calgary, Alberta and hired personnel in Maryland and California, which contributed to the increased cost as a percent of revenue.


         Amortization of Intangibles. Amortization of intangibles increased to $806,000 or 1.7% of revenue for the year ended December 31, 1999 compared to $67,000 or 1.1% of revenue for the same period in 1998. The growth of $739,000 in the expense for intangibles amortization is a result of increased purchased goodwill and intangibles associated with acquired businesses and the amortization of certain expenditures on packaging and artwork in conjunction with the launch of products with new customers and the branding of existing products in accordance with our strategy for better brand recognition through uniformity in the quality of product presentation.

         Loss from Operations. Our loss from operations increased $1,212,000 to $1,694,000 or 3.5% of revenue for the year ended December 31, 1999 over the same period in 1998. The increase in the loss is primarily due to significant increases in product development efforts and new administrative costs incurred to spur our growth. In addition, certain of our sales initiatives which we expected to result in sales in the second and third quarters of 1999 did not result in sales until late in the fourth quarter of 1999. The Seafood Selections division, which we subsequently sold in July 2000, incurred losses during the second and third quarter of 1999 as it continued its sales efforts aimed at producing sales in the fourth quarter. Overall, we showed positive earnings before interest, taxes, depreciation and amortization, or EBITDA in 1999. EBITDA consists of net loss before interest, income taxes, depreciation and amortization and financing expenses. It is a measure commonly used in the food products industry and is presented to assist in understanding our operating results. However, it is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles.

         Financing Costs. Net interest expense increased $771,000 to $844,000 for the year ended December 31, 1999 compared to $73,000 for the same period in 1998. The increase is due primarily to our acquisitions and to interest charges on long-term debt, including convertible debt and capital lease obligations associated with new capital equipment acquired during 1998 and 1999.

LIQUIDITY AND CAPITAL RESOURCES

         Our cash and cash equivalents increased from $4,165,370 at December 31, 1999 to $4,357,130 at June 30, 2000. Our working capital decreased from $184,734 at December 31, 1999 to a deficit of $2,474,925 at June 30, 2000. Of our cash and cash equivalents at June 30, 2000, $200,000 represents funds required to be maintained as security for certain of our long term debt, and $4,000,000 represents funds required to be maintained by us as part of our banking facility agreement with the Bank of Nova Scotia at the time. The latter funds are to be utilized to pay down the facility upon the completion of the legal documentation for our new credit facility with the Bank of Nova Scotia. Bank credit facilities utilized at June 30, 2000 totaled approximately $9,500,000, inclusive of the $4,000,000 pledged cash. Total credit facilities available at June 30, 2000 were $10,000,000.

         Historically, our business cycle involves a significant investment in working capital during the first six to nine months of the year in anticipation of our late third quarter and fourth quarter sales. We continued to build or maintain high levels of inventories in TGF, Prime Foods and Seafood Selections. Inventories are expected to decline in October for TGF consistent with its sales cycle, as sales increase for Prime. In addition, we have continued to incur increased product development and other costs associated with:

         -        building management, infrastructure and information systems,
         -        corporate governance and reporting obligations,
         -        seeking strategic acquisitions, and
         -        investor relations, and obtaining new sources of financing.

         The operations of D.C. Foods, Ultimate and Pasta Kitchens have had a positive cash flow from operations during the first six months of 2000 which funded their operations and contributed to the costs in IMSI.

         In addition to funds from operations, as described below, we obtained additional funds from the loans entered into with Southbridge Investment Partnership No. 1, First Ontario Labour Sponsored Investment Fund Ltd., and Bank of Montreal Capital Corporation to fund our working capital and capital expansion. The amount, net of transaction costs, received from the transaction was approximately $4,000,000.

         In August 2000, IMSI agreed to enter into new credit facilities with the Bank of Nova Scotia. The new credit facility, which will replace our existing facility with the Bank of Nova Scotia, consists of:

         - an operating line of up to $10,000,000. The operating line may be utilized by direct advances, bankers' acceptances or standby letters of credit. The direct advances bear interest at the Bank of Nova Scotia's prime rate plus -1/2% or the Bank of Nova Scotia's base rate plus -1/2%. The operating line is repayable on demand.

         - a revolving term facility to purchase equipment in the maximum amount of $3,500,000. The term facility may be utilized by term promissory notes with a maximum term of five years and bears interest at the Bank of Nova Scotia's prime rate plus 1 -1/4%. The term facility may be secured by leases or conditional sales contracts. IMSI must also maintain certain insurance coverage on the assets financed.

         - a non-revolving facility of up to $1,500,000. This credit may be utilized by term promissory notes with a term of five years and bearing interest at the Bank of Nova Scotia's prime rate plus 1 -1/2%. This facility may also be utilized by way of equipment leases bearing interest at the Bank of Nova Scotia's prime rate plus 1 -1/2% to finance up to 70% of the equipment value. This facility may be secured with leases or conditional sales contracts. IMSI must also maintain insurance coverage on the asset financed.

         As general security for all the credit facilities listed above, IMSI provided general assignments of all of the assets of IMSI, book debts and life insurance on the life of Michael Steele. We and each of Prime Foods, TGF, Tasty Selections, D.C. Foods, Huxtable's, and Ultimate have provided unlimited guarantees of the indebtedness of IMSI supported by general assignments of all of our and their assets. In addition, we provided to The Bank of Nova Scotia a postponement and assignment of any amount owing to it from time to time by IMSI.

         As of August 15, 2000, we utilized an aggregate of $9,712,000 of the operating line, $3,200,000 of the revolving term facility and none of the non-revolving facility.

         Southbridge Investment Partnership No. 1, First Ontario Labour Sponsored Investment Fund Ltd., and Bank of Montreal Capital Corporation - Loan. On June 5, 2000, we entered into a loan agreement with Southbridge Investment Partnership No. 1, First Ontario Labour Sponsored Investment Fund Ltd. and Bank of Montreal Capital Corporation as lenders pursuant to which IMSI borrowed $4,500,000. We are entitled to prepay this loan without penalty. Interest is payable monthly at a rate of 12% per annum. The interest rate on any unpaid portion increases to 24% per annum on September 1, 2000 and 36% per annum on December 1, 2000. The loan is subordinated to the Bank of Nova Scotia and other lenders having first charge on assets. The loan is secured by our assets and the assets of our subsidiaries. We received approximately $4,000,000 after deduction of fees and commissions. The loan matures on February 28, 2001.

         First Ontario Fund and Bank of Montreal Capital Corporation - Convertible Loan. On May 10, 1999, we entered into a loan agreement with First Ontario Fund, or First Ontario, and Bank of Montreal Capital Corporation, or BOMCC, for a $4 million financing. BOMCC funded $1.5 million of the loan and First Ontario funded $2.5 million. The financing was secured by general security granted by each of IMSI and us, a guarantee and general security agreement from each of IMSI's subsidiaries, a mortgage on 620 Colby Drive, Waterloo, Ontario, and the pledge of our common shares in IMSI. The loan matures on April 15, 2003. The interest rate on the loan is currently 13% per annum. The loan is convertible into securities of IMSI and the issuer and we issued the lenders warrants to purchase common stock, as described in the section entitled "Description of Securities."

      Business Development Bank of Canada - Mortgage. In November 1997, Prime Foods received a mortgage from the Business Development Bank of Canada, or BDC, in the amount of $550,000. The principal is repayable in monthly installments of $3,200. Interest is also payable monthly. Interest is calculated based on the BDC's floating base rate plus 1%. The mortgage matures on June 23, 2012. The loan is secured by a first charge on the land and building of Prime Foods, a general security agreement executed by Prime Foods, a guarantee executed by Michael Steele and Jim Quinchard, a guarantee for the full amount of the loan by IMSI and an assignment of shareholders' loans owed by Prime Foods to IMSI. As of June 30, 2000, $518,000 was outstanding on this mortgage.

      Business Development Bank of Canada - Equipment Loans. In May 1997, TGF received a loan of $660,000 from BDC. The principal is scheduled to be repaid in ten installments of $66,000. Interest is payable monthly at 1.25% above BDC's daily floating base rate. The loan is secured by a first charge on all personal property of TGF and guaranteed by Victor Fradkin, Larry Hoffman, Rhys Quin and Len Shiffman. The loan will mature on January 23, 2002. As of June 30, 2000, $264,000 was outstanding on this loan.

      In March 1998, TGF received an additional loan from BDC in the amount of $440,000. The principal is repaid in installments of increasing amounts. Interest is payable monthly at 0.75% above BDC's daily floating rate. The loan is secured by a charge on all personal property of TGF and guaranteed by Victor Fradkin, Rhys Quinn, Larry Hoffman and Len Shiffman. The loan will mature on January 23, 2003. As of June 30, 2000, $270,000 was outstanding on this loan.

      Royal Bank of Canada. In September 1996, 1005549 received a mortgage from Royal Bank of Canada, or RBC, with a note for $700,000. In June 2000, D.C. Foods and RBC entered into a renewal of this facility requiring monthly payments of $6,810. The note is due and payable on demand. The interest is RBC's prime rate plus 0.75%. As of June 30, 2000, $590,738 was outstanding on this mortgage.

      In addition, in September 1996, D.C. Foods received a loan of $200,000 from RBC. This loan was renewed in June 2000. It is repayable in monthly installments of $4,010 and matures on September 9, 2001. Interest is payable monthly at RBC's prime rate plus 1%. As of June 30, 2000 $54,160 was outstanding on this loan.

      In June 2000, D.C. Foods received from RBC a line of credit in the amount of $1,500,000. Interest is determined at rates applicable at the time of the advance. As of June 30, 2000, $955,921 was outstanding on this loan.

      As general security for the loans by RBC, $200,000 of cash security was granted to RBC, a mortgage on the real property located at 35 Northland Road, Waterloo, Ontario in the principal amount of $900,000, and a guarantee and postponement of claim in the principal amount of $500,000 was granted by IMSI to RBC.

      We will need, and are currently seeking, significant additional capital to fund our business strategy. Additional capital will be necessary to fund current operating losses and acquisitions we may seek to make, including our proposed acquisition of assets of Great American Barbecue Company. There can be no assurance that additional funding will be available to us when we need it or at all, nor can we assure you that the terms of any such fundings will be favorable. If we are unable to obtain such financing, we will be unable to pursue our acquisition strategy as vigorously as planned.

                                    BUSINESS

OVERVIEW

      International Menu Solutions Corporation is a holding company. Through our subsidiaries, we develop, produce and market a series of specialty food products for sale to large retail and specialty food chains and the food service industry. Our mission is to be a leading marketer and producer of home meal replacement, or HMR, products throughout North America. Our products are high quality, quickly prepared and cost-effective replacements to home cooked meals for time starved consumers. We target consumers who desire restaurant quality meals in the convenience of their homes. Our meals include single entree meals as well as complete meals consisting of all the necessary center-of-the-plate, starch and vegetable items in one package. We cross-merchandise these core products with other products, including hors d'oeuvres and specialty desserts. Our products are sold in supermarkets as both fresh and frozen entrees. The frozen products have a shelf life of six to eight months and the fresh products have a shelf life of approximately 21 days.

GROWTH STRATEGY

      Our strategy involves pursuing growth in the following areas:

      Acquisition of Businesses. We plan to continue to identify and seek to acquire businesses that have desirable products and customers in strategic geographic locations. This will allow us to:

      -     complement our existing product lines;

      -     capitalize on existing brand names and customer loyalty; and

      - take advantage of existing product distribution channels and production capacity.

      Cross-Branding Our Brand Name. We add our "Selections" brand name to the brand name of the companies we acquire. This allows us to create a national brand out of a consolidation of regional brands.

      International Line of Restaurant Quality Meals. Our meal components can be mixed and matched by consumers to create an international or ethnic line of restaurant quality complete meals.

      Product Development. We have the ability to manufacture products in accordance with a retailer's request. Therefore, we can create lines of food products for individuals and retailers to satisfy certain demands. We also seek to develop new products in response to consumer tastes and dining trends. We also seek to enhance the presentation, taste and packaging of our products and those products of businesses we acquire.

      Distribution Network. We acquire strategic distribution channels through acquisitions. We also seek relationships with retailers to ensure distribution of our products. We also distribute our products directly under our own name and indirectly to major club stores and retailers under co-packing agreements.

Company Background and Development

      We incorporated under the laws of the State of Nevada on June 24, 1997 as ANM Holdings Corporation. We are authorized to issue an aggregate 25,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 Class N shares, par value of $0.001 per share. The Class N shares are non-equity participating and are entitled to one vote per Class N share, voting together as one class with the common stock.

      Under prior management, our original mission was to offer quality clinical research facilities providing our customers with a cost effective and efficient method for conducting clinical research. The business became inactive after our predecessors were unable to achieve their business goals. Subsequently, we changed our business to its present focus on HMR products.

      As part of the new strategy, we changed our name to International Menu Solutions Corporation on July 15, 1998. On July 16, 1998 our subsidiary amalgamated pursuant to the Business Corporations Act (Ontario) with International Menu Solutions Inc., an Ontario corporation. The surviving company in the amalgamation was called International Menu Solutions Inc., or IMSI. As a result of the amalgamation the holders of the outstanding shares of common stock of pre-amalgamation, IMSI received 4,000,000 Class X shares of the post-amalgamation IMSI and 4,000,000 of our Class N voting, non-equity shares. In connection with the amalgamation, IMSI's management assumed our management.

      Our principal subsidiaries include:

      - Huxtable's Kitchens Inc., or Huxtable's, a corporation organized under the laws of the State of Delaware on October 29, 1999. Huxtable's produces and sells fresh and frozen entrees and complete meals; and

      - IMSI, a corporation incorporated under the laws of the Province of Ontario on September 26, 1997. IMSI is a holding company that does business through its subsidiaries discussed below

IMSI's subsidiaries include:

      - Transcontinental Gourmet Foods Inc., or TGF, a corporation incorporated under the laws of the Province of Ontario on January 27, 1983. TGF produces frozen hors d'oeuvres;

      - Tasty Selections Inc., or Tasty Selections, a corporation incorporated under the laws of the Province of Ontario on July 8, 1996. Tasty Selections was amalgamated, or merged, on September 30, 1999 with Norbakco, a corporation incorporated under the laws of the Province of Ontario on August 25, 1995. Tasty Selections manufactures muffin and cookie batters as well as baked cakes and danishes;

      - The Ultimate Cookie Co. Ltd./L'Ultime Biscuit Cie Inc., or Ultimate, a corporation incorporated under the laws of Canada on March 1, 1990. Ultimate produces high end frozen cookie doughs;

      - D.C. Food Processing Inc., or D.C. Foods, a corporation incorporated under the laws of the Province of Ontario on December 2, 1994. D.C. Foods merged with 1005549 on December 31, 1999. D.C. Foods manufactures breaded and battered meat and dairy products; and

      - Prime Foods Processing Inc., or Prime Foods, a corporation incorporated under the laws of the Province of Ontario on March 27, 1990. Prime Foods has two divisions: Pasta Kitchen and Seafood Selections. Prime Foods produces frozen entrees, bundled meals and stir fry kits. Prime Foods sold Seafood Selection's contracts and intangible assets to Seafood Selections Inc. on June 30, 2000 and is in the process of selling its inventory to the same entity.

The following chart sets forth our principal subsidiaries and operating companies.



                              [FLOW CHART OMITTED]



      We are a legal entity separate and distinct from our subsidiaries. Accordingly, our right and thus the right of our creditors and stockholders to participate in any distribution of the assets or earnings of any subsidiary, is subject to the claims of creditors of the subsidiary. To the extent that our claims as a creditor against our subsidiaries may be recognized, our claims may in certain circumstances be subordinate to claims of others. In addition, as a holding company, a principal source of our unconsolidated revenues and funds is dividends and other payments from our subsidiaries. IMSI currently requires the consent of the Bank of Nova Scotia and other lenders to pay cash dividends or to make other withdrawals or advances to individual shareholders, but is permitted to pay dividends and make advances to us.

ACQUISITIONS BY IMSI PRIOR TO THE AMALGAMATION

      Acquisition of Prime Foods. On November 5, 1997, IMSI acquired all of the outstanding shares of Prime Foods. IMSI paid cash consideration of $665,000, which included IMSI's purchase of certain promissory notes held by affiliates of the shareholders of Prime Foods and the purchase of property located at 620 Colby Drive, Waterloo, Ontario by Prime Foods.

ACQUISITIONS AFTER THE AMALGAMATION

      Acquisition of Pasta Kitchen. On October 9, 1998, Prime Foods acquired the business carried on by 1218951 Ontario Inc. under the trade name Pasta Kitchen. Prime Foods purchased all of the assets of Pasta Kitchen for a total of $640,000. We issued 55,042 shares of our common stock in August 2000 to satisfy the remaining portion of the purchase price.

      Acquisition of TGF and Norbakco. On November 30, 1998, we acquired all the outstanding shares of TGF and 59% of the shares of Norbakco, a sister corporation of TGF. We purchased such shares for a cash payment of $1,000,000 at closing and additional cash payments totaling $499,881 paid in December 1999 and January 2000. The balance of the purchase price was paid by the issuance of three classes of stock of IMSI:

      -     300,000 Class B shares,

      -     100,000 Class C shares, and

      -     59,000 Class D shares.

      The Class B shares are exchangeable for 2,258,718 shares of our common stock. We currently estimate that the Class C and Class D shares will be exchangeable for approximately 510,000 shares and 500,000 shares, respectively, of our common stock, based on the formulas described in "Description of Securities" elsewhere in this prospectus. We anticipate issuing 2,258,718 shares of our Class N shares, which are voting, non-equity shares, to holders of the Class B shares. Once we finalize the number of shares of common stock the Class C and Class D shares will convert into, we will also issue to each holder an equivalent number of our Class N Shares, which are voting, non-equity shares. Holders of Class B, Class C or Class D shares must surrender an equivalent number of Class N shares upon exchange of the Class B, Class C or Class D shares.

      On May 17, 1999, we acquired the remaining 41% equity interest in Norbakco. In payment, we issued 53,000 Class X shares of IMSI, an option to purchase for a nominal price 53,000 shares of our Class N shares, and the assumption of liability for certain shareholder loans made to Norbakco in the aggregate amount of $180,000. As long as the option for the Class N shares has not been exercised by the holders, one Class X share is exchangeable for one share of our common stock. Once the option holder exercises the Class X shares an equivalent number of Class N shares must be surrendered for one share of our common stock.

      Acquisition of Tasty Selection. On April 15, 1999, we purchased all of the issued and outstanding shares of Tasty Selections, a manufacturer of muffin and cookie batters. We acquired Tasty Selections for cash consideration of $1,000,000, 442,750 Class X shares of IMSI and 442,750 of our Class N shares. On September 30, 1999, Tasty Selections was amalgamated with Norbakco. At the time of the purchase we, along with IMSI and Tasty Selections, entered into a non-competition and confidentiality agreement with Allan Greenspoon, the president of Tasty Selections, to protect the goodwill of Tasty Selections. In consideration of Mr. Greenspoon's covenants, we and IMSI agreed to issue to Mr. Greenspoon a number of shares of our common stock determined, at the election of Mr. Greenspoon, within 30 days of receiving notice of the completion of our audited financial statements for the year ended December 31, 2001, based on either:

      - 4 times EBITDA for IMSI's Canadian bakery operations for the year ended December 31, 2001, less $2,160,000; or

      - 3 times EBITDA for IMSI's Canadian bakery operations for the year ended December 31, 2002, less $2,160,000.

In either case, the number of shares is determined by dividing such figure by the weighted average closing price for the shares of our common stock for the twenty trading days prior to the last day of the year selected.

      In the event of Mr. Greenspoon's death or permanent disability or if his employment is terminated for cause prior to December 31, 2001, then the number of shares issued shall be determined based on the twelve-month period prior to such event rather than a year selected by Mr. Greenspoon.

      Acquisition of D.C. Foods. On May 10, 1999, we purchased all of the issued and outstanding shares of 1005549, the parent company of D.C. Foods. D.C. Foods is a manufacturer of value-added breaded and battered meat and dairy products. In December 1999, D.C. Foods and 1005549 were amalgamated with the continuing company being D.C. Foods. The purchase price consisted of the following components:

      -     $6,345,000;

      - an amount equal to the greater of adjusted EBITDA of D.C. Foods (as defined in the share purchase agreement) for the period December 7, 1998 to December 31, 1999 and zero; and

      - an amount equal to the greater of four times adjusted EBITDA for the one year period ending March 31, 2002 or December 31, 2002, minus the sum of

            -     $6,000,000, and

            - an amount equal to the greater of adjusted EBITDA of D.C. Foods for the period December 7, 1998 to December 31, 1999 and zero, and

            -     zero.

      The first component of the purchase price was satisfied as follows:

      -     $4,000,000 in cash;

      - $500,000 through the issuance of 190,476 Class X shares of IMSI and an equal number of Class N shares; and

      - $1,845,000 by the issuance of 702,857 Class X shares of IMSI and an equal number of Class N shares.

      We satisfied the second component of the purchase price by the issuance of 250,000 Class E Series 1 shares and 250,000 Class E Series 2 shares. We satisfied the last component of the purchase price by the issuance of 250,000 Class E Series 3 shares and 250,000 Class E Series 4 shares of IMSI.

      The Class E Series 1 and Class E Series 2 shareholders are entitled to approximately 420,000 shares of our common stock based on the performance of the division from December 7, 1998 to December 31, 1999. The shareholders of the Class E Series 1 and 2 shares are entitled to purchase, for nominal consideration, approximately 420,000 of our Class N shares. In the event that the shareholders acquire the Class N shares, then upon the exchange of the Class E Series 1 or 2 shares by the shareholder, the corresponding number of Class N shares shall be surrendered by the shareholder. The Class E Series 3 and Series 4 shareholders will be entitled to exchange such securities for shares of common stock determined based upon the performance of the division in future periods ending in 2002 as described under the caption "Description of Securities" elsewhere in this prospectus.

      The shareholders of 1005549 were granted a put option with respect to the 250,000 Class E Series 1 shares and 250,000 Class E Series 2 shares that were issued in connection with this acquisition. This put option is exercisable as of the date the adjusted EBITDA of D.C. Foods is determined. All of the shareholders must exercise the put option concurrently. The put option requires us, upon exercise, to purchase the Class E Series 1 and Series 2 shares for an amount equal to the adjusted EBITDA of D.C. Foods.

      Acquisition of Ultimate. On October 18, 1999, we purchased all of the issued and outstanding shares of Ultimate, a Montreal-based bakery, for a purchase price equal to:

      -     payment of $208,278 in cash;

      -     $250,000 Class E Series 5 shares of IMSI; and

      -     $250,000 Class E Series 6 shares of IMSI.

      The Class E Series 5 shareholders will be entitled to exchange such securities for 479,069 shares of common stock based upon the performance of Ultimate in the period ended April 30, 2000. The Class E Series 6 shareholders will be entitled to exchange such securities for common stock based upon the performance of Ultimate in 2002 The Class E Series 5 and Series 6 shareholders are entitled to an equivalent number of Class N shares, which will be surrendered at the time of conversion of the Class E Series 5 and Series 6 shares.

      Acquisition of Assets of Huxtable's Foods, L.L.C. On November 12, 1999, our wholly-owned subsidiary, Huxtable's, purchased substantially all of the operating assets, including the brand name "Huxtable's Kitchen," of Huxtable's Foods, L.L.C., or Huxtable's LLC, located in Vernon, California. Huxtable's LLC provided a wide range of fresh and frozen entrees in the Southern California market. The purchase price paid for such assets equals the sum of the following:

      -     US$3,080,000 in cash, plus

      -     earn-out payments, determined as follows:

            - an amount, referred to as the Stub Payment, not to exceed four times 1999 adjusted EBITDA for Huxtable's, which multiple shall be selected by Huxtable's LLC;

            - an amount, referred to as the First Year Payment, equal to the 2000 adjusted EBITDA; and

            -     a final payment described below.

                  Huxtable's LLC has the right to elect to have the final payment based upon the 2001 adjusted EBITDA or the 2002 adjusted EBITDA. In the event that Huxtable's LLC elects to have the final payment based upon the 2001 adjusted EBITDA, then Huxtable's LLC shall receive the following:

                  -     five times the 2001 adjusted EBITDA; less

                  - the Stub Payment to the extent that such deduction would not reduce the 2001 Final Payment below US$7,500,000; less

                  -     the First Year Payment.

      In the event that Huxtable's LLC elects to have the final payment based upon the 2002 adjusted EBITDA, then Huxtable's LLC shall receive instead an amount equal to the following:

            - the 2001 adjusted EBITDA, referred to as the Second Year Payment, to be paid after being determined; plus

            -     five times the 2002 adjusted EBITDA; less

            - the Stub Payment to the extent that the such deduction would not reduce the amount equal to five times the 2002 adjusted EBITDA, below US$7,500,000; less

            -     the First Year Payment, plus the Second Year Payment.

      In the event that the aggregate purchase price amount paid to Huxtable's LLC is less than 80% of the gross margin in the final payment year, plus two times the adjusted EBITDA for the final payment year, then we shall pay to Huxtable's LLC an the amount equal to the difference.

      The term "adjusted EBITDA" means the consolidated earnings before interest, income taxes, depreciation, amortization, and scientific research tax credits for Huxtable's LLC, as calculated, in accordance with GAAP consistently applied and past practice and based upon financial information taken from audited financial statements of Huxtable's LLC. For the purpose of the adjusted EBITDA calculations, we excluded certain items relating to the acquisition of Huxtable's LLC.

      We paid the initial cash portion of the purchase price through:

      -     a cash payment of US$2,880,000; and

      - a cash payment of US$200,000 paid into escrow pending the adjustment of certain expenses during the period November 1, 1999 to November 12, 1999 and to provide for the payment of one-half of the California sales taxes eligible upon purchase of the assets.


      The escrow funds were released to us following completion of the analysis with sufficient funds withheld to cover sales taxes and other agreed upon charges.

      We will pay the remainder of the purchase price in either cash or shares of our common stock based upon the terms and conditions of the asset purchase agreement.

      We issued 956,178 shares of common stock in satisfaction of the Stub Payment. We currently estimate that we will issue approximately 550,000 shares as the First Year Payment.

     Proposed Acquisition of Assets of Great American Barbecue Company of St. Louis Missouri. On July 14, 2000 we entered into an Agreement and Plan of Reorganization with Great American Barbecue Company, or GABC, a Missouri corporation. GABC owns a 55,000 square foot food processing facility in Weimar, Texas and produces smoked or barbecue meat products. The Agreement and Plan of Reorganization sets forth the proposed terms of our acquisition of substantially all of GABC's assets. The closing of this transaction is subject to our senior lenders approving the transaction, our obtaining at least US$1 million of additional financing and our board of directors approving the transaction, among other conditions. As of August 31, 2000 such conditions have not been fully satisfied and we are unable to determine the probability of satisfying such conditions. Under the agreement, the purchase price would consist of the following components:

      -     1.5 million shares of our common stock;

      -     the assumption of certain liabilities of GABC; and

      - an earnout, equal to five times EBITDA for the first full twelve months following closing, less US$1,700,000.

The earnout would be paid in our common stock valued at the average closing price during the tenth to twelve full months following closing, but in no event less than US$2.00 or greater than US$5.00 per share.

      Following the closing, GABC would dissolve and the remaining assets of GABC along with the right to receive our common stock would be distributed to the shareholders of GABC. We would grant piggyback registration rights with respect to the common stock we issue.

     Under the terms of the agreement, GABC may terminate the agreement after July 29, 2000 if certain conditions are not satisfied by us. Although we failed to fully satisfy these conditions, we continue to negotiate with GABC.

DISPOSITION OF ASSETS OF SEAFOOD SELECTIONS DIVISION

      Seafood Selections was established as a division of Prime Foods in October 1998. We sold certain assets of this division, including purchase orders, recipes and goodwill, to a newly incorporated company called Seafood Selections Inc. on June 30, 2000. The purchase price was $935,595 payable in monthly payments equal to:

      - 3% of net paid invoices of sales of existing "Seafood Selections" labeled products;

      - 2% of net paid invoices of sales of existing Seafood Selections products sold on a private label basis; and

      - 1% of net paid invoices of sales of new Seafood Selections labeled products developed by the purchaser.

      If minimum payments of $50,000 in the first year following closing, $100,000 in the second year and $150,000 in the third year are not made, the purchaser must pay the balance within ten days after the end of the respective period. Any remaining portion of the $935,595 is due on June 30, 2004.

      Upon payment in full of the purchase price, we will transfer the recipes for our Seafood Selections products and intellectual property rights to the purchaser.

      In addition to the purchase of contracts and goodwill, the purchaser is purchasing the Seafood Selections inventory by February 28, 2001. We estimate that the purchase price of the inventory will be approximately $1,600,000.

PRINCIPAL PRODUCTS AND SERVICES

      The products we offer include restaurant quality meals and meal components as well as food service-related products. Many of our products are the types of meals found on restaurant menus. We identify food service and restaurant eating trends and develop these foods into a retail format. We sell our products in supermarkets, and to the food service industry as fresh and frozen entrees. The frozen products have a shelf life of six to eight months and the fresh products have a shelf life of approximately 21 days. The frozen meals are displayed in freezers located in the HMR areas of supermarkets. The fresh meals are available in open self-serve refrigeration units in the delicatessen section of supermarkets as both self-serve items and through over the counter deli hot plate programs.

      We believe that the market for HMR products is rapidly expanding. Historically, consumers have for some time purchased "ready to heat and eat" food items. Our marketing strategy is to enhance the presentation, taste and packaging of component items that comprise an HMR. In addition, these meal components can be mixed and matched by consumers to create an international or ethnic line of restaurant quality complete meals. A complete meal provides all of the necessary starch, vegetable and center-of-the-plate items in one package. We then cross-merchandise these products with our other products, including hors d'oeuvres and specialty desserts.

PRODUCT DEVELOPMENT STRATEGY

      Our products are developed in response to consumer demand and according to our own nutrition and preparation specifications. Often, retail clients will request that we manufacture products tailored to certain specifications demanded by the consumer. For example, we work with certain retailers' design teams to create lines of food products to be sold under either our label or the retailer's label. Otherwise, our meals are manufactured and sold directly to retailers or organizations selling directly to retailers.

      Our complete meal products are developed in component parts that, when packaged together, form a complete "meal solution." A meal solution program is developed for each retailer client. We sell approximately one-half of our products under the retailers' private labels through a sub-branding approach or to retailers with known brand names through a co-branding approach. We believe that co-branding our products with known brands will create brand awareness of our products since our name appears on the label of the known brand. We have manufactured our products under major private labels belonging to supermarkets, club stores, big boxed meat stores, convenience store chains and non-traditional food retailers.

      We offer three primary branding programs to retailers depending on the size, strategic direction, and needs of the retailer:

      - Retailer Branding - The retailer owns the brand and we provide co-packing services.

      - Co-Branding - We use the retailer's name brands or locally recognizable brands in conjunction with our own brand or label.

      - Control Branding - We provide complete meal solution programs under our brand to small retailers who do not have the expertise or market share to own their own brand.

      We may also sell directly to the retailer under our label in accordance with the retailer's needs without reference to a branding program.

      Our long-term product development objective is to respond to popular culinary trends. Our meals are under various local and international theme canopies and from restaurant menus. We currently focus on the following food service themes:

      -     Grill/American Grille

      -     Trattoria

      -     Mediterranean Taverna

      -     Bistro/New American Bistro

      -     Southwestern Cantina

      -     Asian Cafe

PRODUCT MARKETING STRATEGY

      We market a variety of brands of meals and meal components through our wholly owned subsidiaries. These brands include:

      -     Royal Selection - A line of frozen meal entrees.

      -     International Selection - A line of frozen meal entrees.

      -     Pasta Kitchen - a line of pasta-based heat and serve meals.

      - Thornhill Bakery, Meli's Bakery, and Margie's Sweets - A line of fresh and frozen desserts.

      -     Jonathan T's and TGF - A line of frozen hors d'oeuvres.

      - Huxtable's Kitchen - A line of fresh and frozen entrees and complete meals.

      -     The Ultimate Cookie - A line of frozen cookie dough.

      In addition to the brands referred to above, we are marketing internationally labeled food categories known as the "Selections" line. Our strategy is to generate a series of international and ethnic-based meal solutions that will be sold by retail clients directly or under a branding program. We also re-brand or cross-brand products acquired on acquisitions of new divisions or change or merge acquired brands to add the "Selections" name, such as Jonathan T. Selections or Fresh Selections. As a result, we anticipate that retailers will be able to choose various menu components which parallel restaurant menus.

      We utilize our own direct sales force to target customers, supermarkets, specialty gourmet stores and club stores. Our sales representatives convey to new and existing customers our belief that we offer competitively priced, nutritious, restaurant quality meals because we control product development and production. Through the efforts of our sales representatives, we seek to maintain a broad base of customers in order to minimize the possibility of one major customer dictating non-competitive terms. In certain cases we may utilize brokers to provide selling and merchandising services.

      Our long-term marketing objective is to reach retail consumers in several areas of the supermarkets and stores that carry our products, particularly in the delicatessen and frozen food sections.

PRODUCT DISTRIBUTION STRATEGY

      We distribute our products in various ways to our customers. We distribute our products directly to major retailers through either our own delivery vehicles or third party vehicles. We also distribute the products directly to major club stores under our own label. We distribute our products indirectly to major club stores and retailers under co-packing agreements or to various distributors under our own label.

DEPENDENCE ON MAJOR CUSTOMERS

      Currently our largest customer is Price Costco. Sales in Canada and the United States for the year-ended December 31, 1999 to this customer were $6,700,000, which represented 13.7% of our sales. We believe we have a good relationship with Price Costco and anticipate that we will expand our business with this customer; however, we have no long-term commitments with this company. The loss of Price Costco as a customer could have a material adverse effect on our revenues and financial position.

STRATEGIC RELATIONSHIPS

      In November 1999, we entered into a manufacturing and supply agreement with Otter Valley Foods Inc. for Otter Valley to provide additional production capacity to support us. This agreement is for three years and automatically renews from year to year unless terminated in writing by either party with 60 days prior notice to the end of the current term.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS

      The raw materials required to manufacture our meals are commodities such as meat, seafood, vegetables, flour, cheese and sugar, which are readily available in the marketplace. We have no major principal suppliers. Furthermore, we believe that the markets for these commodities are currently stable and no change in their supply is imminent.

COMPETITION

      The specialty food industry is highly competitive. Our products compete with traditional supermarket HMRs, such as frozen dinners, gourmet deli counters and with food service operators including restaurants, fast food outlets and large food processors. Many of our competitors have far greater financial, operational and marketing resources than we do. Furthermore, the specialty food industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products which may be similar or superior to our products. Accordingly, we cannot assure you that we will be able to compete successfully or that our competitors will not develop products that render our products less marketable.

      Our products compete primarily in the fresh and frozen specialty food industry. The principal competitive factors include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods and advertising. We believe that few of our competitors in the specialty food industry manufacture the wide range of entrees or bundled meal components in the unique restaurant style themes that we offer. We penetrate this market and expand our market share by producing unique culinary entrees, bundled meals and meal kits at competitive prices. We believe that our flexibility and innovation in developing products and implementing new methods of marketing and distributing our product will permit us to compete effectively with our competitors. In addition, when we acquire new businesses, we leverage off of existing brands and brand equity and cross brand these brands with the "Selections" name to build national brand presence. Our larger competitors who seek to develop brands from inception typically develop a national strategy, which requires significantly more planning and coordination across diverse geographic and cultural regions. We can quickly develop regionally specific strategies as we minimize the necessity for larger cross-geographic and cultural considerations and specifically address the taste, price and buying habits of these smaller regions.

      Our direct competitors include Stouffers, Kraft Foods and Maple Leaf Foods. Several of these well-known brands have recently introduced lines of component meals. However, we believe we will remain competitive in this industry because of the depth and breadth of our product lines, our ability to develop customer driven programs and our ability to adapt to rapidly changing culinary trends.

      We also believe that ownership of our manufacturing facilities provides us with an advantage over many of our competitors. Many private label marketers and food brokers provide primarily co-packed entrees to their customers and do not own manufacturing facilities. Management believes that ownership of manufacturing facilities allows us to maintain high quality control while maintaining affordable product prices, and to respond quickly to the changing needs of our customers. Our component approach to meal assembly allows us to develop and introduce new products in as little as four to six months because we can combine meal components developed through our research to meet our customers' needs.

      We may have difficulty competing with large brand name manufacturers for retail shelf space. Retailers, particularly supermarkets, command high prices to display products on strategically located shelves. However, we have obtained and secured strategically located shelves at a lower cost by using private labels or co-branding our products to access retailer space. In addition, by acquiring existing brands through the acquisition of businesses, we can leverage off of the acquired businesses' existing relationships with retailers to add new or redesigned products and avoid slotting fees that we might otherwise have to pay if we were to introduce the same products without such relationships.

      We believe that our capability to offer products that are fresh, nutritious, economical and aesthetically appealing to the consumer makes us a viable competitor in the HMR industry. Our products will be differentiated from those of our competitors on the basis of taste, appearance and quality at competitive price points.

PATENTS AND TRADEMARKS

      We own the following registered trademarks and service marks in Canada and the United States:

      CANADA                              UNITED STATES
      ------                              -------------
   Poppa Jimis(R)                         Huxtable's Kitchen(R)
   Poppa Jimis Deli & Design(R)
   Royal Selections & Design(R)
   Pasta Kitchen(R)
   Jonathan T(R)
   Lite 'N Tasty(R)
   Tasty Gourmet Brand(R)

      We currently have several trademark applications pending in Canada. We will apply for United States and International trademarks in connection with certain products when deemed appropriate. In addition, we use several other trade names for our products and services, many of which we believe are common law trademarks. We will review additional trade names for which we will seek formal trademark registration at a later date. We also keep confidential various recipes, formulation specifications and production specifications.

GOVERNMENTAL REGULATION

      The production, distribution and sale of our products are subject to various federal, provincial state and local laws promulgated in the United States and Canada.

United States

      In the United States the entity setting standards is the United States Food and Drug Administration, or FDA, which sets standards on health and safety issues and labeling. The inspection of meat and poultry plants is carried out by the United States Food Safety and Inspection Service, or FSIS. FSIS requires that all federally inspected meat and poultry plants producing in the United States or importing into the United States adopt Hazard Analysis and Critical Control Points program, or HACCP, to ensure that they have controls in place to prevent and reduce the significant food safety hazards that may arise.

      The HACCP approach is a system of process controls that is widely recognized by scientific authorities and international organizations and is used extensively in the food industry to produce products in compliance with health and safety requirements. Under HACCP, plants identify critical control points during their processes where hazards such as microbial contamination can occur, establish controls to prevent or reduce those hazards, and maintain records documenting that the controls are working as intended. Implementation of the HACCP certification is mandatory for all federally registered establishments in Canada exporting to the United States. The deadline for being HACCP certified or in the process of being so certified was January 25, 2000.

      Prime Foods and Huxtable's are currently HACCP certified, while D.C. Foods is currently in the process of being certified.

      We are subject to regulation by federal, state and local governmental laws in the United States. These include: the Environmental Protection Act or EPA; the Occupational Safety and Health Act or OSHA; the Federal Food, Drug and Cosmetic Act; United States Department of Agriculture and state and local building codes. In particular, in the United States, state labor laws and OSHA regulate the working conditions in our plants. EPA as well as state and municipal legislation and bylaws govern all aspects of hazardous products, discharge and other environmental issues. In addition, our operations are subject to a variety of other federal, state and local laws such as labor, insurance, transportation and wage regulations. Compliance with all such regulations may be time-consuming and expensive. To our knowledge, we comply with state and federal laws necessary to distribute food products in the United States.

Canada

      We are subject to regulation by federal, provincial and local governmental laws in Canada. These include: Canada Agricultural Products Act, Consumer Packaging and Labelling Act, Fish Inspection Act, and the Food and Drug Act. In addition, we are subject to other federal, provincial and local labor, transport and environmental regulations.

      In Canada, the Canadian Food Inspection Agency, or CFIA, ensures that food processing plants meet numerous health and safety standards, as well as other commercial standards such as approved labeling. CFIA must approve all processed food and food processing facilities. All plants processing meat, poultry, fish and seafood are regulated and monitored by government inspectors. Plants producing meat and poultry items must be federally registered establishments having their own inspection legend. Seafood inspection is covered under the Quality Management Program, or QMP, which is an enhanced inspection program that requires registered fish processing plants to develop and implement an in-plant quality management program. The program provides added assurance that fish products produced in

Canada comply with regulatory requirements. The program enables the fish processing industry to monitor its own compliance with regulations and to identify and quickly deal with processing problems or issues. Meat, poultry and seafood inspectors frequently visit as often as daily to monitor systems, ingredients, processes and production. All of the inspectors have the authority to close down a production facility if the plant does not meet established manufacturing requirements.

      Government regulation requires that correct ingredients and nutritional information be clearly stated on the package for retail fresh or frozen food. An accredited laboratory using calibrated analyzing equipment must also do nutritional analysis. CFIA may, at any time, independently monitor and test ingredients to ensure that all values listed on the packages are accurate and correct.

      We are also subject to laws and regulations which impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid wastes. The provincial Department or Labour and Worker's Compensation Boards play an active role in monitoring health and safety in the workplace. The Department of Environment, as well as various provinces, regulate environmental matters applicable to us. We cannot predict with any certainty our future capital expenditure requirements for environmental compliance because of constantly changing standards and technology. In addition, we may incur liabilities in the future to regulatory agencies or private individuals for alleged environmental damage associated with waste disposal or waste material handling practices in the operation of our business. We believe that our current environmental insurance coverage is adequate.

      We cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. Government regulations may, in certain circumstances, affect our ability, as well as others in the industry, to develop and market new products. However, we do not presently believe that existing applicable legislative and administrative rules and regulations will have a significant impact on operations.

EMPLOYEES AND LABOR CONTRACTS


      As at August 15, 2000 we had approximately 510 employees, of which approximately 475 were full-time employees. We believe relations with employees are good.


PROPERTIES

      Our headquarters is located at 350 Creditstone Road, Suite 202, Concord, Ontario. The lease for this 5,110 square feet space commenced March 1, 1999 and terminates in February 2002. We have an option to renew for one additional term of three years. In March 2000, we leased an additional 4,614 square feet at 350 Creditstone Road. The lease on this additional space also terminates in February 2002. We have a right to renew this lease for one additional three year term.

      Prime Foods. Prime Foods' 15,000 square foot frozen food facility is located at 620 Colby Drive, Waterloo, Ontario. Prime Foods owns the property. In December 1997, Prime Foods began to operate this facility to produce frozen entrees, bundled meals and stir fry kits for the HMR market in the United States and Canada.

      Pasta Kitchen. Pasta Kitchen's fresh commissary-style kitchen is a 10,000 square foot facility located at 26 Milford Avenue, Toronto, Ontario. This lease expired in May 2000 and Pasta Kitchen is currently on a month to month lease. In January 2000 Pasta Kitchen, with Tasty Selections, leased additional production facilities at 350 Creditstone Road. The lease on the new 22,550 square feet facility will expire in February 2005.

      TGF. TGF's 39,000 square foot facility is located at 610 Oster Lane, Concord, Ontario. The lease expires in December 2002. We have an option to renew for one additional five year term.

      Tasty Selections. Tasty Selections' 34,000 square foot facility is located at 350 Creditstone Road, Unit D, Concord, Ontario. The lease expires in February 2005. Tasty Selections has an option to renew the lease for two additional five year terms. Tasty Selections leased an additional 9,106 square feet and 22,550 square feet located at 350 Creditstone Road in June 1999 and January 2000, respectively. Both of these leases also expire in February 2005. The lease on the 22,550 square feet facility has an option to renew for two additional five year terms.

      D.C. Foods. D.C. Foods' 25,500 square foot facility is located at 35 Northland Road, Waterloo, Ontario. The facility contains approximately 20,500 square feet of production space and 5,000 square feet of office space. The building was acquired by us in the 1005549 acquisition.

      Huxtable's. Huxtable's 54,000 square foot facility is located at 2100 East 49th Street, Vernon, California. The lease expires in October 2004.

LEGAL PROCEEDINGS

      We and our subsidiaries experience routine litigation in the normal conduct of our business. We do not believe that any such pending litigation will have, individually or in the aggregate, a material adverse effect on our business or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      Our directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. Our officers are appointed annually by the board of directors and serve at the pleasure of the board. There are no family relationships between any of our officers or directors or those of our subsidiaries.

      Our directors and executive officers are as follows:

NAME                    AGE             POSITIONS AND OFFICES
---------------------  ----     ---------------------------------------
Michael Steele          41      President and Chief Executive
                                Officer, Director
G.E. Creber             68      Secretary, Treasurer and Director
Len Shiffman            41      Director
Mark Preston            39      Vice President, Corporate Controller
Chris Hamm              36      Vice President - Finance and
                                 Administration
Alan Fleury             43      General Manager

      Michael Steele has served as our President and as a director since July 16, 1998. He also served as our Secretary from July 16, 1998 to December 2, 1998. He also holds the positions of director and executive officer with IMSI, Prime Foods, D.C. Foods, Tasty, International USA and TGF. Prior to joining us, from 1993 to 1995, Mr. Steele served as an officer of Thermco Canada, an environmental technology company with offices in Canada, Europe and the United States, which he founded. In late 1994, Thermco Canada was purchased by Halozone Technologies, a publicly traded environmental corporation. From 1995 to 1997, Mr. Steele served as Senior Vice President of Cott Corporation, a private food label. In late 1997, he left the Cott Corporation and founded IMSI.

      G.E. Creber has served as a director and as our Secretary since December 2, 1998. He was also appointed as our Treasurer as of July 25, 2000. Mr. Creber also serves as a director of IMSI and as a director and officer of other reporting companies. He is the President and Chief Executive Officer of International Pursuit Corporation, director and Secretary of World Point Terminals Inc. and director of CML Industries Ltd. Mr. Creber is also a partner at Fogler, Rubinoff, Barristers and Solicitors. He has held these positions since 1994.

      Len Shiffman has served as our director since December 1, 1998. He also serves as a director of IMSI. Mr. Shiffman is currently President of Lauderdale Capital Inc., a private investment, capital venture company. From 1985 to 1996, Mr. Shiffman served as Vice President in the Real Estate Corporate Finance Department of Citibank Canada.

      Mark Preston has been our Vice President, Corporate Controller since March 1999. From August 1996 to March 1999, prior to joining us, he served as Controller at Normerica Building Systems Inc. From November 1993 to May 1996 he served as Controller/Operations Manager at Halozone Technologies. Mr. Preston has also several years experience in financial/business consulting. Mr. Preston holds a BA, MAcc, and CA.

      Chris Hamm has been our Vice President, Finance and Administration since May 2000 and is responsible for all operational finance and administrative functions. Mr. Hamm was Vice President, Finance for North American Baking, Inc., a leading private label cracker manufacturing company from July 1997 to May 2000. He also held several senior positions at Beatrice Foods from July 1995 to June 1997, including cost accountant, plant manager and bakery manager. Mr. Hamm is a Certified General Accountant.

      Alan Fleury has been our General Manager since January 2000. He has extensive experience in capital financing, acquisition assessment and reengineering of food industry companies. Mr. Fleury possesses over twenty years of food industry experience encompassing both retail and manufacturing operations. From March 1995 to January 2000, Mr. Fleury was a partner in CR Capital Corporation, an investment organization specializing in acquisitions and mergers. Mr. Fleury was responsible for the total financing and management of various specialty food industry companies. Successful operating initiatives included Beatrice Foods, North American Baking, and Upper Crust Productions. Mr. Fleury also held senior management roles with Canada Bread (Dough Delight) from March 1993 to March 1995 and Oshawa Foods from January 1991 to March 1993. He holds a BA in Economics from UMO and an M.B.A. in General Management from LSSU in Michigan.

SIGNIFICANT EMPLOYEES OF OUR SUBSIDIARIES

      Victor Fradkin has served as President of TGF since 1983. After founding TGF, he developed manufacturing practices to mass-produce fillo dough and fillo hors d'oeuvres, which has allowed TGF to grow into a major producer of these specialty products in Canada.

      Allan Greenspoon has served as President of Tasty Selections since 1996. Since October 18, 1999, he has also served as President and director of Ultimate. From 1987 to 1995, prior to joining Tasty Selections, Mr. Greenspoon served as President of Circlet Foods, Inc. Mr. Greenspoon has 19 years of experience in the food processing industry.

      Donald Kilimnik has served as President of D.C. Foods since 1991. From 1987 to 1991, prior to co-founding D.C. Foods, from 1987 to 1991, he served as General Manager for Stillmeadow Farm in Elora, Ontario. Mr. Kilimnik has over 15 years of experience in the food processing industry.

         Robert Curik has served as Vice President of D.C. Foods since 1991. From 1989 to 1991, prior to co-founding D.C. Foods, he served as Operations Manager at Stillmeadow Farms in Elora, Ontario. Mr. Curik has nearly 20 years of experience in the food processing industry.

         Michael Eskenazi has served as Founder and President of Ultimate since 1991. From 1985 to 1999 he was President and Founder of F&N Cookie Ltd. Mr. Eskenazi has approximately 15 years of experience.

         Cliff Marquart has served as Chief Executive Officer of Huxtable's L.L.C. from 1996 to November 1999 and has served as president of Huxtable's from November 1999. He has extensive experience in grocery brand marketing and development, including at Stokely, Bongrain's Fluere d'Lait Foods Company, and Morning Star Group.

EXECUTIVE COMPENSATION

         The following tables set forth the compensation paid by us during the years ended December 31, 1999, 1998 and 1997 for Michael Steele, our President. No other executive officer received a total annual salary and bonus in excess of US$100,000 during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                                 -------------------------------------------------    ----------------------------------------------
                                                                                      SECURITIES
NAME                                                              OTHER ANNUAL        UNDERLYING         LTIP          ALL OTHER
AND PRINCIPAL                      SALARY          BONUS            COMPENSATION         OPTIONS/         PAYOUT        COMPENSATION
POSITION                 YEAR      (CDN$)          (CDN$)            (CDN$)             SARs(#)         (CDN$)           (CDN$)
--------------------    ------   -----------     -----------    ------------------    ------------     ----------    ---------------
Michael Steele,          1999      240,000         75,000                0                    0              0
President and            1998      150,000              0                0              625,000              0
Director                 1997            0              0                0                    0              0

                        OPTION/SAR GRANTS IN FISCAL 1999

                                    NUMBER                 % OF TOTAL
                                 OF SECURITIES            OPTIONS/SARS             EXERCISE OR
                              UNDERLYING OPTIONS/         EMPLOYEES IN             BASE PRICE               EXPIRATION
NAME                               SARs (#)                FISCAL YEAR             (US $/SHARE)                 DATE
------------------------      -------------------       -----------------    ------------------------    ------------------
Michael Steele                      625,000                  75.8%               US$0.70 (CDN$1.02)          August 2008

   AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999 AND FY-END OPTION/SAR VALUES

                                                                                                            VALUE OF
                                                                               NUMBER OF                   UNEXERCISED
                                                                         SECURITIES UNDERLYING            IN-THE-MONEY
                                                                              UNEXERCISED                 OPTIONS/SAR'S
                                SHARES                                       OPTIONS/SAR's                AT FY-END ($)
                              ACQUIRED ON             VALUE                  AT FY-END (#)                EXERCISABLE/
NAME                          EXERCISE #          REALIZED ($)        EXERCISABLE/ UNEXERCISABLE          UNEXERCISABLE
-----------------------     ----------------     ----------------    ------------------------------    --------------------
Michael Steele                     0                   0                    250,000/375,000             807,500/1,212,250

COMPENSATION OF DIRECTORS

         We currently do not pay any cash compensation to our non-employee directors. Directors are eligible to participate in our stock option plan described below. Directors who are also our employees receive no additional compensation for their services as directors. During the fiscal year ended 1998, each of G.E. Creber and Len Shiffman, two of our directors, received options to purchase 100,000 shares of our common stock at an exercise price of US$0.70 per share and US$1.50 per share, respectively.

EMPLOYMENT AGREEMENT

         In August 1998, we entered into an employment agreement with Michael Steele. Under this agreement, Mr. Steele is employed as our President and Chief Executive Officer for an annual salary of US$160,000, plus benefits. Mr. Steele is also entitled to an annual cash bonus equal to five percent of our EBIDTA. In addition, Mr. Steele is entitled to an annual stock option grant of five percent of the aggregate number of our issued and outstanding common shares and Class N shares as at December 31 of the year then ended, less the aggregate number of options previously granted to Mr. Steele during the year then ended. If Mr. Steele's employment is terminated for any reason other than for cause, the non-renewal of the agreement, or the voluntary termination by Mr. Steele, Mr. Steele is entitled to two years' salary, plus the present value of the bonus that Mr. Steele would have received for the current fiscal year had his employment continued, plus the present value, as determined by the Chairman, of certain benefits Mr. Steele would have received for the next two years had his employment continued.

STOCK OPTION PLAN

         On August 10, 1998, our board of directors approved an executive incentive stock option plan applicable to all of our officers and directors. The board authorized the granting of options covering up to 2,500,000 shares of our common stock. Pursuant to the Option Plan, options are granted with an exercise price equal to or greater than the then-current fair market value of our common stock. Options may generally be exercised in equal proportions during the years following the first to fifth anniversary of the date of grant and expire on the tenth anniversary or upon earlier termination of employment. As of June 30, 2000, options covering 825,000 shares of common stock were issued of which 725,000 options have an exercise price of US$0.70 per share and 100,000 options have an exercise price of US$1.50 per share. None of these options have been exercised.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         Under the Nevada General Corporation Law, or NGL, we are permitted to indemnify any person who is, was, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was our officer, director, employee, or agent, against such person's costs and expenses incurred in connection with such action, suit or proceeding so long as he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our, or our subsidiaries', best interests and, in the case of a criminal action, he or she had no reasonable cause to believe that his or her conduct was unlawful. We are required under the NGL to indemnify any such person who is successful on the merits or in the defense of such action, suit or proceeding against costs and expenses actually and reasonably incurred in connection with such action, suit or proceeding. Our By-laws provide for the indemnification of our officers and directors to the fullest extent permitted by the NGL. In addition, our Articles of Incorporation provide that no director or officer shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, except for acts or omissions that involve intentional misconduct, fraud, a knowing violation of law or the payment of an improper dividend.

         We carry directors' and officers' liability insurance in the amount of $10,000,000. Our deductible is $25,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Southbridge Investment Partnership No. 1, or Southbridge, is a principal shareholder in our company. In the past two years, we have entered into several transactions with Southbridge and its affiliate as described below. On April 16, 1999, Southbridge Inc., an affiliate of Southbridge, purchased 1,523,810 shares of our common stock and 400,000 warrants to purchase an additional 400,000 shares of our common stock. 200,000 warrants are exercisable at an exercise price of $2.25 per share and the remainder is exercisable at $2.625 per share. Under a subscription agreement that Southbridge Inc. entered into with us, Southbridge Inc. is entitled to nominate one representative to our board of directors. On October 22, 1999, Southbridge Equities Inc. purchased 1,555,556 special warrants of IMSI for an aggregate consideration of approximately US$4,700,000. The special warrants are currently exercisable without additional compensation for 2,022,222 shares of our common stock. Under another subscription agreement, we granted Southbridge Equities Inc. the right to nominate one additional director for a total of two directors. Southbridge Equities Inc. is entitled to nominate additional directors if there is an increase in the numbers of our directors so as to maintain Southbridge's representation on our board of directors.

         On November 4, 1999, Southbridge Equities Inc., an affiliate of Southbridge, purchased additional 266,667 shares of our common stock from third parties. Southbridge Inc. and Southbridge Equities subsequently transferred their securities and rights to Southbridge. Southbridge holds registration rights covering the securities its related entities purchased from us and is a selling stockholder under this prospectus. On June 5, 2000, we entered into a loan agreement for an aggregate $4,500,000 with Southbridge as one of the lenders.

                               SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of our voting stock, as of August 15, 2000, of:

         - each person known by us to beneficially own 5% or more of such shares;

         - each of our directors and our executive officer named in the Summary Compensation Table; and

         -        all of our executive officers and directors as a group.

Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power. Except as otherwise indicated, the address of each of the persons in this table is as follows: 350 Creditstone Road, Unit 202, Concord, Ontario. The shares of our common stock differ from our Class N shares. Both have the right to one vote per share; however, our Class N shares are non-equity shares. The Class N shares provide the right to vote at meetings of our shareholders for holders of certain classes of shares of IMSI that may be exchanged for shares of our common stock. As of August 15, 2000, there were 13,749,614 shares of common stock outstanding, assuming exercise of special warrants by Southbridge to purchase 2,022,222 shares of common stock, and 2,820,629 Class N shares outstanding. Such common stock figure does not include:

         - 2,820,629 shares issuable upon exchange of Class X shares of IMSI, together with surrender of outstanding Class N shares.

         - 2,737,787 shares of common stock currently issuable upon exchange of Class B and Class E Series 5 Stock of IMSI.

         - Shares of common stock to become issuable in the future upon exchange of outstanding securities or pursuant to rights we or IMSI issued, including Class C, D and E Series 1, 2, 3, 4 and 6 Stock of IMSI, based on calculations to be completed after August 15, 2000.

         - 1,737,962 shares issuable upon exercise of outstanding options and estimated options we are obligated to issue.

         -        650,000 shares issuable upon exercise of outstanding warrants.

         - 1,526,717 shares we estimate are or will become issuable upon conversion of outstanding notes.

                                                    AMOUNT AND NATURE OF
                                                 SHARES BENEFICIALLY OWNED
                                   -------------------------------------------------------
                                         COMMON                                                 PERCENTAGE
NAME OF BENEFICIAL OWNER                 SHARES             CLASS N            TOTAL             OWNED(1)
--------------------------------   -------------------    -------------    ---------------     --------------
Michael Steele(2)                        375,000            1,513,712         1,888,712            11.2%
G.E. Creber(3)                           280,000                    -           280,000             1.7%
Len Shiffman(4)                           40,000              451,743           491,743             2.9%
Victor Fradkin (5)                       128,000              903,487         1,031,487             5.9%
Southbridge Partnership No. 1(6)       4,212,699                    -         4,212,699            24.8%
All Executive Officers and
   Directors as a group (6
   persons) (7)                          722,000            1,965,455         2,687,455            15.4%

--------------------

(1) Based on 13,749,614 shares of common stock and 2,820,629 Class N shares outstanding. Beneficial ownership is determined in accordance with rules of the Securities and Exchanges Commission and includes voting power and/or investment power with respect to securities. Shares subject to options, warrants or exchangeable securities currently exercisable or exchangeable or exercisable or exchangeable within 60 days of June 30, 2000 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options, warrants or exchangeable securities, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)      Includes 375,000 shares of common stock subject to options.

(3) Consists of 240,000 shares of common stock currently outstanding and 40,000 shares of common stock subject to the exercise of options.

(4) Consists of 40,000 shares of common stock subject to the exercise of options Mr. Shiffman holds or is entitled to and 451,743 Class N shares Mr. Shiffman is entitled to receive as owner of 60,000 Class B shares of IMSI.

(5) Consists of 128,000 shares of common stock currently outstanding and 903,487 Class N shares Mr. Fradkin is entitled to receive as owner of 120,000 Class B shares of IMSI on December 1, 1999.

(6) Includes 2,022,222 shares of common stock to be issued upon exercise of special warrants and 400,000 shares of common stock issuable upon the exercise of warrants. The address of Southbridge Investment Partnership No. 1 is 150 Water Street, Cambridge, Ontario N1R 3E2.

(7)      Includes the shares described in notes 2, 3 and 4 above.

SECURITY OWNERSHIP OF IMSI

         The following tables set forth the beneficial ownership of each class of equity securities of IMSI, as of June 30, 2000, by (i) each of IMSI's directors and the executive officer of IMSC named in the Summary Compensation Table; and (ii) all of IMSI's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power. The address of each of the persons in these tables is as follows: 350 Creditstone Road, Unit 202, Concord, Ontario.

CLASS X SHARES

                                                      AMOUNT AND NATURE
                                                          OF SHARES               PERCENTAGE
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED            OWNED(1)
-----------------------------------------------   --------------------------    ----------------
Michael Steele                                             1,513,712                53.7%
All executive officers and directors as a group            1,513,712                53.7%

--------------------

(1) Based on an aggregate of 2,820,629 Class X shares outstanding as of August 15, 2000.

CLASS B SHARES

                                                      AMOUNT AND NATURE
                                                          OF SHARES         PERCENTAGE
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED      OWNED(1)
-----------------------------------------------      ------------------     ----------
Len Shiffman                                               60,000               20%
All executive officers and directors as a group            60,000               20%

--------------------

(1) Based on an aggregate of 300,000 Class B shares outstanding as of August 15, 2000.

CLASS C SHARES

                                                    AMOUNT AND NATURE
                                                        OF SHARES         PERCENTAGE
NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED      OWNED(1)
-----------------------------------------------    ------------------     ----------
Len Shiffman                                                20,000          20%
All executive officers and directors as a group             20,000          20%

--------------------

(1) Based on an aggregate of 100,000 Class C shares outstanding as of August 15, 2000.

CLASS D SHARES

                                                     AMOUNT AND NATURE
                                                         OF SHARES         PERCENTAGE
NAME OF BENEFICIAL OWNER                            BENEFICIALLY OWNED      OWNED(1)
-----------------------------------------------    -------------------     ----------
Len Shiffman                                               10,000            17%
All executive officers and directors as a group            10,000            17%

--------------------

(1) Based on an aggregate of 59,000 Class D shares outstanding as of August 15, 2000.

         To our knowledge, there are no arrangements which may result in a change of control other than the exercise of Special Warrants by Southbridge to receive 2,022,222 shares of common stock.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares beneficially owned by each of the selling stockholders as of August 15, 2000 and our estimated allocation among such selling stockholders of the 18,187,725 shares registered for sale under this prospectus. Since certain of the shares registered will be issued in the future upon exchange, exercise or conversion of existing securities, or pursuant to existing rights, where the calculation of shares of common stock issuable is based on formulas, we have estimated as of August 15, 2000 the allocation of such common stock among the selling stockholders. We reserve the right to reallocate such shares based on variances in actual calculations. Except for our estimated calculations, all information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information. Actual calculations may vary materially from our estimates based on performance of businesses we acquired and/or our future common stock price. We are not able to estimate the amount of shares that will be held by the selling stockholders after the completion of this offering because the selling stockholders may offer all or some of their shares and because there currently are no agreements, arrangements or understandings with respect to the sale of their shares, except as described below. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

                                                               NO. OF SHARES                 NO. OF SHARES
NAME                                                       BENEFICIALLY OWNED (1)            REGISTERED (1)
------------------------------------------------------    -------------------------      -----------------------
Victor Fradkin*                                                 1,031,487(2)(3)              1,356,978(2)(4)
Rhys Quin                                                         451,743(5)                   678,488(5)(6)
Len Shiffman*                                                     491,743(7)                   737,488(7)(8)
Larry Hoffman*                                                   543,743,(9)(10)               754,759(9)(11)
Katherine Kan*                                                    154,962(12)                  154,962(12)
Allan Greenspoon*                                                 287,788(13)                1,038,788(13)(14)
Southbridge Investment Partnership No. 1                        4,212,699(15)                4,212,699(15)
Donald Kilimnik*                                                  446,667(16)                  995,847(16)(17)
Deborah Kilimnik                                                       --                      254,153(18)
Robert Curik*                                                     446,666(19)                  995,846(19)(20)
Anjela Curik                                                           --                      254,153(21)
Michael Eskenazi*                                                 174,028(22)                  174,028(22)
Gina Eskenazi                                                     305,040(23)                  305,040(23)
Yellowstone Equity Partners Ltd.                                  309,860(24)                  609,615(25)
Austin Ventures IV-B, L.P.                                        249,869(24)                  491,590(25)
AV IV Holdings, Inc.                                              119,102(24)                  234,320(25)
Cliff Marquart                                                    110,332(24)(26)              197,392(25)
Roger Mercier                                                      30,425(24)                   59,858(25)
Michael E. Humphrey                                                15,891(24)                   33,114(25)
Stephen Horn                                                        1,147(24)                    2,257(25)
Huxtable's Comestibles, Inc.                                       76,284(24)                  150,080(25)
Kenneth F. Hayes                                                   17,756(24)                   34,933(25)
Karen M. Mitchell                                                  17,756(24)                   34,933(25)
Robert G. Farris                                                   17,756(24)                   34,933(25)
1218951 Ontario Limited                                            55,042(27)                   55,042(27)
Bank of Montreal                                                  666,269(28)                  666,269(28)
First Ontario Labour Sponsored Investment Fund Ltd.             1,110,448(29)                1,110,448(29)
G.E. Creber*                                                      280,000(30)                  300,000(30)(31)
Michael Steele*                                                 1,888,712(32)                2,013,712(32)(33)
Thomas D. Beynon, in Trust                                         30,000(34)                   30,000(34)
Jim Guinchard                                                      16,000(35)                   32,000(35)(36)
Robert Caldwell Capital Corporation                                80,000(37)                   80,000(37)

                                                               NO. OF SHARES                 NO. OF SHARES
NAME                                                       BENEFICIALLY OWNED (1)            REGISTERED (1)
------------------------------------------------------    -------------------------      -----------------------
First Marathon Securities Limited, in trust Sandra J.              40,000(38)                   40,000(38)
   Campbell
First Marathon Securities, in trust Stewart Campbell               40,000(39)                   40,000(39)
Edward Ziraldo                                                     24,000(40)                   24,000(40)

-------------------

* Each of these persons is an officer or director of either us or one of our subsidiaries. Michael Steele, G. E. Creber and Len Shiffman are our officers and directors. Michael Steele is also a director and officer of IMSI, TGF, Prime Foods, D.C. Foods, Tasty Selections and Huxtable's. Allan Greenspoon is a director and officer of Ultimate and Tasty Selections. Katherine Kan is an officer of Tasty Selections. Michael Eskenazi is an officer of Ultimate. Victor Fradkin and Len Hoffman are officers of TGF. Robert Curik and Donald Kilimnik are officers of D.C. Foods. Mr. Kilimnik's brother is to be nominated as our Director as the designee of Robert Curik, Anjela Curik, Donald Kilimnik and Deborah Kilimnik.

(1) Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares subject to options, warrants or exchangeable securities currently exercisable or exchangeable or exercisable or exchangeable within 60 days of August 15, 2000 are deemed outstanding for computing the number of outstanding shares beneficially owned by the person holding such options, warrants or exchangeable securities. We have not registered, and the figures in this table do not include, shares issuable upon exchange of Class E Series 3, 4 and 6 shares of IMSI and shares issuable to the sellers of Huxtable's LLC as the final earn-out payment based on 2002 results.

(2) Includes 903,487 shares issuable upon the exchange of 120,000 Class B shares of IMSI.

(3)      Includes 128,000 shares purchased in private placements.

(4) Includes 373,491 shares, the approximate number of shares we estimate will become issuable upon the exchange of 40,000 Class C shares and 20,000 Class D shares of IMSI, and 80,000 shares issuable upon the exercise of options.

(5) Includes 451,743 shares issuable upon the exchange of 60,000 Class B shares of IMSI.

(6) Includes 186,745 shares, the approximate number of shares we estimate will become issuable upon the exchange of 20,000 Class C shares and 10,000 Class D shares of IMSI, and 40,000 shares issuable upon the exercise of options.

(7) Includes 451,743 shares issuable upon the exchange of 60,000 Class B shares of IMSI and 40,000 shares issuable upon the exercise of options.

(8) Includes 186,745 shares, the approximate number of shares we estimate will become issuable upon the exchange of 20,000 Class C shares and 10,000 Class D shares of IMSI, 40,000 shares issuable upon the exercise of options by Lauderdale Capital Corp., an entity of which Len Shiffman is the principal shareholder, and 20,000 shares issuable upon the exercise of additional options by Len Shiffman.

(9) Includes 451,743 shares issuable upon the exchange of 60,000 Class B shares of IMSI.

(10)     Includes 92,000 shares purchased on the public market.

(11) Includes 263,016 shares, the approximate number of shares we estimate will become issuable upon the exchange of 20,000 Class C shares and 19,000 Class D shares of IMSI, and 40,000 shares issuable upon the exercise of options.

(12) Consists of 103,308 shares currently outstanding and 51,654 shares issuable upon the exchange of Class X shares of IMSI.

(13) Includes 191,858 shares currently outstanding and 95,931 shares issuable to Alrae Investments Inc., an entity of which Allan Greenspoon is the principal shareholder, upon the exchange of Class X shares of IMSI.

(14) Includes an estimate of 750,000 shares issuable to Allan Greenspoon pursuant to a confidentiality and non-compete agreement.

(15) Consists of 1,790,447 shares currently outstanding, 400,000 shares issuable upon the exercise of warrants and 2,022,222 shares issuable upon the exercise of special warrants.

(16)     Includes 446,667 shares issuable upon the exchange of Class X shares.

(17) Includes 549,180 shares, the approximate number of shares we estimate will be issuable upon the exchange of 250,000 Class E Series 1 shares and 142,913 Class E Series 3 shares of IMSI.

(18) Consists of 254,153 shares, the approximate number of shares we estimate will be issuable upon the exchange of 107,087 Class E Series 3 shares of IMSI.

(19)     Includes 446,666 shares issuable upon the exchange of Class X shares.

(20) Includes 549,180 shares, the approximate number of shares we estimate will be issuable upon the exchange of 250,000 Class E Series 2 shares and 142,913 Class E Series 4 shares of IMSI.

(21) Consists of 254,153 shares, the approximate number of shares we estimate will be issuable upon the exchange of 107,087 Class E Series 4 shares of IMSI.

(22) Consists of shares issuable upon the exchange of 90,816 Class E Series 5 shares of IMSI. We have been advised that through inadvertance, we received wrong direction regarding the issuance of shares and we are in the process of correcting this with Mr. and Mrs. Eskenazi.

(23) Consists of shares issuable upon the exchange of 159,184 Class E Series 5 shares of IMSI. We have been advised that through inadvertance, we received wrong direction regarding the issuance of shares and we are in the process of correcting this with Mr. and Mrs. Eskenazi.

(24) Consists of shares for partial earn-out payment in connection with our acquisition of assets of Huxtable's LLC.

(25) Consists of the shares referred to in note 24 plus the approximate number of shares we estimate will become issuable for the first additional earn-out payment in connection with our acquisition of assets of Huxtable's LLC.

(26)     Includes 10,000 shares issuable upon the exercise of options.

(27) Consists of shares issued in connection with our acquisition of Pasta Kitchen.

(28) Consists of 572,519 shares issuable upon the conversion of a promissory note and 93,750 shares issuable upon the exercise of warrants

(29) Consists of 954,198 shares issuable upon the conversion of a promissory note and 156,250 shares issuable upon the exercise of warrants.

(30)     Includes 240,000 shares plus 40,000 shares subject to options.

(31) Includes shares issuable upon the exercise of additional options to purchase 20,000 shares.

(32) Includes 1,513,712 shares issuable upon the exchange of Class X shares owned by 1254859 Ontario Limited, an entity of which Michael Steele is the principal shareholder, and 375,000 shares issuable upon the exercise of options.

(33) Includes shares issuable upon the exercise of additional options to purchase 125,000 shares of our common stock.

(34) Consists of 6,000 shares currently outstanding and 24,000 shares issuable upon the exchange of Class X shares of IMSI.

(35) Includes shares issuable upon the exercise of options to purchase 16,000 shares of our common stock.

(36) Includes shares issuable upon the exercise of additional options to purchase 16,000 shares of our common stock.

(37) Consists of 80,000 shares issuable upon the exchange of Class X shares of IMSI.

(38) Consists of 40,000 shares issuable upon the exchange of Class X shares of IMSI.

(39) Consists of 40,000 shares issuable upon the exchange of Class X shares of IMSI.

(40) Consists of 24,000 shares issuable upon the exchange of Class X shares of IMSI.

         This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                            DESCRIPTION OF SECURITIES

         Pursuant to our articles of incorporation, we are authorized to issue 25,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of Class N stock with a par value of US$0.001 per share. Due to the large number of shares of common stock we will be obligated to issue in the future upon exercise, exchange or conversion of other securities or pursuant to other rights we have granted, we will need to increase our authorized shares. We plan to present a proposal to our stockholders to increase our authorized shares of common stock to 50,000,000 shares during 2000. We also plan to amend our articles of incorporation to allow for Class N share to be issued to others besides the Class X shareholders.

         Common Stock. As of August 15, 2000, there were 11,727,392 shares of common stock outstanding, which were held by 100 holders of record. All shares of common stock issued and outstanding are validly issued, fully paid and non-assessable. An additional 2,022,222 shares will be issued by October 22, 2000 upon exercise of special warrants as described below.

         Each holder of common stock is entitled to one non-cumulative vote, either in person or by proxy, at meetings of shareholders. Therefore, holders of more than 50% of the issued and outstanding shares of common stock and Class N shares can elect all of our directors.

         Class N Shares. As of August 15, 2000 there were a total of 2,820,629 Class N shares issued and outstanding. The Class N shares are non-equity shares. The holders of Class N shares are entitled to identical voting rights as the holders of common stock. The Class N shares are issued to shareholders of IMSI who have shares of IMSI that are exchangeable into shares of our common stock so that such shareholders of IMSI have voting rights at meetings of our shareholders. The holders of the Class N shares have no rights of participation on our liquidation or winding up.

         As of August 15, 2000, the following Class N shares were subject to issuance:

         -        2,258,718 to holders of Class B shares of IMSI; and

         - approximately 420,000 to holders of Class E Series 1 and Series 2 shares of IMSI.

Additional Class N shares will be subject to issuance once we determine the number of shares of our common stock which will be issuable in exchange for Class C shares, Class D shares and Class E Series 3, 4, 5 and 6 shares of IMSI. The holders of the Class B shares, the Class C shares, the Class D shares and the Class E shares are entitled to receive a number of Class N shares based upon the number of shares of our common stock for which each of the Class B shares, the Class C shares, the Class D shares and the Class E shares may be exchanged as determined in accordance with the share attributes of each such class. There is no publicly traded market for the Class N shares.

WARRANTS AND OPTIONS AND OTHER RIGHTS

         Options to be Granted in Connection with Acquisition of 1005549 and Tasty Selections. In connection with the acquisitions of D.C. Foods and Tasty Selections, we committed to issue options pursuant to employment agreements with certain selling shareholders. In each case, the exercise price of the options granted shall be the market price of our common stock on the date that our audited consolidated financial statements are approved by the board of directors following the period with respect to which the options relate. Each employee is to be granted a base number of options for each fiscal period during the term of the respective employment agreements. The term of the employment agreements range from four to five years. While the individual is employed with us, the number of options granted following each fiscal period is determined as follows:

         - if less than 85% of the performance target for the employee is achieved, then no options are granted to the employee.

         - if between 85% and 100% of the performance target for the employee is achieved, then the base number of options will be granted to the employee for the relevant fiscal period; or

         - if greater than 100% of the performance target for the employee is achieved, then we will increase the base number of options granted on a proportionate basis for the relevant fiscal period.

         Since all of the employees achieved between 85% and 100% of their respective performance targets for the fiscal period ending December 31, 1999, we expect to grant a total of 150,000 options upon adoption of a new stock option plan.

         The options shall vest in accordance with the terms of the individual employment agreements. Generally, 20% of the options granted will vest on the grant date, with the remaining options vesting equally at each anniversary of the grant date.

         Options to Brokton International, Ltd., Dover IX Investment Limited, IPO International Ltd. and Tinamilu Holdings Inc. In consideration of the assistance provided in completing our financing in July 1998, we granted options to purchase 250,000 shares of our common stock to each of Brokton International, Ltd., Dover IX Investment Limited, IPO International Ltd. and Tinamilu Holdings Inc. The options are exercisable for US$1.00 per share. As of March 31, 2000, options for 400,000 of such options have been exercised. Although the original termination date of these options has passed, we are considering extending the exercise date or reissuing the options.

         Options to Robert Caldwell Capital Corporation. In consideration of our financings completed in April and May 1999 we granted to Caldwell options to purchase up to 144,762 shares of our common stock at an option price of US$1.75 per share. Although the original termination date of these options has passed, we are considering extending the exercise date or reissuing the options.

         Options to Baybak and Company, Inc. In consideration of services provided to us by Michael Baybak and Company, Inc., or Baybak, we granted Baybak options to purchase 125,000 shares of our common stock, which shall expire on December 31, 2001. 50,000 of such options are exercisable at an exercise price of $1.31 per share and the remaining 75,000 options are exercisable at an exercise price of $2.19 per share.

         Options to Barbara Druxerman. We granted Barbara Druxerman, the Vice President of Product Development of TGF, options to purchase 3,000 shares of our common stock at an exercise price of $2.91 per share. Such options vest as to 20% on the ninety-first day following the commencement of her employment with TGF and 20% each on the first, second, third and fourth anniversary date of Ms. Druxerman's commencement of employment.

         Warrants to Bank of Montreal Capital Corporation and First Ontario Fund. Upon the completion of a financing in May 1999, we granted 156,250 warrants to First Ontario and 93,750 warrants to BMOCC to acquire shares of common stock, with each such warrant entitling the holder to purchase one share of common stock at the following prices:

         - 93,750 warrants held by First Ontario and 56,250 warrants held by BMOCC are exercisable at a purchase price of $2.24, and

         - 62,500 warrants held by First Ontario and 37,500 warrants held by BMOCC are exercisable at a purchase price of $2.62.

         Special Warrants. On October 22, 1999, Southbridge Equities Inc., subscribed for 1,555,556 Special Warrants of IMSI for an aggregate consideration of approximately US$4,700,000. Each Special Warrant originally entitled Southbridge Equities, upon exercise thereof without any further consideration, to receive one Class X share of IMSI. Such Special Warrants are immediately exercisable. If the warrants are not exercised by October 22, 2000 or earlier, under certain circumstances, they will be deemed to have been exercised. The Special Warrants are subject to customary anti-dilution adjustment provisions. Due to our failure to achieve certain financing and other targets, the Special Warrants are currently exercisable to receive 2,022,222 shares of our common stock rather than 1,555,556 Class X shares.

         In connection with such subscription, we entered into additional agreements with Southbridge Equities which, among other things, provides registration rights. The Special Warrants of Southbridge Equities were subsequently transferred to a related entity, Southbridge Investment Partnership No. 1.

         Warrants to Southbridge Inc. On April 16, 1999 Southbridge Inc. subscribed for 1,523,810 shares of our common stock at $2.625 per share of common stock. As part of the subscription agreement we granted to Southbridge 400,000 warrants, which entitle it to purchase up to 200,000 shares of common stock at the price of $2.25 per common share and 200,000 shares of common stock at the price of $2.625 per common share. All of these warrants expire on April 16, 2001. Southbridge Inc.'s rights to the warrants were subsequently transferred to Southbridge Investment Partnership No. 1, a related entity.

         Options to the vendors of TGF. We granted options to the vendors of TGF, pro rata to their common shareholdings in TGF. The maximum number of common shares is to be determined as follows: the amount of the adjusted EBITDA in excess of $1,000,000 for the twelve months ending December 31, 1999 divided by the lesser of US$2.00, or the average closing share price of our common stock for the ten trading days prior to February 28, 2000. The vendors must elect to purchase such common shares during the one year period following the determination of the number of shares of common stock available under the option formula. We currently estimate that the number of shares of common stock available to be exercised by the shareholders will be approximately 200,000 shares.

         Options to Third Party Financial Advisors. On October 27, 1999, in consideration for assistance in connection with certain equity financing transactions, we granted options to purchase 50,000 shares of our common stock. The exercise price is $4.36 per share. All options expire on October 27, 2000.

         On October 27, 1999, we granted options to purchase an additional 100,000 shares of our common stock to other financial advisors. The exercise price for 50,000 such options is US$2.25 per share, all of which have vested and are exercisable through June 30, 2001. The exercise price on the remaining 50,000 options is US$3.00 per share, of which 25,000 are vested and are exercisable through December 31, 2000 and the remaining 25,000 options vest after December 31, 2000 and are exercisable through December 31, 2001.

         Options to Cliff Marquart. On November 12, 1999, in consideration of Cliff Marquart serving as President of Huxtable's, we granted him options to acquire 50,000 shares of our common stock. The options have an exercise price of $4.35 per share. The options vest as to 10,000 shares on November 12, 1999 and an additional 10,000 shares, on each of the four succeeding anniversaries of such date.

         Option to David Arosh and Margaret Arosh. On May 17, 1999, in connection with the purchase of Norbakco, we granted options to acquire 5,000 shares of our common stock to each of David Arosh and Margaret Arosh. The options are exercisable through May 15, 2002 at US$ 2.00 per share.

         Rights to Former Members of Huxtable's LLC. The former members of Huxtable's LLC have the right to receive shares of our common stock based upon adjusted EBITDA for the twelve month periods ended December 31, 2000, 2001 and possible 2002 in accordance with the terms of the agreement.

SECURITIES OF IMSI

         The following securities of IMSI are issued and outstanding. There is no public trading market for any of the following securities.

         Common Stock. IMSI has issued and outstanding 10,000 shares of common stock which are all held by us.

         Class X Stock. IMSI has issued and outstanding 2,820,629 Class X shares which are exchangeable on the basis of one Class X share and one of our Class N shares for one share of our common stock. Class X shares are non-participating and non-voting.

         Class B Shares. IMSI has issued and outstanding 300,000 Class B shares. Class B shares are non-participating and non-voting shares except on any future modification or changes in the Class B share characteristics. Based on TGF's EBITDA for the twelve month period ended February 28, 1999, it has been determined and agreed that the Class B shares may be exchanged for 2,258,718 shares of our common stock.

         The shareholders of the Class B shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class B shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class B share being exchanged, a number of Class N shares equal to the number of shares of our common stock that will be issued shall be surrendered by the holder.

         Class C Shares. IMSI has issued and outstanding 100,000 Class C shares. Class C shares are non-participating and non-voting except in respect of any future modification or changes in the Class C share characteristics. The Class C shares are exchangeable into a number of shares of our common stock determined as follows:

         - TGF's adjusted EBITDA for the twelve month period ended February 28, 2001, minus the adjusted EBITDA of TGF for the twelve month period ended February 28, 2000; and

         - divided by the lesser of $2.92 or the average closing price for our common shares for the 10 days prior to February 28, 2000.

We currently estimate that the Class C shares will be exchangeable for approximately 510,000 shares of our common stock.

         The shareholders of the Class C shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class C shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class C share being exchanged, a number of Class N shares equal to the number of shares of our common stock that will be issued shall be surrendered by the holder.

         Class D Shares. IMSI has issued and outstanding 59,000 Class D shares. Class D shares are non-participating and non-voting except in respect of any future modification or changes in the Class D share characteristics. The Class D shares are exchangeable into a number of shares of our common stock determined as follows:

         - TGF's adjusted EBITDA for the twelve month period ended February 28, 2001, minus the adjusted EBITDA of TGF for the twelve month period ended February 28, 2000;

         - divided by the lesser of $2.92 or the average closing price for our common shares for the 10 days prior to February 28, 2001.

We currently estimate that the Class D shares will be exchangeable for approximately 500,000 shares of our common stock.

         The shareholders of the Class D shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class D shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class D share being exchanged for the number of shares of our common stock which the Class D share may be exchanged, a number of Class N shares equal to such number of shares of our common stock shall be surrendered to us.

         Class E Series 1 and Series 2 Shares. IMSI has issued and outstanding 250,000 Class E Series 1 shares and 250,000 Class E Series 2 shares. Class E Series 1 and Series 2 shares are non-participating and non-voting except in respect of any future modification or changes in the Class E Series 1 and Series 2 shares.

         Each of the Class E Series 1 Shares and Class E Series 2 shares are exchangeable into a number of shares of our common stock determined as follows:

         - 50% of the adjusted EBITDA of 1005549 and D.C. Foods for the period from and including December 7, 1998 to and including December 31, 1999, or an earlier date at the election of the Series 1 shareholders if one of the following Acceleration Events occurs:

                  - the death, permanent disability or termination of employment, without cause, of either Donald Kilimnik or Robert Curik;

                  -        Michael A. Steele is not our Chief Executive Officer;
                           or

                  - a take-over bid for IMSC resulting in a single shareholder acquiring more than 50% of the issued and outstanding shares of IMSC;

         - divided by the current market price of one share of our common stock determined as at December 31, 1999, or such earlier date.

We estimate that the Class E Series 1 and Series 2 shares are exchangeable for approximately 420,000 shares of our common stock.

         The shareholders of the Class E Series 1 and Series 2 shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class E Series 1 and Series 2 shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class E Series 1 or Series 2 share being exchanged for the number of shares of our common stock for which the Class E Series 1 or Series 2 share may be exchanged, a number of Class N shares equal to such number of shares of our common stock shall be surrendered to us.

         Class E Series 3 and Series 4 Shares. IMSI has 250,000 shares of Class E Series 3 shares and 250,000 shares of Class E Series 4 shares issued and outstanding. Class E Series 3 and Class E Series 4 shares are non-participating and non-voting except on any future changes in the Class E Series 3 and Series 4 share characteristics.

         Each of the Class E Series 3 Shares and Class E Series 4 shares are exchangeable into a number of shares of our common stock determined as follows:

         - the amount being 50% of each of four times the adjusted EBITDA of 1005549 and D.C. Foods for the period ending March 31, 2002 or December 31, 2002 or an earlier date at the election of the Series 3 shareholders if an Acceleration Event occurs,

                  -        minus $6,000,000, and

                  - an amount equal to the greater of the adjusted EBITDA of 1005549 and DC Foods for the period from and including December 7, 1998 to and including December 31, 1999, and zero;

         - divided by the current market price of one share of our common stock determined as at March 31, 2002 or December 31, 2002, or such earlier date.

         The shareholders of the Class E Series 3 and Series 4 shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class E Series 3 and Series 4 shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class E Series 3 or Series 4 share being exchanged for the number of shares of our common stock for which the Class E Series 3 or Series 4 share may be exchanged, a number of Class N shares equal to such number of shares of our common stock shall be surrendered to us.

         Class E Series 5 and Series 6 shares. IMSI has 250,000 shares of Class E Series 5 shares and 250,000 shares of Class E Series 6 shares issued and outstanding. Class E Series 5 and Series 6 shares are non-participating and non-voting except on any future changes in the Class E Series 5 and Series 6 share characteristics.

         Class E Series 5 shares are exchangeable into a number of shares of our common stock determined as follows:

         - four times the adjusted EBITDA of Ultimate for the one year period ending April 30, 2000;

         -        plus approved research and development tax credits;

         -        less the net book value of Ultimate as at April 30, 2000.

The above are referred to as the April Amount.

         It has been determined that the Class E Series 5 shares will be exchangeable for 479,069 shares of our common stock.

         Class E Series 6 shares are exchangeable into a number of shares of our common stock determined as follows:

         -        25% of the aggregate of:

                  - net sales in the calendar year 2002 of cookie dough or cookies by Ultimate and Tasty Selections;

                  - the amount of net sales in the year 2002 of any products under the trademarks of or licensed to Ultimate;

                  - the amount of net sales in the year 2002 in the Province of Quebec of Tasty Selections products; and

                  - the amount of net sales in the year 2002 in the Province of Quebec that Michael Eskenazi or any employee under his direct control is involved in developing or promoting;

         - plus approved research and development tax credits, not paid in the April Amount;

         -        minus the April Amount;

         The shareholders of the Class E Series 5 and Series 6 shares are entitled to a number of Class N shares equal to the number of shares of our common stock for which the Class E Series 5 and Series 6 shares may be exchanged. In the event that the shareholders acquire the Class N shares, then upon a Class E Series 5 or Series 6 share being exchanged for the number of shares of our common stock for which the Class E Series 5 or Series 6 share may be exchanged, a number of Class N shares equal to such number of shares of our common stock shall be surrendered to us.

         Options. IMSI granted options to James Guinchard, the President and a Director of Prime Foods, to purchase 40,000 Class X shares of IMSI at an option price of US$0.625, 16,000 of which have vested. The options for the remaining 24,000 Class X shares have been cancelled. Mr. Guinchard's employment ended on May 11, 2000. As of June 30, 2000, 5,000 of these options have been exercised. The remaining 11,000 vested options are exercisable until May 11, 2001, the anniversary of the termination of Mr. Guinchard's employment.

         Convertible Loan and Warrants. On May 10, 1999, we and IMSI entered into a loan agreement with First Ontario and BOMCC for a $4 million financing. BOMCC funded $1.5 million of the loan and First Ontario funded $2.5 million. The financing was secured by general security granted by each of IMSI and us, a guarantee and general security agreement from each of IMSI's subsidiaries, a mortgage on 620 Colby Drive, Waterloo, Ontario, and the pledge of our common shares in IMSI.

         The loan matures on April 15, 2003. The interest rate on the loan is currently 13% per annum. The outstanding debt is convertible, at the option of the holder, into Class X shares of IMSI at a price of $2.62 per share. In addition, the holder has the right to acquire a number of Class N shares equal to the number of Class X shares received. IMSI has the option to require the conversion into Class X shares and Class N shares at any time during the term of the loan if:

         - our common stock trades on a major North American stock exchange approved by the lenders,

         - our common stock has a cumulative trading volume during a twenty day period of the greater of 300,000 shares, or five percent of the number of issued shares of common stock that are not subject to any escrow or resale restrictions set out in the Securities Act (Ontario), and

         - the weighted average trading price during such twenty day period is not less than the United States Dollar equivalent of CDN$5.50.

         One Class X and one Class N share together would be exchangeable for one share of our common stock.

         Concurrently with the completion of such financing, we granted 156,250 warrants to First Ontario and 93,750 warrants to BMOCC to acquire shares of common stock, which warrants are described above.

         Liquidation Rights of IMSI Securities. None of the securities of IMSI have the right to participate in the event we liquidate or wind up. However, the Class X shares, the Class B shares, the Class C shares, the Class D shares, and the Class E Series 1, 2, 3, 4, 5, and 6 shares are exchangeable for our common stock. In the event that a liquidation event occurs prior to the determination of the number of shares of common stock that Class B shares, Class C shares, Class D shares and Class E shares may be exchanged for, the share provisions provide for an exchange rate that is based on an estimate of the anticipated exchange rate. Class X shareholders of IMSI are entitled to receive one share of our common stock for each Class X share held by such shareholder. Upon exchange, the former holders of IMSI securities shall have the same right to participate in a liquidation or winding up as all the other holders of our common stock.

REGISTRATION RIGHTS

         We are subject to registration rights agreements with each of Southbridge and certain persons that acquired our securities or securities of IMSI in connection with our acquisition of each of Huxtable's, Ultimate, D.C. Foods, and TGF and Great American. Under these agreements, if we propose to register shares of our common stock under the Securities Act, these holders are entitled to notice of such registration and are entitled to include shares of their common stock in the registration statement, subject to certain conditions and limitations. Some of these shareholders may also require us to effect the registration of their securities under the Securities Act of 1933, as amended, in the first instance at our expense, subject to certain conditions and limitations. In addition, we have entered into a registration right agreement with certain of our stockholders who were not covered by a registration rights agreement, granting such stockholders registration rights pertaining only to this registration statement. The total number of shares covered by these registration rights agreements cannot be finally determined because such number is contingent on the future financial performance of certain of our subsidiaries or divisions, the market price of our common stock and other contingencies not currently known by us.

RIGHT OF FIRST REFUSAL

         In connection with the Southbridge financing and the acquisitions of each of TGF, Tasty Selections, D.C. Foods and Ultimate, we have acquired a right of first refusal with respect to the sale of shares of IMSI, our common stock or Class N shares by the parties receiving such shares as part of the consideration under the relevant share or asset purchase agreement.

                         SHARES ELIGIBLE FOR FUTURE SALE



         We have registered the resale of 18,187,725 shares of our common stock, including shares which will become issuable in the future, under this prospectus. Upon resale, such shares will become freely tradable. In addition, 5,304,328 shares of our common stock were freely tradable on August 15, 2000. Furthermore, approximately 6,423,064 shares outstanding are "restricted shares" as defined in Rule 144 under the Securities Act. Such shares are or will be eligible for resale, subject to the holding period volume and manner of sale limitations of Rule 144. Under Rule 144, subject to the satisfaction of certain other conditions, a person, including our affiliate who has beneficially owned restricted shares of common stock for at least one year, is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been our affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations as described above.

         A substantial number of additional shares of common stock are likely to be issued upon conversion, exchange or exercise of securities we have issued or rights we have granted in connection with acquisitions and financings. We have granted demand or piggyback registration rights covering most of such additional shares. Absent any contractual limitations, the holders of these rights could cause a significant number of shares of our common stock to be registered and sold in the public market. We cannot be sure what effect sales under this prospectus or future sales of shares or the availability of shares for future sale will have on the market price of the common stock. The market price of our common stock could drop due to sales of large numbers of shares in the market during or after this offering or the perception that sales of large numbers of shares would occur. These factors could also make it more difficult to raise capital through an offering of equity securities. In the case of certain shares offered hereunder, we may be required to maintain the effectiveness of the registration statement of which this prospectus is a part for as long as five years.

                              PLAN OF DISTRIBUTION

         We are registering the common stock on behalf of the selling stockholders listed above under "Selling Stockholders." As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

         This prospectus covers the selling stockholders' resale of up to 18,187,725 shares of common stock.

         The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be affected by means of one or more of the following transactions (which may involve cross or block transactions):

         - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale,

         -        in the over-the-counter market,

         - in the transactions otherwise than on such exchanges or services or in the over-the-counter market, or

         -        through the purchase and sale of over-the-counter options.

         In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

         At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or real lowed or paid to broker-dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

         Pursuant to the various registration rights agreements with the selling stockholders who received their shares of common stock in connection with the above acquisitions, expenses of registration of the common stock will be paid by us, including, without limitation, SEC filing fees; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144 Rule 144A or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling stockholder will sell any or all of the common stock, and any selling stockholder may transfer, devise or gift such common stock by other means not described herein.

                                  LEGAL MATTERS

The validity of the shares to be offered by this prospectus will be passed upon for us by _____________________, special Nevada counsel.

                                     EXPERTS

         Our financial statements as of December 31, 1999 and 1998, and for each of the years in the two year period ended December 31, 1999, included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

         We have filed with the SEC a registration statement under the Securities Act on Form SB-2 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to that registration statement.

                          INDEX TO FINANCIAL STATEMENTS

INTERNATIONAL MENU SOLUTIONS CORPORATION
ANNUAL FINANCIAL STATEMENTS


Independent auditors' report                                                                           F-4

Audited consolidated balance sheets as of December 31, 1999 and 1998                                   F-5

Audited consolidated statements of operations for the years ended December 31, 1999 and 1998           F-6

Audited consolidated statement of stockholders' equity for the years ended December 31, 1999           F-7
and 1998

Audited and consolidated statements of cash flows for the years ended December 31, 1999 and            F-8
1998

Notes to consolidated financial statements                                                             F-9

UNAUDITED INTERIM FINANCIAL STATEMENTS

Unaudited consolidated balance sheets as of June 30, 2000                                              F-30

Unaudited consolidated statements of operations for the six month periods ended June 30, 2000          F-31
and 1999

Unaudited consolidated statements of cash flow for the six month periods ended June 30, 2000           F-32
and 1999

Notes to unaudited consolidated financial statements                                                   F-33

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF INTERNATIONAL MENU SOLUTIONS CORPORATION

Unaudited pro forma statement of operations for the year ended December 31, 1999                       F-39

Notes to unaudited pro forma consolidated financial statements                                         F-40

TRANSCONTINENTAL GOURMET FOODS INC.

Auditors' report.                                                                                      F-44

Audited balance sheets as at February 28, 1998 and 1997 and unaudited balance sheet as at              F-45
November 30, 1998

Audited statement of retained earnings for the years ended February 28, 1998 and 1997 and              F-46
unaudited statement of retained earnings for the nine month period ended November 30, 1998

Audited statements of income for the years ended February 28, 1998 and 1997 and unaudited              F-47
statement of income for the nine months ended November 30, 1998.

Audited statements of cash flow for the years ended February 28, 1998 and 1997 and unaudited           F-48
statement of cash flow for the nine months ended November 30, 1998.

Notes to financial statements                                                                          F-49

1188980 ONTARIO LTD.  (Operating as Tasty Batters)  (the predecessor company to Tasty
Selections Inc.)

Auditors' report                                                                                       F-58

Audited balance sheet as of June 30, 1998 and unaudited balance sheet as of March 31, 1999.            F-59

Audited statement of income and retained earnings for the year ended June 30, 1998 and                 F-60
unaudited statement of income and retained earnings for the nine months ended March 31, 1999.

Audited statement of cash flow for the year ended June 30, 1998 and unaudited statement of             F-61
cash flow for the nine months ended March 31, 1999.

Notes to financial statements.                                                                         F-62

1005549 ONTARIO LIMITED (100% owner of D.C. Food Processing Inc.)

Report of Independent Auditors                                                                         F-66

Audited consolidated balance sheets as of December 6, 1998 and December 7, 1997                        F-67

Audited consolidated statements of earnings for the years ended December 6, 1998 and December          F-68
7, 1997

Audited consolidated statements of stockholders' equity for the years ended December 6, 1998           F-69
and December 7, 1997

Audited consolidated statements of cash flows for the years ended December 6, 1998 and                 F-70
December 7, 1997

Notes to consolidated financial statements                                                             F-71

Unaudited consolidated balance sheet as of March 7, 1999 and March 8, 1998                             F-80

Unaudited consolidated statement of operations for the three month period ended March 7, 1999          F-81
and March 8, 1998

Unaudited consolidated statement of cash flow for the three month period ended March 7, 1999           F-82
and March 8, 1998

Notes to unaudited financial statements                                                                F-83

HUXTABLE'S FOODS L.L.C.

Independent auditors' reports                                                                          F-87 & 88

Audited balance sheet as of December 31, 1998                                                          F-89

Audited statements of operations for the year ended December 31, 1998 and 1997                         F-90

Audited statement of members' capital for years ended December 31, 1998 and 1997                       F-91

Audited statements of cash flows for the years ended December 31, 1998 and 1997                        F-92

Notes to consolidated financial statements                                                             F-94

Unaudited balance sheet as of September 30, 1999 and 1998                                              F-103

Unaudited statement of operation for the nine months ended September 30, 1999 and 1998                 F-104

Unaudited statement of cash flows for the nine months ended September 30, 1999 and 1998                F-105

Notes to unaudited consolidated financial statements                                                   F-106

INDEPENDENT AUDITORS' REPORT


To the Stockholders of International Menu Solutions Corporation

We have audited the consolidated balance sheets of International Menu Solutions Corporation as at December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of International Menu Solutions Corporation as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements for the year ended December 31, 1998 have been restated as described in Note 2b.


/s/ Deloitte & Touche LLP


Chartered Accountants
Kitchener, Ontario
March 3, 2000

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                             December 31,
                                                                       1999                 1998
                                                                   ------------         ------------
                                                                                          Restated
                                                                                          (Note 2b)
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                     $  4,165,370         $  1,865,612
     Accounts receivable, net of allawance for
     doubtful accounts of $138,485 and $Nil                          11,824,618            2,270,251
     Inventories                                                      5,981,081            1,299,890
     Prepaid expenses                                                   796,553              100,633
                                                                   ------------         ------------
                                                                     22,767,622            5,536,386
CAPITAL ASSETS, NET                                                  15,026,634            3,617,196
INTANGIBLE ASSETS, NET                                               15,741,002              787,395
                                                                   ------------         ------------
TOTAL ASSETS                                                       $ 53,535,258         $  9,940,977
                                                                   ============         ============

LIABILITIES
CURRENT LIABILITIES
     Bank operating loans                                          $  9,803,977         $  1,100,849
     Accounts payable                                                 5,239,600            2,072,485
     Accrued liabilities                                              3,123,712              477,940
     Current portion of capital lease obligations                       421,131               94,486
     Current portion of long-term debt                                  415,958              279,044
                                                                   ------------         ------------
                                                                     19,004,378            4,024,804
CAPITAL LEASE OBLIGATIONS                                             1,395,588              297,387
LONG-TERM DEBT                                                        3,620,513            1,250,303
CONVERTIBLE DEBENTURES                                                4,000,000                 --
DEFERRED INCOME TAXES                                                   753,400               93,000
                                                                   ------------         ------------
TOTAL LIABILITIES                                                    28,773,879            5,665,494
                                                                   ------------         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Class N voting, non-participating stock - US$0.001 par
        value; 10,000,000 shares authorized; 3,110,795 and
        3,190,642 shares issued                                           4,467                4,586
     Common stock - US$0.001 par value; 25,000,000 shares
        authorized; 10,476,048 and 5,884,838
        shares issued                                                    15,051                8,164
     Additional paid-in capital                                      28,044,175            4,871,951
     Accumulated other comprehensive loss                              (154,974)                --
     Deficit                                                         (3,147,340)            (609,218)
                                                                   ------------         ------------
TOTAL STOCKHOLDERS' EQUITY                                           24,761,379            4,275,483
                                                                   ------------         ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 53,535,258         $  9,940,977
                                                                   ============         ============

                 See notes to consolidated financial statements

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------




                                                   Year Ended
                                        December 31,         December 31,
                                           1999                 1998
                                       ------------         ------------
                                                             Restated
                                                             (Note 2b)
REVENUE                                $ 48,040,135         $  6,096,048
                                       ------------         ------------

COSTS AND EXPENSES
    Cost of goods sold                   38,748,543            4,729,806
    Selling expenses                      3,680,316              610,033
    Administrative expenses               6,499,658            1,170,306
    Amortization of intangibles             805,705               67,473
                                       ------------         ------------
                                         49,734,222            6,577,618
                                       ------------         ------------
LOSS FROM OPERATIONS                     (1,694,087)            (481,570)
                                       ------------         ------------

OTHER INCOME (EXPENSE)
    Interest revenue                         34,828               24,763
    Interest expense                       (878,863)             (98,066)
                                       ------------         ------------
                                           (844,035)             (73,303)
                                       ------------         ------------
LOSS BEFORE INCOME TAXES                 (2,538,122)            (554,873)
INCOME TAXES                                   --                   --
                                       ------------         ------------
NET LOSS                               $ (2,538,122)        $   (554,873)
                                       ============         ============
NET LOSS PER SHARE - BASIC
    AND DILUTED                        $      (0.19)        $      (0.09)
                                       ============         ============
WEIGHTED AVERAGE OUTSTANDING
     COMMON SHARES                       13,686,558            6,419,141
                                       ============         ============

                 See notes to consolidated financial statements

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------


                                         Class A
                                        Preferred                                Class N                                  Common
                                          Shares              Amount              Shares              Amount              Shares
                                        -----------         -----------         -----------         -----------         -----------
Balances, December 31, 1997                 700,000            $280,320           4,000,000              $5,800           1,678,000


     Issuance of common shares                                                                                            3,397,300

       Fair value of brokers'
         options

       Fair value of warrants
         issued in private
         placement


     Redemption of Class A                 (700,000)           (280,320)
         preferred shares

     Share exchange                                                                (809,538)             (1,214)            809,538

     Net loss
                                        -----------         -----------         -----------         -----------         -----------
Balances, December 31, 1998,
    Restated (Note 2b)                         --                  --             3,190,462               4,586           5,884,838


     Share exchange                                                              (1,468,750)             (2,203)          1,468,750

     Exercise of brokers' options                                                                                           400,000

     Issuance of exchangeable shares
       by IMSI in connection
       with the acquisition of
       businesses                                                                 1,389,083               2,084

     Issuance of common shares
       in connection with
       financings                                                                                                         2,722,460

     Issuance of special warrants
       by IMSI in connection
       with a financing

     Translation adjustments

     Net loss
                                        -----------         -----------         -----------         -----------         -----------
Balances, December 31, 1999                    --           $      --             3,110,795         $     4,467          10,476,048
                                        ===========         ===========         ===========         ===========         ===========

                                                                     Accumulated
                                                       Additional       Other                              Total          Total
                                                         Paid-In     Comprehensive     Accumulated     Stockholders'  Comprehensive
                                          Amount         Capital         Loss            Deficit          Equity          Loss
                                        -----------    -----------    -----------      -----------      -----------    ----------
Balances, December 31, 1997                  $1,854      $ 664,997           --          $ (41,797)     $   911,174    $   (41,797)
                                                                                                                       ===========

     Issuance of common shares                 5,096       4,206,954                                      4,212,050

       Fair value of brokers'
         options                                          (1,058,300)                                    (1,058,300)
                                                           1,058,300                                      1,058,300
       Fair value of warrants
         issued in private
         placement                                        (1,622,900)                                    (1,622,900)
                                                           1,622,900                                      1,622,900

     Redemption of Class A                                                                 (12,548)        (292,868)
         preferred shares

     Share exchange                           1,214                                                          --

     Net loss                                                                             (554,873)        (554,873)      (554,873)
                                        -----------    -----------    -----------      -----------      -----------    -----------
Balances, December 31, 1998                   8,164      4,871,951           --           (609,218)       4,275,483    $  (554,873)
                                                                                                                       ===========

     Share exchange                            2,203                                                         --

     Exercise of brokers' options                600       602,815                                          603,415

     Issuance of exchangeable shares
       by IMSI in connection
       with the acquisition of
       businesses                                        9,833,157                                        9,835,241

     Issuance of common shares
       in connection with
       financings                              4,084     5,876,252                                        5,880,336

     Issuance of special warrants
       by IMSI in connection
       with a financing                                  6,860,000                                        6,860,000

     Translation adjustments                                             (154,974)                        (154,974)       (154,974)

     Net loss                                                                           (2,538,122)     (2,538,122)     (2,538,122)
                                        -----------    -----------    -----------      -----------      -----------    -----------
Balances, December 31, 1999             $    15,051    $28,044,175    $  (154,974)     $(3,147,340)     $24,761,379    $(2,693,096)
                                        ===========    ===========    ===========      ===========      ===========    ===========

                 See notes to consolidated financial statements

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

                                                                            Year Ended December 31,
                                                                           1999                 1998
                                                                       ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                           $ (2,538,122)        $   (554,873)
    Adjustments to reconcile net loss to net cash provided
      by operating activities
      Depreciation and amortization                                       2,073,682              143,621
      Loss on disposal of capital assets                                      1,696                 --
    Changes in operating assets and liabilities
      Accounts receivable                                                (7,245,692)            (489,189)
      Inventories                                                        (1,387,397)             408,787
      Prepaid expenses                                                     (538,894)             (21,271)
      Accounts payable                                                      678,338                7,568
      Accrued liabilities                                                 1,395,545                 --
                                                                       ------------         ------------

                                                                         (7,560,844)            (505,357)
                                                                       ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of capital assets                                           (3,066,792)            (216,397)
    Proceeds from disposal of capital assets                                214,380                 --
    Additions to intangible assets                                         (667,486)             (14,332)
    Acquisitions, net of cash acquired                                  (10,851,971)          (2,671,529)
                                                                       ------------         ------------
                                                                        (14,371,869)          (2,902,258)
                                                                       ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of shares, net of issuance costs                             6,483,751            4,212,050
    Issuance of special warrants of IMSI, net of issuance costs           6,860,000                 --
    Net proceeds from bank loans                                          8,703,128            1,202,348
    Convertible debentures issued, net of issuance costs                  3,640,976                 --
Proceeds from long-term debt                                                415,260                 --
    Payment of long-term debt and capital lease principal                (1,494,197)            (147,577)
    Payment of advances of shareholders from
      acquired businesses                                                  (376,447)                --
    Redemption of Class A preferred stock of IMSI                              --               (292,868)
                                                                       ------------         ------------
                                                                         24,232,471            4,973,953
                                                                       ------------         ------------
NET CHANGE IN CASH AND
    CASH EQUIVALENTS                                                      2,299,758            1,566,338

CASH AND CASH EQUIVALENTS,
    BEGINNING OF PERIOD                                                   1,865,612              299,274
                                                                       ------------         ------------
CASH AND CASH EQUIVALENTS,
    END OF PERIOD                                                      $  4,165,370         $  1,865,612
                                                                       ============         ============

Supplemental disclosures of cash flow information:
    Cash paid during the period for interest                           $    878,863         $     98,066
                                                                       ============         ============
    Cash paid during the period for income taxes                       $       --           $       --
                                                                       ============         ============

                 See notes to consolidated financial statements

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

1.     DESCRIPTION OF BUSINESS

       The Corporation develops, markets and produces a series of specialty food products aimed at the North American Home Meal Replacement ("HMR") market segment.

2.     SIGNIFICANT ACCOUNTING POLICIES

       The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, the most significant of which are as follows:

       a) Basis of presentation

       The consolidated financial statements include the accounts of the International Menu Solutions Corporation (a Nevada corporation) (the "Corporation" or "IMSC") and its wholly owned operating subsidiaries, International Menu Solutions Inc. ("IMSI"), Prime Foods Processing Inc. ("PFPI"), Transcontinental Gourmet Foods Inc. ("TGF"), 1005549 Ontario Limited ("D.C. Foods"), Tasty Selections Inc. ("Tasty Selections"), Ultimate Cookie Co., Ltd. ("Ultimate") and Huxtable's Kitchens Inc. ("Huxtables").

       On July 16, 1998, the Corporation (which at the time was named ANM Holdings Corporation, a Nevada Corporation ("ANM")) acquired all of the outstanding common stock of IMSI. This transaction was treated as a reverse acquisition of ANM as the former shareholders of IMSI retained the majority voting interest of the combined entity. Accordingly, IMSI is deemed to be the accounting acquirer, whereby the financial statements represent those of IMSI and not the legal acquirer, ANM. The historical financial statements are those of IMSI. The entity's outstanding capital stock represents the historical capital stock of ANM and the stock issued in the reverse acquisition.

       b) Accounting for exchangeable shares issued by subsidiary


       In connection with the acquisition of TGF/Norbakco (see Note 3), the Corporation accounted for the issuance of exchangeable shares in connection with acquisitions (see Note 11 -- Exchangeable shares of IMSI) by having an independent valuation performed and including the value of the shares in the purchase price as of the acquisition date. This method of accounting resulted in recognition of substantially all of the purchase price (and related intangible assets) being recognized at the date of acquisition and the presentation of the exchangeable shares as minority interest on the consolidated balance sheet of the Corporation. However, this method of accounting of the shares was challenged by the staff of the Securities and Exchange Commission ("SEC") in connection with the Corporation's filings on Form 10-SB. In the opinion of the staff of the SEC, the underlying nature of the shares was that of contingent consideration since the shares are exchangeable into common shares of the parent based on future earnings of the business acquired. Consequently, the Company has restated the consolidated balance sheet, statement of operations and stockholders' equity for the year ended 1998 and used the principles of contingent consideration accounting for such acquisitions as prescribed by paragraphs 79 to 80 of APB No. 16, "Business Combinations".

       The effect of applying contingent consideration accounting was as follows:

       Effect on reported net loss for the year ended December 31, 1998:

       Net loss as previously reported:                                     $(549,198)
           Reduction of amortization charges related to
             decreased goodwill recorded at acquisition date       20,235
           Non recognition of minority interest                   (26,000)
                                                                  -------
         Net effect of restatement on net loss and
           accumulated deficit                                                 (5,675)
                                                                            ---------
       Net loss as restated                                                 $(554,873)
                                                                             =========

       Effect on selected reported balance sheet items as of December 31, 1998:

                                                              Previously        As
                                                               Reported      Restated
                                                              ----------     --------
       Intangible assets                                     $ 4,627,070    $  787,395
       Total assets                                           13,780,652     9,940,977

       Accrued liabilities                                       937,940       477,940
       Minority interest                                       3,374,000            --
       Accumulated deficit                                      (603,543)     (609,218)
       Total liabilities and stockholders' equity            $13,780,652    $9,940,977



       c) Foreign currency translation

       i) Translation of foreign subsidiaries' accounts

          Assets and liabilities of the Corporation's foreign subsidiaries are translated from their functional currencies to Canadian dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rate prevailing during the year. The adjustments resulting from translating the financial statements of foreign subsidiaries are recorded in comprehensive income as a separate component of stockholders' equity.

       ii) Translation of foreign currency transactions

          Transactions incurred in currencies other than the functional currency are converted to functional currency at the transaction date. Monetary assets and liabilities denominated in a currency other than the functional currency are converted to the functional currency at the exchange rate in effect at each period end. All foreign currency transaction gains or losses have been included in earnings.

       d) Revenue recognition

       Revenue is recognized upon shipment of goods to customers net of allowances for expected returns for fresh-food deliveries.

       c) Inventory

       Inventory is valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       f) Capital assets

       Capital assets are recorded at cost. Depreciation is provided at the following rates:

                  Building                                     20 years straight-line
                  Plant equipment                              5 to 10 years straight-line
                  Leasehold improvements                       Straight line over the lease term,
                                                                     typically five years
                  Office equipment                             20% declining-balance
                  Computer equipment                           30% declining-balance

       g) Intangible assets

       Intangible assets are recorded at cost. Amortization periods and methods are as follows:

                  Packaging artwork                            3 to 5 years, straight-line
                  Deferred financing costs                     Over term of debt instrument
                  Brands                                       15 to 20 years, straight-line
                  Recipes                                      10 to 15 years, straight-line
                  Manufacturing systems and technology         10 to 15 years, straight-line
                  Customer lists                               7 to 10 years, straight-line
                  Assembled workforce                          7 to 10 years, straight-line
                  Information systems and procedures           5 years, straight-line
                  Licenses and quotas                          10 years, straight-line
                  Goodwill                                     Up to 20 years straight-line

       h) Asset impairment

       The Corporation reviews the carrying value of intangible and other long-lived assets on a periodic basis for evidence of impairment. An impairment loss is recognized when the estimate of undiscounted future cash flows generated by such assets is less than the carrying amount. Measurement of the impairment loss is based on the present value of the expected future cash flows.

       i) Income taxes

       The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of tax assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of a deferred tax asset is adjusted by a valuation allowance, if necessary, to recognize tax benefits only to the extent that, based on available evidence, it is more likely than not that they will be realized.

       j) Cash and cash equivalents

       Investments in highly liquid debt instruments with original maturities of 90 days or less are designated as cash and cash equivalents.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       k) Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates and assumptions.

       l) Recently issued accounting pronouncements

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes standards for the reporting and accounting for derivative instruments. Presently, the Corporation currently does not make significant use of derivative instruments. Management is in the process of determining the impact of SFAS No. 133 on the consolidated financial statements.

3.     ACQUISITIONS

       Year ended December 31, 1999

       During the year ended December 31, 1999, the Corporation acquired the businesses in the table below which have been accounted for using the purchase method (in thousands):

                               Tasty Selections (1)    D.C. Foods (2)     Ultimate (3)      Huxtable's (4)
                                  --------------        ------------    ----------------   -----------------
Acquisition date                  April 15, 1999        May 10, 1999    October 15, 1999   November 12, 1999
Purchase price
  including acquisition costs            $ 2,220             $ 6,533             $   252             $ 4,880
------------------------------------------------------------------------------------------------------------
Assigned to fair values
  of net assets acquired:
  Current assets                           1,383               1,857                 377               3,777
  Capital assets                             494               4,891                 198               1,602
  Brands                                     100                --                   155                 275
  Recipes                                     35                --                    88                 331
  Manufacturing systems
    and technology                            --                 1,150                --                   397
  Customer lists                             450                 325                 109                 368
  Assembled workforce                        165                 425                  29                 360
  Information systems and
  procedures                                  75                  80                   9                  88
    Licenses and quotas                       --                   285                --                  --
  Goodwill                                   953               1,311                --                  --
  Current liabilities                       (677)             (1,571)               (713)             (2,062)
  Long-term liabilities                     (758)             (2,220)               --                  (256)
------------------------------------------------------------------------------------------------------------
                                         $ 2,220             $ 6,533             $   252             $ 4,880
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       (1) IMSI acquired all of the outstanding shares of Tasty Selections Inc. ("Tasty Selections"), a manufacturer of muffin and cookie batters located in Concord, Ontario operating under the trade name "Tasty Batters". Tasty Selections was acquired by paying cash of $1,000,000 and by issuing 442,750 Class N shares of the Corporation and 442,750 Class X shares of IMSI to the vendors, valued at $2.63 per Class X share (see Note 11).

       (2) IMSI acquired all of the issued and outstanding shares of 1005549 Ontario Inc, the sole shareholder of D.C. Foods Processing Inc. a provider of custom and private label food processing services to Canadian and International markets located in Waterloo, Ontario (collectively "D.C. Foods"). Pursuant to the terms of the purchase agreement, the purchase price payable to the former shareholders of 1005549 Ontario Limited was satisfied by paying $4,000,000 in cash; by issuing 893,333 Class N shares of the Corporation and 893,333 Class X shares of IMSI valued at $2.63 per Class X share; and by issuing 250,000 Class E Series 1 shares, 250,000 Class E Series 2 shares, 250,000 Class E Series 3 shares and 250,000 Class E Series 4 shares of IMSI. The Class E Series shares are exchangeable into common shares of the Corporation based on the earnings recorded by D.C. Foods in 1999 and 2002 (see Note 11). The value of each series of Class E shares will be recorded as additional purchase price once the earnings contingencies are resolved.

       (3) IMSI acquired all of the issued and outstanding shares of the Ultimate Cookie Co. Inc.("Ultimate"), a Montreal based bakery. Pursuant to the terms of the purchase agreement, the purchase price was satisfied by paying $175,000 in cash and by issuing 250,000 Class E Series 5 shares and 250,000 Class E Series 6 shares of IMSI. The Class E Series shares were issued to the selling shareholders of Ultimate and are exchangeable into common shares of the Corporation (see Note 11). The value of each series of Class E shares will be recorded as additional purchase price once the earnings contingencies are resolved.

       (4) IMSC, through its wholly-owned subsidiary Huxtable's Kitchens Inc. (Huxtable's Kitchens"), purchased substantially all of the assets of Huxtable's Foods, L.L.C., a Delaware limited liability company ("Huxtable's") located in Vernon, California. Huxtable's is a provider of a wide range of fresh and frozen entrees located in California. Pursuant to the purchase agreement, US$3,280,000 (CDN$4,880,000) was paid in cash. Additional payments in cash or shares of common stock of the Corporation will be made based upon the future earnings levels of the subsidiary and will be recorded as additional purchase price once the earnings contingencies are resolved.

       On May 17, 1999, IMSI acquired the remaining 41% equity interest in Norbakco, having acquired 59% interest on December 1, 1998. The consideration paid for the additional interest was the issue by IMSI of 53,000 Class X Shares valued at $2.63 per Class X share, the issue by the Corporation of 53,000 Class N Shares and the purchase from the selling shareholders shareholder loans made to Norbakco in the amount of $180,000. This transaction resulted in an increase in the purchase price of TGF/Norbakco of $139,125.

       Goodwill arising from the above acquisitions is being amortized straight-line over a 20 year period.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       Unaudited supplemental pro forma results of operations

       The following table presents unaudited pro forma revenue, net loss and loss per share as if the Corporation had acquired all of Tasty Batters, D.C. Foods, Ultimate and Huxtable's at the beginning of each of the periods presented on (in thousands, except per share amounts):

                                     Year ended               Year ended
                                 December 31, 1999        December 31, 1998
                                 -----------------        -----------------
       Revenue                       $ 71,642                 $ 48,085
       Net loss                        (3,760)                  (1,081)
       Net loss per share            $  (0.27)                $  (0.14)
                                     --------                 --------
                                     --------                 --------
       The preceding unaudited pro forma amounts do not purport to be indicative of what actual revenues and results of operations might have been if the acquisitions had occurred at the beginning at each of the periods presented above.







       Year ended December 31, 1998

       During the year ended December 31, 1998, the Corporation acquired the businesses, set out in the table below, which have been accounted for using the purchase method (in thousands):

                                                             Pasta Kitchen (1)    TGF/Norbakco (2)
                                                             -----------------    ----------------
       Acquisition date                                       October 9, 1998     December 1, 1998
       Purchase price including acquisition costs                 $   395             $ 1,100
       Assigned to fair values of net assets acquired:
       Current assets                                                 105               2,922
       Capital assets                                                 200               2,223
       Current liabilities                                           (146)             (2,958)
       Long-term liabilities                                         --                (1,199)
                                                                  -------             -------
                                                                      159                 988
                                                                  -------             -------
       Goodwill                                                   $   236             $   122
                                                                  -------             -------
                                                                  -------             -------

       (1) The Corporation acquired the assets of Pasta Kitchen for cash consideration of approximately $375,000. Additional consideration, estimated at $340,000 at the date of the acquisition, was payable, at the option of the Corporation, in cash or common shares during 1999 based on the achievement of certain revenue targets. Pasta Kitchen met the revenue targets during 1999. In December 1999, $100,000 of cash was paid to the former owner of Pasta Kitchen. The remainder of $240,000 has been accrued by the Corporation and will be paid by the issuance of 55,042 shares of common stock during 2000. As a result of the revenue contingencies being resolved, the Corporation adjusted the purchase price and goodwill balance related to Pasta Kitchen by $340,000 in 1999.

       (2) The Corporation acquired all of the outstanding shares of TGF and 59% of the outstanding shares of Norbakco Ltd., a sister corporation of TGF. Cash of $1,000,000 was paid to the vendors on closing. An additional cash payment of $600,000, estimated at the date of acquisition, was payable during 1999 based on the net book value of TGF in excess of $1,000,000 at February 28, 1999. The balance of the purchase price of was paid in the form of three classes of exchangeable shares of IMSI (Class B, C and D), issued December 1, 1998, which are exchangeable for shares of the Corporation based upon the earnings of TGF for the years ending February 28, 1999, February 29, 2000 and February 28, 2001 (see Note 11).

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

           The Corporation paid the former owners of TGF approximately $360,000, net of shareholder loans, during 1999 pursuant to the net book value calculation. In addition, based upon the earn-out formula related to the year ended February 28, 1999, the holders of Class B shares in IMSI may now receive 2,258,718 common shares, valued at $6,188,900 ($2.74 (US$1.81) per share), of the Corporation upon conversion of all of the Class B shares. As a result of the net book value calculation and the first earn-out period, the purchase price and goodwill related to TGF/Norbakco was increased by $6,548,900.

       Unaudited supplemental pro forma results of operations

       The following table presents unaudited pro forma revenue, net loss and loss per share as if the Corporation had acquired all of TGF, Norbakco and Pasta Kitchen at the beginning of each of the period presented
       (in thousands, except per share amounts):



                                     Year ended
                                  December 31, 1998
                                  -----------------
       Revenue                       $   13,014
       Net income (loss)                   (478)
       Net income (loss) per share   $    (0.07)
                                     ==========

       The preceeding unaudited pro forma amounts do not purport to be indicative of what actual revenues and results of operations might have been if the acquisitions had occurred at the beginning at each of the periods presented above.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

4.     CAPITAL ASSETS

                                                       December 31,
                                               1999                  1998
                                           -----------            -----------
       Cost
       Land                                $   355,800            $   120,000
       Building                              2,010,619                854,524
       Leasehold improvements                1,848,936                104,671
       Plant equipment                      11,344,842              2,383,349
       Office equipment                        449,473                225,973
       Computer equipment                      363,642                 31,285
                                           -----------            -----------
                                            16,373,312              3,719,802
                                           -----------            -----------

       Accumulated depreciation
       Building                                122,871                 43,687
       Leasehold improvements                   81,218                  1,230
       Plant equipment                       1,045,139                 49,503
       Office equipment                         28,496                  5,006
       Computer equipment                       68,954                  3,180
                                           -----------            -----------
                                             1,346,678                102,606
                                           -----------            -----------
                                           $15,026,634            $ 3,617,196
                                           ===========            ===========

       The net book value of assets recorded under capital leases totaled $3,119,093 (December 31, 1998 - $367,490), net of accumulated depreciation of $1,500,789 (1998 - $5,694).

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

5.     INTANGIBLE ASSETS

                                                                 December 31,
                                                          1999                   1998
                                                       -----------            -----------
       Cost
       Packaging artwork                               $ 1,000,040            $   210,000
       Deferred financing costs                            359,024                   --
       Brands                                              530,000                   --
       Recipes                                             454,000                   --
       Manufacturing systems and technology              1,547,000                   --
       Customer lists                                    1,252,000                   --
       Assembled workforce                                 979,000                   --
       Information systems and procedures                  261,000                   --
       Licences and quotas                                 285,000                   --
       Goodwill                                         10,007,589                630,271
                                                       -----------            -----------
                                                        16,674,653                840,271
                                                       -----------            -----------
       Accumulated amortization
       Packaging artwork                                   153,051                 36,936
       Deferred financing costs                             60,000                   --
       Brands                                                9,200                   --
       Recipes                                              10,300                   --
       Manufacturing systems and technology                 55,500                   --
       Customer lists                                       74,800                   --
       Assembled workforce                                  67,800                   --
       Information systems and procedures                   25,400                   --
       Licences and quotas                                  19,000                   --
       Goodwill                                            458,600                 15,940
                                                       -----------            -----------
                                                           933,651                 52,876
                                                       -----------            -----------
                                                       $15,741,002            $   787,395
                                                       ===========            ===========

6.     BANK OPERATING LOANS

       The Corporation and its subsidiaries have utilized an aggregate of approximately $9,500,000 of authorized lines of credit totaling $10,000,000 (December 31, 1998 - utilized an aggregate of $1,030,000 of authorized lines of credit totaling $1,750,000). The lines of credit bear interest at Canadian prime plus 1% or 7.5% at December 31, 1999 except for borrowings secured by mandatory cash deposits totalling
       $4,000,000,  in which case interest is   calculated at prime plus 1/2 or
       7.0% at December 31, 1999. The outstanding balances are due on demand and are secured by a general assignment of book debts, a general security agreement over all assets of the Corporation, life insurance on certain executives totaling $2,500,000 and a priority agreement with other lenders of the Corporation. The credit facility agreement also provides for a revolving facility of $3,500,000 for equipment loans, bearing interest at prime plus 1-1/4%; and a forward exchange contract facility totaling $7,500,000.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

7.     CAPITAL LEASE OBLIGATIONS

       The Corporation has acquired various processing equipment and vehicles under capital leases expiring 2004. Monthly principal payments vary from $524 to $5,550. Capital leases are recorded by discounting payments based on the lower of the Corporation's incremental borrowing rate or the interest rate inherent in the lease.

                                                                   December 31,
                                                            1999                  1998
                                                         ----------            ----------
       Within 12 months                                  $  656,825            $  131,378
       12 to 24 months                                      573,703               127,665
       25 to 36 months                                      560,105               103,275
       37 to 48 months                                      244,599               100,050
       49 to 60 months                                      104,273                11,242
                                                         ----------            ----------
       Gross value of minimum lease payments              2,139,505               473,610
       Less amount representing interest                    322,786                81,737
                                                         ----------            ----------
                                                          1,816,719               391,873
       Less principal amounts due in one year               421,131                94,486
                                                         ----------            ----------
                                                         $1,395,588            $  297,387
                                                         ==========            ==========

8.     LONG-TERM DEBT

                                                                                                        December 31,
                                                                                                   1999               1998
                                                                                                ----------         ----------
       Business Development Bank of Canada ("BDC")- Mortgage
           Repayable in monthly installments of $3,200 plus interest.  Interest is calculated based on BDC's floating base rate plus 1% or 9.5% (9.75% at
           December 31, 1998), and matures June 23, 2012.  The loan to PFPI is secured by a first charge on PFPI's land and building, a second charge on PFPI's inventory and accounts receivable, a $250,000 guarantee by an officer of the
           Company, a guarantee by the Company for the full amount of the loan and an
           assignment shareholder loans owing by PFPI to IMSI                                   $  518,400         $  518,400

       BDC - Equipment loan
           Repayable in two principal instalments during December and January of each year for a 5 year term.  Interest is payable monthly at 1.25%  above BDC's daily floating base rate or 9.75% (10.00% at December 31, 1998).  The loan is
           secured by a first charge on all personal property of TGF                               635,000            832,000

       Bank of Nova Scotia - Equipment loan
           Repayable in monthly installments of $2,137 for a 5 year term. Interest is payable monthly at the Bank of Nova Scotia prime rate plus 2.5% or 11.0%
           (9.25% at December 31, 1998).  The loan is secured by a first charge over the
           assets financed                                                                            --              133,128
                                                                                                ----------         ----------
       Balance to carry forward                                                                  1,153,400          1,483,528
                                                                                                ----------         ----------

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

8.     LONG-TERM DEBT (CONTINUED)

                                                                                                       December 31,
                                                                                                  1999              1998
                                                                                               ----------        ----------
       Balance carried forward                                                                 $1,153,400        $1,483,528

       Bank of Nova Scotia - Term loan
           Repayable in monthly installments of $1,500 for a period of 39 months                     --              45,819
           Interest is payable monthly at the Bank of Nova Scotia prime rate plus 2.5%
           or 11.0% (9.25% at December 31, 1998).  The loan is secured by a general security agreement over all present and future personal property

       Bank of Nova Scotia - Equipment advances
           Temporary equipment loans with no current repayment terms.  Interest is              2,150,217              --
           payable monthly on the outstanding balance at the Bank of Nova Scotia prime rate plus 1.75% or 8.25% at December 31, 1999.  The loans are secured by the underlying assets

       Royal Bank - Small business loans
           Repayable in monthly installments of $3,100 and $687.  Interest is payable              52,676              --
           monthly at the Royal Bank prime rate plus 1.5% and 2.5% respectively or 8%
           and 9% at December 31, 1999.  The loans are due November 2000 and December
           2001.  The loans are secured by a first charge on the fixed assets of the
           Ultimate Cookie Co. and subordination of claims of the former directors of the Ultimate Cookie Co. in the amount of $50,000

       Royal Bank of Canada - Mortgage
           Repayable in monthly installments of $6,500 and matures September 2011                 606,319              --
           Interest is payable monthly at the Royal Bank prime rate plus 1% or 7.5% at
           December 31, 1999.  The loan is secured by a collateral mortgage of $900,000 on property at 35 Northland Road, Waterloo, Ontario

       Royal Bank of Canada - Loan
           Repayable in monthly installments of $4,010 and matures September 2001                  73,859
           Interest is payable monthly at the bank's prime rate plus 0.75%. The loan is secured by a collateral mortgage of $150,000 on property at 35 Northland
           Road, Waterloo, Ontario
                                                                                               ----------        ----------
                                                                                                4,036,471         1,529,347
       Less amount due within one year                                                            415,958           279,044
                                                                                               ----------        ----------
                                                                                               $3,620,513        $1,250,303
                                                                                               ==========        ==========

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

8.     LONG-TERM DEBT (CONTINUED)

       Principal payments required are due as follows:

       In 12 months           $  415,958
       12 to 24 months           362,377
       25 to 36 months           277,400
       37 to 48 months           171,400
       49 to 60 months           116,400
       Thereafter              2,692,936
                              ----------
                              $4,036,471
                              ==========

9.     CONVERTIBLE DEBENTURES

       On May 10, 1999, the Corporation's subsidiary IMSI issued $4,000,000 in convertible debentures to two investors. The debentures will have a term of 48 months, bear interest at 7% per annum for the first 12 months and 13% thereafter, and will be convertible at the holder's option at any time into Class X exchangeable shares of IMSI which are then exchangeable into shares of the Corporation. IMSI will have the right to force conversion of the debentures if certain trading statistics are maintained after July 1, 1999. Approximately $360,000 was paid by IMSI in respect of fees and commissions related to the debentures.


10.    COMMITMENTS

       The Corporation is committed under operating leases for business premises and equipment with terms expiring at various dates through 2005. As of December 31, 1999, the minimum annual payments required under the lease agreements were as follows:

       In 12 months           $  943,241
       13 to 24 months           889,110
       25 to 36 months           774,805
       37 to 48 months           423,624
       49 to 60 months           325,411
       Thereafter                 51,790
                              ----------
                              $3,407,981
                              ==========

11.    SHAREHOLDER'S EQUITY

       Capital stock of the Corporation

       As of December 31, 1999, the Corporation's authorized capital stock consisted of 25,000,000 shares of common stock with a par value of US$0.001 per share and 10,000,000 shares of Class N stock with a par value of US$0.001 per share

       Common stock. As of December 31, 1999, there were 10,476,048 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of shareholders.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

11.    SHAREHOLDERS' EQUITY (CONTINUED)

       Class N shares. As of December 31, 1999 there were a total of 3,110,795 Class N shares issued and outstanding. The Class N shares are non-equity participating and are entitled to identical voting rights as shares of common stock. The Class N shares are issued to shareholders of IMSI who have shares of IMSI (Class B, C, D, E and X - see Exchangeable shares of
       IMSI) that are convertible into shares of common stock of the Company so that such shareholders of IMSI have voting rights at meetings of the shareholders of the Company. The holders of the Class N shares have no rights of participation on a liquidation or winding up of the Company.

       As of December 31, 1999 the Company had reserved 2,200,000 Class N shares for issuance upon determination of the exchange rights of the Class B shares, Class C shares, and Class D shares issued by IMSI. The Company will be required to reserve an additional 830,000 Class N shares in connection with such conversion based upon management's estimates that approximately 3,030,000 shares of common stock of the Company will be issued to the former shareholders of TGF in exchange for all of the Class B shares, Class C shares and Class D shares. The holders of the Class B shares, the Class C shares and the Class D shares are entitled to receive a number of Class N shares based upon the number of shares of common stock of the Company for which each of the Class B shares, the Class C shares and the Class D shares may be exchanged as determined in accordance with the share attributes of each such class. The holders of Class E shares of IMSI have the same right to receive a number of Class N shares based upon the number of shares of common stock of the Company for which each series of the Class E shares may be exchanged as determined in accordance with the share attributes of each such series (see Exchangeable shares of IMSI). Based upon management's estimate, the Company will be required to reserve an additional 2,300,000 Class N shares in connection with the conversion rights of the holders of Class E shares. There is no publicly traded market for the Class N shares.

       Exchangeable shares of IMSI

       The following securities of IMSI, which are exchangeable into common shares of the Corporation, are issued and outstanding. There is no public trading market for any of the following securities.

       Class X shares. IMSI has issued and outstanding 3,110,795 Class X shares which are exchangeable on the basis of one Class X share and one class N share of the Company for one share of common stock of the Company. Class X shares are non-participating and non-voting.

       Class B shares. IMSI has issued 300,000 Class B shares. The Class B shares are non-participating and non-voting except in respect of any future modification or changes in the Class B share characteristics. The Class B shares are exchangeable into such number of shares of common stock of the Company as determined by calculating the earnings before income tax, depreciation and amortization ("EBITDA") of TGF for the twelve month period ended February 28, 1999, and multiplying such amount by 5, less the adjusted book value; then by dividing that amount by the Canadian dollar equivalent of US$1.40 (CDN$2.04) at February 28, 1999 and subtracting from that amount 53,000.

       Class C shares. IMSI has issued 100,000 Class C shares. The Class C shares are non-participating and non-voting except in respect of any future modification or changes in the Class C share characteristics. The Class C shares are exchangeable into a number of shares of common stock of the Company, such number of shares to be determined by calculating the EBITDA of TGF for the twelve month period ended February 28, 2000; then by dividing that amount by the Canadian dollar equivalent at February 28, 2000 of the lesser of US$2.00 (CDN$2.92) or the current market price of one share of common stock of the Company determined at February 28, 2000.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

11.    SHAREHOLDERS' EQUITY (CONTINUED)

       Class D shares. IMSI has issued 59,000 Class D shares. The Class D shares are non-participating and non-voting except in respect of any future modification or changes in the Class D share characteristics. The Class D shares are exchangeable into a number of shares of common stock of the Company such number of shares to be determined by calculating the EBITDA of TGF for the twelve month period ended February 28, 2001 minus the adjusted EBITDA of TGF for the twelve month period ended February 28, 2000; then by dividing that amount by the Canadian dollar equivalent at February 28, 2001 of the lesser of US$ 2.00 (CDN$ 2.92) or the current market price of one share of common stock of the Company determined at February 28, 2001.

       Class E Series 1 and 2 shares. IMSI has issued 250,000 Class E Series 1 shares and 250,000 Class E Series 2 shares. Class E Series 1 and 2 shares are non-participating and non-voting except in respect of any future modification or changes in the Class E Series 1 and 2 share characteristics. The Class E Series 1 and 2 shares, collectively, are exchangeable into a number of shares of common stock of the Company such number of shares to be determined as follows:

         the amount being the EBITDA of D.C. Foods for the period from and including December 7, 1998 to and including December 31, 1999, divided by the current market price of one share of common stock of the Company determined as at December 31, 1999.

       Class E Series 3 and 4 shares. IMSI has issued 250,000 shares of Class E Series 3 shares and 250,000 shares of Class E Series 4 shares. Class E Series 3 and 4 shares are non-participating and non-voting except in respect of any future modification or changes in the Class E Series 3 and 4 share characteristics. The Class E Series 3 and 4 shares, collectively, are exchangeable into a number of shares of common stock of the Company such number of shares to be determined as follows:

         the amount being [four times EBITDA of D.C. Foods for the period ending March 31, 2002 or December 31, 2002 (such period to be selected by the Series 3 and 4 shareholders in their absolute discretion), minus (A) $6,000,000 and (B) an amount equal to the greater of (i) the Adjusted EBITDA of D.C. Foods for the period from and including December 7, 1998 to and including December 31, 1999, and (ii) zero], divided by the current market price of one share of common stock of the Company determined as at March 31, 2002 or December 31, 2002, as determined by the Series 3 or 4 shareholders.

       Class E Series 5 and 6 shares. IMSI has issued 250,000 shares of Class E Series 5 shares and 250,000 shares of Class E Series 6 shares. Class E Series 5 and 6 shares are non-participating and non-voting except in respect of any future modification or changes in the Class E Series 5 and 6 share characteristics.

       Class E Series 5 shares are exchangeable into a number of shares of common stock of the Company such number of shares to be determined as follows:

         the amount being four times the Adjusted EBITDA of Ultimate for the one year period ending April 30, 2000, less the net book value of Ultimate at that date, divided by the current market price of one share of common stock of the Company determined as at April 30, 2000.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

11.    SHAREHOLDERS' EQUITY (CONTINUED)

       Class E Series 6 shares are exchangeable into a number of shares of common stock of the Company such number of shares to be determined as follows:

         the amount being 25% of the aggregate of: (i) net sales in the calendar year 2002 of cookie dough or cookies by Ultimate and Tasty Selections;
         (ii) the amount of net sales in the year 2002 of any products under the trademarks of or licensed to Ultimate; and (iii) the amount of net sales in the year 2002 in the Province of Quebec of Tasty Selections products; and (iv) the amount of net sales in the year 2002 in the Province of Quebec that Michael Eskenazi or any employee under his direct control is involved in developing or promoting; minus the amount being four times Adjusted EBITDA of Ultimate for the one year period ending April 30, 2000; divided by the current market price of one share of common stock of the Company determined as at December 31, 2002.

       Capital stock transactions

       Year ended December 31, 1999

       On April 16, 1999, the Corporation executed a subscription agreement with an investor to issue 1,523,810 common shares for proceeds of approximately $3,810,000, net of issuance costs of $190,000.

       On October 22, 1999, IMSI sold by private placement 1,555,556 special warrants ("Special Warrants") for an aggregate consideration of approximately $7.0 million (US$4.7 million). Each Special Warrant entitles the holder, upon exercise thereof without any further consideration, to receive one Class X share of IMSI. Such Special Warrants are immediately exercisable and any Special Warrant not exercised by October 22, 2000 (or earlier under certain circumstances) will be deemed to have been exercised as of such date. The Special Warrants are subject to customary anti-dilution adjustment provisions. In addition, each Special Warrant will be exercisable for (i) 1.1 Class X shares of IMSI in the event that IMSI does not receive a receipt for a (final) prospectus issued by the Ontario Securities Commission by August 5, 2000, and (ii) 1.2 Class X shares in the event that IMSI is not able to obtain additional financing of least US$7 million by March 30, 2000 or certain trading volume and price targets for the Company's common stock are not met. Also, in the event that IMSI is not able to obtain such additional financing by March 30, 2000, the Special Warrants will be deemed to be amended to change all references to Class X shares of IMSI to refer to the common stock of the Corporation.

       During 1999, 1,468,750 Class N and 1,468,750 Class X shares of IMSI were exchanged for common shares of the Corporation.

       Year ended December 31, 1998

       Reverse acquisition

       On July 16, 1998, ANM, then a non-operating corporation, acquired all of the outstanding common shares of IMSI. As a condition of the transaction, ANM issued 1,400,000 common shares for proceeds of US$925,000 (CDN$1,373,000), net of issuance costs of US$55,000 (CDN$81,600) on July 15, 1998. For accounting purposes, the transaction was treated as a reverse acquisition of ANM by IMSI. In conjunction with the reverse acquisition transaction, the Corporation created and authorized 10,000,000 Class N shares, and issued 4,000,000 Class N shares to the former shareholders of IMSI. The Class N shares are non-equity participating and are entitled to identical voting rights as the common stockholders. In addition, one Class N share together with one Class X share of IMSI are convertible into common shares of the Corporation on a one for one basis at the option of the holder until 2013, at which time the Corporation can force conversion of the Class N shares.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

11.    SHAREHOLDERS' EQUITY (CONTINUED)

       During 1998, 809,538 Class N and 809,538 Class X shares of IMSI were exchanged for common shares of the Corporation.

       Private placement financing

       During the period November 17 to November 28, 1998, the Corporation sold, by private placement, 1,997,300 units for US$0.90 each, consisting of one common share and one-half of a warrant. In exchange for one warrant and US$1.40, the holder may purchase one common share of the Corporation. The warrants expired May 30, 1999. The units have a minimum holding period of one year from the date of the subscription agreements. Proceeds, net of broker commissions, were US$1,666,124 ($2,550,000 CDN).

       On May 30, 1999, all of the holders of the warrants described above exercised their rights to acquire common shares of the corporation, resulting in US $1,398,110 (CDN $2,070,700) of proceeds to the Corporation.

12.    OPTIONS GRANTED TO NON-EMPLOYEES

       Brokers' options

       In conjunction with the share issuance and reverse acquisition of ANM in July 1998, the Corporation granted 1,000,000 stock options to brokers on July 15, 1998. Pursuant to the stock option agreements, the option holders have the right to purchase common shares of the Corporation at a price of US$1.00, commencing February 1, 1999 and expiring July 1, 1999. On May 27, 1999, the Corporation agreed to extend the expiry date with respect to the brokers' options issued July 15, 1998. Of the 1,000,000 options outstanding, 400,000 options will expire on December 31, 1999 and 600,000 options will expire on June 30, 2000. During 1999, 400,000 brokers' options were exercised for proceeds of approximately $603,000.

       Consultant options

       On January 1, 1999, the Corporation issued 125,000 options to a consultant. The options were granted at an option price of $0.90 per share for the first 50,000 options. The remaining 75,000 options were granted at an exercise price of $1.50. All options expire on December 31, 2001.

13.    STOCK OPTION PLAN

       On August 10, 1998, the Board of Directors of the Corporation approved a stock option plan (the "Option Plan") applicable to the Corporation's officers and directors and authorized 2,500,000 common shares to be granted. Pursuant to the Option Plan, options are granted at an amount not less than the then-current fair market value of the common shares of the Corporation. Options may generally be exercised in equal proportions during the years following the first to fifth anniversary of the date of grant and expire on the tenth anniversary or upon termination of employment.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

13.    STOCK OPTION PLAN (CONTINUED)

       A summary of the activity in the Option Plan since inception is set forth below:

                                                       Options
                                                      Available                 Number of       Weighted Average
                                                      For Grant                  Options      Exercise Price (US$)
                                                      ---------                  -------      --------------------
       Balance at December 31, 1997                        --
                  Authorized                          2,500,000                     --
                  Granted                              (825,000)                 825,000              $0.80
                                                      ---------                  -------              -----
       Balance at December 31, 1998                   1,675,000                  825,000              $0.80
                  Authorized                               --
                  Granted                                  --                       --
                                                      ---------                  -------              -----
       Balance at December 31, 1999                   1,675,000                  825,000              $0.80
                                                      ---------                  -------              -----

       Exercisable at December 31, 1997                                             --                $  --
       Exercisable at December 31, 1998                                                               $  --
       Exercisable at December 31, 1999                                          290,000              $0.76
                                                      =========                  =======              =====

       The following table summarizes information concerning currently outstanding options at December 31, 1999:

                                                         Weighted
                                                         Average         Weighted                          Weighted
                                         Number of      Remaining        Average         Number of         Average
                                          Options      Contractual       Exercise         Options          Exercise
Exercise price (US$)                    Outstanding        Life        Price (US$)      Exercisable      Price (US$)
                                        -----------    -----------     -----------      -----------      -----------
 $0.70 - $1.50                            825,000       8.6 years        $ 0.80           290,000           $ 0.76
                                        -----------    -----------     -----------      -----------      -----------
                                          825,000                                         290,000
                                        ===========    ===========     ===========      ===========      ===========

       The Corporation has not yet established a stock option plan for employees. However, since inception the Corporation has granted a total of 93,000 in stock options to three employees in connection with their employment agreements. All of these options are outstanding and have a weighted average exercise price of US$1.93. Generally, these option grants have a 10 year term and vest equally over a 5 year period. As of December 31, 1999, 16,600 of the options were exercisable at a weighted average exercise price of US$1.55.

14.    STOCK BASED COMPENSATION

       The Corporation has elected to follow APB 25 and related interpretations in accounting for its employee stock options. Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Corporation had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. Weighted average assumptions for stock price volatility, dividend yield, expected life of stock options and risk free interest rate were 325%, 0%, 5.25 years and 5.5%, respectively, for the year ended December 31, 1998. Weighted average assumptions for stock price volatility, dividend yield, expected life of stock options and risk free interest rate were 55%, 0%, 5.15 years and 5.5%, respectively, for the year ended December 31, 1999.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

14.    STOCK BASED COMPENSATION (CONTINUED)

       SFAS 123 requires that, for the pro forma disclosure, the compensation cost based on the fair values of the options at the grant date be amortized over the vesting period. If compensation cost for stock options had been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS 123, the Corporation's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                                         Year ended
                                                                        December 31,
                                                              1999                        1998
                                                          -------------               -------------
       Net loss
             As reported                                  $  (2,538,122)              $    (554,873)
             Pro forma                                    $  (2,811,895)              $    (622,884)

       Net loss per share, basic and diluted
             As reported                                  $       (0.19)              $       (0.09)
             Pro forma                                    $       (0.21)              $       (0.10)

       The weighted average grant date fair value of stock options granted during the years ended December 31, 1999 and 1998 was $3.45 and $1.89, respectively.

15.    INCOME TAXES

       The components of the provision for income taxes are as follows:

                                Year ended
                                December 31,
                           1999             1998
                         --------         --------
Current                  $      -         $      -
Deferred
                                -                -
                         --------         --------
                         $      -         $      -
                         ========         ========

       The components of the net deferred tax asset (liability) are as follows:

                                                                            December 31,
                                                                   1999                      1998
                                                                -----------               -----------
       Deferred income tax liabilities
             Difference between tax and accounting
               basis of assets                                  $  (840,700)              $  (167,000)
                                                                -----------               -----------
       Deferred income tax assets
             Expenses not currently deductible                      176,000                      --
             Net operating losses                                 1,872,000                   680,000
             Valuation allowance                                 (1,784,700)                 (606,000)
                                                                -----------               -----------
             Deferred income tax asset,
                net of valuation allowance                           87,300                    74,000
                                                                -----------               -----------
       Net deferred income tax asset (liability)                $  (753,400)              $   (93,000)
                                                                ===========               ===========

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

15.    INCOME TAXES (CONTINUED)

       The provision for income taxes varies from the expected provision at the statutory rates for the following reasons:

                                                                                       Year ended                  Period ended
                                                                                       December 31,                 December 31,
                                                                                 1999                1998               1997
                                                                              -----------        -----------        -----------
       Combined Canadian basic federal
         and provincial tax rates                                                    44.6%              44.6%              44.6%
                                                                              -----------        -----------        -----------

       Recovery based on the above rates                                      $(1,132,000)       $  (244,900)       $   (18,600)

       Increase (decrease) in income taxes
            resulting from the following:
               Permanent differences including
                 goodwill amortization                                            359,000             15,200              1,900
               Canadian manufacturing credits                                     203,000            (34,100)             3,200
               Change in valuation allowance                                      570,000            288,000             13,500
               Other                                                                 --              (24,200)              --
                                                                              -----------        -----------        -----------
                                                                              $      --          $     --           $      --
                                                                              ===========        ===========        ===========

       The Corporation and its subsidiaries have income tax losses totaling $4,794,000 to apply against future years' taxable income. The losses, if not utilized, expire as follows:

       2000              $   21,000
       2001                  66,000
       2002                  34,000
       2003                 248,000
       2004                 449,000
       2005                 745,000
       2006               3,231,000
                         ----------
                         $4,794,000
                         ==========

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

 16.   NET LOSS PER SHARE

                                                                           Year ended
                                                                           December 31,
                                                                 1999                        1998
                                                              ------------               ------------
       Net loss per share

       Numerator
       Net loss available to common shareholders              $ (2,538,122)              $   (554,873)
                                                              ------------               ------------
       Denominator
       Weighted average shares outstanding                      13,686,558                  6,419,141
                                                              ------------               ------------
                                                              $      (0.19)              $      (0.09)
                                                              ============               ============


       No diluted net loss per share disclosure is presented as the conversion of securities with dilutive potential in all periods had an anti-dilutive effect on loss per share. The Class N shares outstanding are considered common stock equivalents for the purposes of the basic loss per share and weighted average outstanding common shares calculations.

17.    CONTINGENCY

       The Corporation is defending a legal action in which the plaintiff has asserted a claim of approximately $200,000 for breach of contract. The likelihood of loss, if any, is not determinable and no accrual for this item has been recorded as of December 31, 1999.

18.    FINANCIAL INSTRUMENTS

       Fair value

       At December 31, 1999 and December 31, 1998 the estimated fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities were equal to their carrying values due to the short-term nature of the items. The estimated fair value of long-term debt approximates fair value as the debt bears interest at floating rates.

       Foreign exchange risk

       Foreign exchange risk is the risk that changes in exchange rates will affect the Corporation's operating results. The Corporation has a foreign exchange risk with respect to expenditures in United States dollars. The Corporation periodically enters into foreign exchange contracts to minimize this risk. The operation of the foreign subsidiary in the United States is carried out in its respective currency and currency fluctuations will impact the operating results.

       Cash and cash equivalents, accounts receivable, accounts payable, and long-term debt include the following amounts in US dollars, $4,433,000 (1998 - $16,287), $4,686,000 (1998 - $542,026), $2,780,000 (1998 -
       $79,451), $156,000 (1998 - $nil), respectively, which have been translated to Canadian dollars at the exchange rate in effect at the balance sheet date.

       Credit risk

       Credit risk arises due to the concentration of accounts receivable in one geographic area or with certain customers. This risk is minimized by the fact that the Corporation sells product to large supermarket chains and specialty food retailers. Substantially all customers pay within 10 days of product delivery.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

19.    SEGMENTED INFORMATION

       The Corporation operated in four business segments for the years ended December 31, 1999 and 1998 and one business segment in 1997. Information regarding the Corporation's activities on a segmented bases includes the term of earnings measurement of "EBITDA" which refers to earnings from before interest, income taxes, depreciation and amortization. EBITDA is the measure of profit or loss used by the chief operating decision maker when making decisions regarding operations. The four operating segments are defined as follows:

        "Desserts"   -   operations of the Corporation producing fresh and
                         frozen baked goods and desserts.
        "Fresh"      -   operations of the Corporation producing fresh entrees.
        "Frozen"     -   operations of the Corporation producing frozen entrees
                         and meal components
        "Corporate"  -   operations of the Corporation providing administrative,
                         marketing, product development and financial services for all the various manufacturing operations

       The relevant information in each segment is as follows:

       1999                          Desserts               Fresh               Frozen             Corporate               Total
                                   ------------         ------------         ------------         ------------         ------------
       Revenue                     $  9,513,618         $  2,610,723         $ 36,953,840         $ (1,038,046)        $ 48,040,135
       Inter-segment
       revenue                             --                   --              1,754,788                 --              1,754,788
       EBITDA                           356,613              268,328            3,482,196           (3,727,542)             379,595
       Interest expense                (158,374)             (19,536)            (489,075)            (211,878)            (878,863)
                                   ------------         ------------         ------------         ------------         ------------

       Identifiable assets            4,325,600           17,006,203           21,419,519           43,986,269            1,234,947
       Goodwill                         838,155              578,729            8,102,224                 --              9,519,108
                                   ------------         ------------         ------------         ------------         ------------
       Total assets                   5,163,755            1,813,676           25,108,427           21,419,519           53,505,377
                                   ------------         ------------         ------------         ------------         ------------

       Capital expenditures             992,610              480,381            1,318,311              275,490            3,066,792
       Depreciation and
       amortization                $    300,990         $     71,476         $  1,470,902         $    230,314         $  2,073,682
                                   ============         ============         ============         ============         ============


INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------

19.    SEGMENTED INFORMATION (CONTINUED)

       1998                          Desserts            Fresh               Frozen             Corporate            Total
                                   -----------         -----------         -----------         -----------         -----------
       Revenue                     $   269,377         $   352,312         $ 5,474,359         $      --           $ 6,096,048
       Inter-segment
       revenue                            --                  --                  --                  --                  --
       EBITDA                           22,078              34,985             642,687          (1,034,637)           (334,887)
       Interest expense                 (4,755)               (712)            (80,066)            (12,533)            (98,066)
                                   -----------         -----------         -----------         -----------         -----------

       Identifiable assets           1,425,724             727,402           5,502,572           1,670,948           9,326,646
       Goodwill                           --               232,979             381,352                --               614,331
                                   -----------         -----------         -----------         -----------         -----------
       Total assets                  1,425,724             960,381           5,883,924           1,670,948           9,940,977
                                   -----------         -----------         -----------         -----------         -----------

       Capital expenditures            (19,743)              3,093             105,891             127,156             216,397
       Depreciation and
       amortization                $     9,447         $    13,083         $   104,221         $    16,870         $   143,621
                                   ===========         ===========         ===========         ===========         ===========

       In 1999, there were no external customers that exceeded 10% of total revenues (1998 - three customers accounted for 51% of the total revenues).

       During the year ended December 31, 1999 sales to customers outside Canada totaled approximately $17,731,000 (1998 - $1,017,500).

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(CANADIAN DOLLARS)


                                                                              June 30,
                                                                               2000
                                                                           ------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                             $  4,357,130
     Accounts receivable                                                      5,898,788
     Inventories                                                             10,231,464
     Prepaid expenses                                                         1,667,511
                                                                           ------------
                                                                             22,154,893

CAPITAL ASSETS, NET                                                          16,862,518
INTANGIBLE ASSETS, NET                                                       20,167,967
LONG TERM RECEIVABLE                                                            860,000
                                                                           ------------
TOTAL ASSETS                                                               $ 60,045,378
                                                                           ------------

LIABILITIES
CURRENT LIABILITIES
     Bank operating loans                                                  $ 12,394,797
     Accounts payable                                                         4,686,876
     Accrued liabilities                                                      1,999,054
     Current portion of capital lease obligations                               511,946
     Current portion of long-term debt                                        5,037,145
                                                                           ------------
                                                                             24,629,818

CAPITAL LEASE OBLIGATIONS                                                     1,791,619
LONG-TERM DEBT                                                                3,592,867
CONVERTIBLE DEBENTURE                                                         4,000,000
DEFERRED INCOME TAXES                                                           753,400
                                                                           ------------
TOTAL LIABILITIES                                                            34,767,704
                                                                           ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Class N voting, non-participating stock - US$0.001 par
        value; 10,000,000 shares authorized; 2,815,629 shares issued              4,041

     Common stock - US$0.001 par value; 25,000,000 shares
        authorized; 11,727,392 shares issued                                     16,857

     Additional paid-in capital                                              32,034,854
     Accumulated other comprehensive loss                                      (132,888)
     Deficit                                                                 (6,645,190)
                                                                           ------------
TOTAL STOCKHOLDERS' EQUITY                                                   25,277,674
                                                                           ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 60,045,378
                                                                           ------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(CANADIAN DOLLARS)


                                                            Six months ended
                                                      June 30,             June 30,
                                                        2000                1999
                                                    ------------        ------------
                                                                      (restated-Note 3)
REVENUE                                             $ 32,465,787        $ 13,032,288
                                                    ------------        ------------

COSTS AND EXPENSES
    Cost of goods sold                                27,222,099          11,405,228
    Selling expenses                                   2,292,855             907,096
    Administrative expenses                            5,671,031           1,974,995
    Amortization of intangibles                          788,380             229,688
                                                    ------------        ------------
                                                      35,974,365          14,517,007
                                                    ------------        ------------
LOSS FROM OPERATIONS                                  (3,508,578)         (1,484,719)
                                                    ------------        ------------

OTHER INCOME (EXPENSE)
    Gain on sale of assets                               935,000                  --
    Interest expense                                    (924,272)           (282,977)
                                                    ------------        ------------
                                                          10,728           (282,977)
                                                    ------------        ------------

LOSS BEFORE INCOME TAXES                              (3,497,850)         (1,767,696)
INCOME TAXES                                                  --             144,400
                                                    ------------        ------------
NET LOSS                                            $ (3,497,850)       $ (1,623,296)
                                                    ------------        ------------

NET LOSS PER SHARE - BASIC AND DILUTED              $      (0.22)       $      (0.16)
                                                    ------------        ------------
WEIGHTED AVERAGE
OUTSTANDING
     COMMON SHARES                                    15,845,561          10,315,837
                                                    ------------        ------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(CANADIAN DOLLARS)


                                                             Six months ended June 30,
                                                             2000                1999
                                                         ------------        ------------
OPERATING ACTIVITIES
   Net loss                                              $ (3,497,850)       $ (1,623,296)
   Item not requiring cash
     Depreciation and amortization                          1,762,248             635,892
     Loss (gain) on disposal of capital assets                  1,903                  --
     Deferred income taxes                                         --            (144,400)
     Gain on sale of assets                                  (935,000)                 --
   Changes in operating assets and liabilities
     Accounts receivable                                    6,000,830             999,341
     Inventories                                            4,250,383)         (2,497,445)
     Prepaid expenses                                        (870,958)         (1,548,784)
     Accounts payable                                        (983,905)           (880,981)
     Accrued liabilities                                   (1,102,573)            391,445
                                                         ------------        ------------
                                                           (3,875,686)         (4,668,228)
                                                         ------------        ------------

INVESTING ACTIVITIES
   Purchase of capital assets                              (1,588,813)         (1,666,424)
   Additions to intangible assets                          (1,162,642)           (405,909)
   Acquisitions, including net bank indebtedness
     acquired in 1999 of $920,477                                  --          (4,993,701)
                                                         ------------        ------------
                                                           (2,751,455)         (7,066,034)
                                                         ------------        ------------

FINANCING ACTIVITIES
   Issuance of shares net of issuance costs                   (62,136)          5,764,530
   Proceeds from bank loans                                 2,590,821           3,810,119
   Convertible debentures issued, net
   of issuance costs of $359,024                                   --           3,640,976
Proceeds from long term and short-term debt                 4,802,256                  --
   Payment of long-term debt and
     capital lease principal                                 (512,040)           (413,146)
                                                         ------------        ------------
                                                            6,818,901          12,802,479
                                                         ------------        ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                       191,760           1,068,217

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              4,165,370           1,865,612
                                                         ------------        ------------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                         $  4,357,130        $  2,933,829
                                                         ------------        ------------
Supplemental disclosures of cash flow information:
   Cash paid during the period for interest              $    709,482        $    313,662
                                                         ------------        ------------
   Cash paid during the period for income taxes          $         --        $         --
                                                         ------------        ------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (CANADIAN DOLLARS)
(UNAUDITED)


1.     ORGANIZATION

       The Company and its subsidiaries develop, market and produce a series of specialty food products for sale to food distributors, food retailer chains and specialty food retailers.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and the instructions to Form 10-QSB and Regulation S-B. Consequently, the accompanying unaudited consolidated financial statements are not presented with footnotes required by generally accepted accounting principles. These financial statements should be read in conjunction with the audited consolidated financial statements for December 31, 1999 and the accounting policies described therein filed on Form 10-KSB with the SEC on April 14, 2000.

       The financial information presented reflects all adjustments (including normal recurring adjustments) which are, in the opinion of management, necessary to produce a fair statement of the financial position and results of operations for the periods included in this report.

       NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

       In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101,"Revenue Recognition in Financial Statements," which summarizes the SEC's views in applying generally accepted accounting principles to revenue recognition. Implementation of SAB 101 is required no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has not completed its assessment of the impact of SAB 101 on its revenue recognition policies.

       The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS No. 133. Based on the revised effective date, the Company will adopt SFAS No. 133, as amended by SFAS No. 138, on January 1, 2001, and is currently assessing the impact of adoption on its consolidated financial statements.

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (CANADIAN DOLLARS)
(UNAUDITED)


3.     ACCOUNTING FOR EXCHANGEABLE SHARES ISSUED BY SUBSIDIARY

       In connection with the acquisition of Transcontinental Gourmet Foods and Norbakco Limited in 1998, and D.C. Foods in 1999, the Company accounted for the issuance of exchangeable shares in connection with the business combinations by having an independent valuation performed and including the value of the exchangeable shares in the purchase price as of the acquisition date. This method of accounting resulted in recognition of substantially all of the purchase price (and related intangible assets) being recognized at the date of acquisition and the presentation of the exchangeable shares as minority interest on the consolidated balance sheet of the Company. However, this method of accounting of the shares was challenged by the staff of the Securities and Exchange Commission ("SEC") in connection with the Corporation's filings on Form 10-SB. In the opinion of the staff of the SEC, the underlying nature of the shares was that of contingent consideration since the shares are exchangeable into common shares of the parent based on future earnings of the business acquired. Consequently, the Company has restated the consolidated balance sheets, statements of operations and the statement of stockholders' equity for the six months ended June 30, 1999 and used the principles of contingent consideration accounting for such acquisitions as prescribed by paragraphs 79 to 80 of APB No. 16, "Business Combinations".

       The effect of applying contingent consideration accounting was as follows:

       Effect on reported net loss for the six months ended June 30, 1999:


       Net loss as previously reported:                                                               $ (1,215,396)
              Increase in amortization charges related to increased
                  goodwill recorded at acquisition date                                (29,900)
              Non recognition of minority interest                                    (378,000)
                                                                                      ----------
         Net effect of restatement on net loss and accumulated deficit                                    (407,900)
                                                                                                      --------------
       Net loss as restated                                                                           $ (1,623,296)
                                                                                                      --------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (CANADIAN DOLLARS)
(UNAUDITED)


4.     COMMITMENT TO ISSUE SHARES TO SELLING SHARE HOLDERS OF ACQUIRED COMPANIES

       In connection with the acquisitions of D.C. Foods, Huxtable's, Ultimate Cookie and Transcontinental Gourmet Foods ("TGF") which were completed in May 1999, November 1999, October 1999 and November 1998 respectively, the Company has performed calculations to determine additional consideration payable to the selling shareholders of the businesses acquired. The calculations were based upon the provisions in the purchase agreements between the Company and the selling shareholders.

       Based upon the operating results of D.C. Foods for the period from December 7, 1998 to December 31, 1999, the Company is obligated to issue approximately 415,000 Class N shares pursuant to the conversion formula contained in the Class E Series 1 and Series 2 shares issued by International Menu Solutions Inc. The value of the Class N shares to be issued, based on a price of US$2.94 (CDN$4.24) per share is approximately $1,759,600.

       Based upon the operating results of Huxtable's for the period from November 1, 1999 to December 31, 1999, the Company is obligated to issue approximately 956,178 common shares, valued at US$2.94 (CDN$4.24) per share to the selling shareholders of Huxtable's. The issuance has been approved by the selling shareholders and the Board of Directors of the Company and has been recorded as equity.

       Based upon the operating results of Ultimate Cookie for the period from May 1, 1999 to April 30, 2000, the Company is obligated to issue approximately 479,069 Class N shares pursuant to the conversion formula contained in the Class E Series 5 and Series 6 shares issued by International Menu Solutions Corporation. The value of the Class N shares to be issued, based on a price of US$2.150 (CDN$3.17) per share is approximately $1,518,600.

       Based upon the operating results of TGF for the period from March 1, 1999 to February 29, 2000, the company is obliged to issue approximately 502,371 common shares pursuant to the conversion formula contained in the exchangeable shares issued by International Menu Solutions Corporation to the selling shareholders of TGF. The value of the Class N shares to be issued, based on a price of at US$2.00 (CDN$2.915) per share is approximately $1,464,200.

       With the exception of Huxtable's, the calculations above have not been approved by the selling shareholders of the respective companies and the Board of Directors of the Company. Consequently, the Company will record the value of the shares as additional purchase price (goodwill) when the shares are issued, which is expected to be in the third quarter.

       The Company is committed to issue additional consideration, generally in the form of common shares, to selling shareholders of businesses acquired based on operating results of the businesses acquired. Further details are set out in the Company's Annual Report on 10-KSB filed on April 14, 2000.


5.       SALE OF ASSETS

       On June 30, 2000, Prime Foods sold all its interest in all contracts and agreements to fill orders or sell product, including the goodwill of the business, of the Seafood Selections product line for approximately $935,000. The purchase price will be satisfied over time with monthly payments of 3% of product sales of existing Seafood Selections labeled products, 2% of product sales of existing Seafood Selections products which are privately labelled by the purchaser and 1% of Seafood Selections labeled product sales of new products developed by the purchaser. Minimum payments must be received by the anniversary date of the purchase and sale agreement in the next three years of $50,0000, $100,000, $150,000 respectively. The unpaid balance must be paid on June 30, 2004.

6.     DEBT FACILITIES AND CONVERTIBLE DEBENTURES

       As of June 30, 2000, the Company and its subsidiaries have utilized an aggregate of approximately $9,452,949 of authorized lines of credit totaling $10,000,000. The lines of credit bear interest at Canadian prime plus -1/2% or 8% at June 30, 2000 except for borrowings secured by cash deposits, in which case interest is calculated at prime or 6.75%. The outstanding balances are due on demand and are secured by a general assignment of book debts, a general security agreement over all assets of the Company, life insurance on certain executives totaling $2,500,000 and a priority agreement with other lenders of the Company.

       In addition to the authorized lines of credit, the Company has a revolving facility of $3,500,000 for equipment loans, bearing interest at prime plus 1-1/4% and a forward exchange contract facility totaling $7,500,000.

       On May 10, 1999, the Company's subsidiary IMSI issued approximately $4,000,000 in convertible debentures to two investors. The debentures will have a term of 48 months, bear interest at 7% per annum for the first 12 months and 13% thereafter, and will be convertible at the holder's option at any time into exchangeable shares of IMSI which are then exchangeable into shares of the Company. IMSI will have the right to force conversion of the debentures if certain trading statistics are maintained after July 1, 2000. A total of $359,000 was paid by IMSI in respect of professional fees and commissions, which have been recorded as deferred financing costs and are being amortized over the term of the debenture.

       On June 5, 2000, the Company entered into a loan agreement with Southbridge Investment Partnership No.1, First Ontario Labour Sponsored Investment Fund Ltd., and the Bank of Montreal Capital Corporation for $4,500,000. Interest is payable monthly at a rate of 12% per annum. The interest rate on any unpaid portion increases to 24% on September 1, 2000, and to 36% per annum on December 1, 2000. The loan is subordinated to the Bank of Nova Scotia and other lenders having first charge on assets and is secured by the assets of the Company and its subsidiaries. The loan is due February 28, 2001. Debt Issuance costs of $500,560 have been deferred and are to be amortized over a nine month period.

7.     CONTINGENCY

       The Corporation is defending a legal action in which the plaintiff has asserted a claim of approximately $200,000 for breach of contract. The likelihood of loss, if any, is not determinable and no accrual for this item has been recorded as of June 30, 2000.

8.     NET LOSS PER SHARE

                                                             Six months ended June 30,
                                                              2000                1999
                                                              ----                ----
                                                                     (unaudited)
       Net loss per share

       Numerator
       Net loss available to common shareholders           $ (3,497,850)       $ (1,623,296)
                                                           ------------        ------------
       Denominator
       Weighted average shares outstanding                   15,845,561          10,315,837
                                                           ------------        ------------
                                                           $      (0.22)       $      (0.16)
                                                           ------------        ------------

       No diluted net loss per share disclosure is presented as the conversion of securities with dilutive potential in both periods had an anti-dilutive effect on loss per share. The Class N shares deemed or actually outstanding are considered common stock equivalents for the purposes of the basis loss per share and weighted average outstanding common shares calculations.

9.     SEGMENTED INFORMATION

       The Corporation operated in four business segments. Information regarding the Corporation's activities on a segmented bases includes the term of earnings measurement of "EBITDA" which refers to earnings from before interest, income taxes, depreciation and amortization. EBITDA is the measure of profit or loss used by the chief operating decision maker when making decisions regarding operations. The four operating segments are defined as follows:

       "Desserts" - operations of the Corporation producing fresh and frozen baked goods and desserts.

       "Fresh" - operations of the Corporation producing fresh entrees.

       "Frozen"- operations of the Corporation producing frozen entrees and meal components

       "Corporate"- operations of the Corporation providing administrative, marketing, product development and financial services for all the various manufacturing operations

       The relevant information in each segment is as follows:


       JUNE 30, 2000                  Desserts            Fresh              Frozen            Corporate             Total
       -------------                  --------            -----              ------            ---------             -----
       (SIX MONTHS)
       Revenue                    $  6,006,663        $  2,542,535        $ 23,971,585        $    (54,996)       $ 32,465,787
       Inter-segment
       revenue                              --                  --                  --                  --                  --
       EBITDA                          331,141             409,981           1,871,612          (3,641,215)         (1,028,481)
       Interest expense               (158,193)            (55,474)           (402,701)           (307,904)           (924,272)
                                  ------------        ------------        ------------        ------------        ------------

       Identifiable assets           5,677,957           1,509,927          27,517,948           4,954,428          39,660,260
       Intangible assets             1,937,643             544,533          15,731,270           1,954,521          20,167,967
                                  ------------        ------------        ------------        ------------        ------------
       Total assets                  7,615,600           2,054,460          43,249,218           6,908,949          59,828,227
                                  ------------        ------------        ------------        ------------        ------------

       Capital expenditures            380,736              90,040           1,341,232              57,881           1,869,889
       Depreciation and
       amortization               $    289,693        $     63,190        $  1,191,077        $    218,288        $  1,762,248
                                  ------------        ------------        ------------        ------------        ------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CANADIAN DOLLARS)
(UNAUDITED)

9.     SEGMENTED INFORMATION  (CONTINUED)


 JUNE 30, 1999                 Desserts             Fresh              Frozen            Corporate             Total
 -------------                 --------             -----              ------            ---------             -----
(SIX MONTHS)

Revenue                    $  3,774,969        $    874,770        $  8,370,284        $     12,265        $ 13,032,288
Inter-segment revenue                --                  --                  --

EBITDA                          148,951              52,099             288,201          (1,049,278)           (848,827)
Interest expense                (57,983)             (5,264)          (187,148)             (32,582)           (282,977)
                           ------------        ------------        ------------        ------------        ------------

Identifiable assets           3,818,030             603,430          14,240,762           4,504,668          23,166,890
Intangible assets             1,783,235             236,831           8,598,218             732,969          11,351,253
                           ------------        ------------        ------------        ------------        ------------
Total assets                  5,601,265             840,261          22,838,980           5,237,637          34,518,143
                           ------------        ------------        ------------        ------------        ------------

Capital expenditures            777,415             109,036             613,664             166,309           1,666,424
Depreciation and
amortization               $     72,571        $     21,906        $    519,757        $     21,658        $    635,892
                           ------------        ------------        ------------        ------------        ------------

INTERNATIONAL MENU SOLUTIONS CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
CANADIAN DOLLARS

------------------------------------------------------------------------------------------------------------------------------------

                                               Historical
                                           International Menu          Historical              Historical
                                               Solutions          Tasty Selections Inc.    DC Food Processing      Huxtable's Foods
                                          Corporation ("IMSC")         ("Tasty")              Inc. ("DC")       L.L.C. ("Huxtables")
                                               Year ended          January 1, 1999 to     December 6, 1998 to      Ten months ended
                                           December 31, 1999      date of acquisition     date of acquisition     October 31, 1999
                                                 (Note)                (unaudited)            (unaudited)            (unaudited)
                                         ----------------------   --------------------    --------------------  --------------------
                                                                                                                    (Note 1 (d))
REVENUE                                        $ 48,040,000          $  1,344,000           $  7,496,000           $ 12,943,000
---------------------------------------------------------------   --------------------    --------------------  --------------------

COSTS AND EXPENSES
       Cost of goods sold                        38,748,000             1,015,000              6,771,000              9,870,000
       Selling expenses                           3,680,000                97,000                 49,000              1,698,000
       Administrative expenses                    6,500,000                79,000                143,000              2,397,000
       Amortization of intangible assets            806,000                     -                  2,000                      -



---------------------------------------------------------------   --------------------    --------------------  --------------------
                                                 49,734,000             1,191,000              6,965,000             13,965,000
---------------------------------------------------------------   --------------------    --------------------  --------------------

INCOME(LOSS) FROM OPERATIONS                     (1,694,000)              153,000                531,000             (1,022,000)
---------------------------------------------------------------   --------------------    --------------------  --------------------
OTHER INCOME (EXPENSE)
       Interest revenue                              35,000                     -                      -                      -

       Interest expense                            (879,000)              (34,000)               (68,000)              (143,000)
---------------------------------------------------------------   --------------------    --------------------  --------------------
                                                   (844,000)               (34,000)               (68,000)              (143,000)
---------------------------------------------------------------   --------------------    --------------------  --------------------
INCOME (LOSS) BEFORE INCOME TAXES                (2,538,000)              119,000                463,000             (1,165,000)

INCOME TAXES                                              -               (33,000)              (162,000)                     -
---------------------------------------------------------------   --------------------    --------------------  --------------------
NET INCOME (LOSS)                              $ (2,538,000)         $     86,000           $    301,000           $ (1,165,000)
---------------------------------------------------------------   --------------------    --------------------  --------------------

LOSS PER SHARE-DILUTED AND BASIC               $      (0.19)
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OUTSTANDING

  COMMON SHARES                                  13,686,558                     -                      -                      -
------------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------



                                                                                             Pro Forma
                                                                                         IMSC Consolidated
                                                                                             Year ended
                                                Pro Forma                                December 31, 1999
                                               Adjustments            Note                 (unaudited)
------------------------------------------ -------------------   ------------------     -------------------
REVENUE                                     $             -                              $ 69,823,000
------------------------------------------ -------------------                          -------------------

COSTS AND EXPENSES
       Cost of goods sold                                 -                                56,404,000
       Selling expenses                                   -                                 5,524,000
       Administrative expenses                            -                                 9,119,000
       Amortization of intangible assets             23,000             3 ii                1,038,000
                                                     79,000        2 (ii); 2 (iv)
                                                     30,000        2 (i); 2 (iv)
                                                     98,000       2 (iii); 2 (iv)
------------------------------------------ -------------------                          -------------------
                                                    230,000                                72,085,000
------------------------------------------ -------------------                          -------------------

INCOME(LOSS) FROM OPERATIONS                       (230,000)                               (2,262,000)
------------------------------------------ -------------------                          -------------------
OTHER INCOME (EXPENSE)
       Interest revenue                                   -                                    35,000

       Interest expense                             (93,000)           3 ii)               (1,217,000)
------------------------------------------ -------------------                          -------------------
                                                    (93,000)                               (1,182,000)
------------------------------------------ -------------------                          -------------------
INCOME (LOSS) BEFORE INCOME TAXES                  (323,000)                               (3,444,000)

INCOME TAXES                                              -                                  (195,000)
------------------------------------------ -------------------                          -------------------
NET INCOME (LOSS)                              $   (323,000)                             $ (3,639,000)
------------------------------------------ -------------------                          -------------------

LOSS PER SHARE-DILUTED AND BASIC                                                         $      (0.25)
------------------------------------------ -------------------                          -------------------
WEIGHTED AVERAGE OUTSTANDING

  COMMON SHARES                                     881,448              4                 14,568,006
------------------------------------------ -------------------                          -------------------


            FOOTNOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

       The accompanying pro forma consolidated statements of operations for the year ended December 31, 1999 of International Menu Solutions Corporation ("IMSC") have been prepared to give effect to the business combinations involving Tasty Selections Inc. ("Tasty Selections"), 1005549 Ontario Limited ("D.C. Foods"), and Huxtable's Kitchens, L.L.C. ("Huxtable's") and related transactions described elsewhere herein on the basis of the assumptions described in Notes 2 to 4 below. The pro forma consolidated statement of operations of IMSC have been prepared from the following:


       a) The audited consolidated financial statements of IMSC for the year ended December 31, 1999;



       b) The unaudited financial statements of Tasty for three-month period ended March 31, 1999;


       c) The unaudited consolidated financial statements of D.C. Foods for the period from December 7, 1998 to April 30, 1999;

       d) The unaudited financial statements of Huxtable's for the ten-month period ended October 31, 1999. The statement of operations for Huxtable's for the ten-month period ended October 31, 1999 was originally stated in US dollars. These results have been translated to Canadian dollars at the average exchange rate prevailing during the period. The average exchange rate (USD/CAD) used was 0.6716 for the ten-month period ended October 31, 1999. Condensed statement of operations and translated values are as follows:

                                                        Historical reported
                    Item                                      amount                        Translated amount
-------------------------------------------------------- -------------------------------------------- -------------------
                                                           (US Dollars)                    (Canadian dollars)
                                                                            (in thousands)
Income statement:
    Ten months ended October 31, 1999
    Revenue                                        $              8,692                 $           12,943
    Operating expenses                                            9,379                             13,965
    --------------------------------------------------------------------------------------------------------------------
    Loss from operations                                           (687)                            (1,022)
    Other income (expense)                                          (96)                              (143)
    --------------------------------------------------------------------------------------------------------------------
    Net loss                                       $               (783)                $           (1,165)
    --------------------------------------------------------------------------------------------------------------------




       The pro forma consolidated statement of operations are not intended to reflect the financial position of IMSC which would have actually resulted had the combination, related transactions and other pro forma adjustments been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of the financial position that may prevail in the future.

2.     PRO FORMA ASSUMPTIONS RELATING TO ACQUISITIONS

       The Company has acquired the following significant businesses, set out in the table below, which have been accounted for using the purchase method:


                                                     Tasty (i)               D.C. Foods (ii)            Huxtable's (iii)
                                      -------------------------------------------------------------------------------------
Original purchase price
   Including acquisition costs                     $  2,220,000                $   6,533,000               $   4,880,000
                                      -------------------------------------------------------------------------------------
Assigned fair values
    Of net assets acquired
Current assets                                        1,383,000                    1,857,000                   3,072,000
Capital assets                                          494,000                    4,891,000                   1,862,000
Current liabilities                                   (677,000)                  (1,571,000)                 (1,926,000)
Long-term liabilities                                 (758,000)                  (2,220,000)                    (85,000)
---------------------------------------------------------------------------------------------------------------------------
                                                        442,000                    2,957,000                   2,923,000
---------------------------------------------------------------------------------------------------------------------------
Intangible assets acquired (v)                     $  1,778,000                $   3,576,000               $   1,957,000
---------------------------------------------------------------------------------------------------------------------------


i) The Company acquired all of the outstanding shares of Tasty in April 1999 for total consideration of approximately $2,160,000. Tasty was acquired by paying cash of $1,000,000 and by issuing 442,750 Class N shares of the Corporation and 442,750 Class X shares of IMSI to the vendors, valued at $2.63 per Class X share

ii) IMSI acquired all of the issued and outstanding shares of D.C. Foods in May 1999. Pursuant to the terms of the purchase agreement, the purchase price payable to the former shareholders of D.C. Foods was satisfied by paying $4,000,000 in cash; by issuing 893,333 Class N shares of the Corporation and 893,333 Class X shares of IMSI valued at $2.63 per Class X share; and by issuing 250,000 Class E Series 1 shares, 250,000 Class E Series 2 shares, 250,000 Class E Series 3 shares and 250,000 Class E Series 4 shares of IMSI. The Class E Series shares are exchangeable into common shares of the Corporation based on the earnings recorded by D.C. Foods in 1999 and 2002. The value of each series of Class E shares will be recorded as additional purchase price once the earnings contingencies are resolved.

iii) The Company purchased substantially all of the operating assets and certain liabilities (except bank operating loans, long-term debt and amounts owing to members) of Huxtable's in November 1999. Pursuant to the purchase agreement, US$3,080,000 (CDN$4,526,000) was paid in cash. Acquisition costs are estimated at $354,000. Additional payments in cash or shares of common stock of the Company will be made based upon the future earnings levels of Huxtable's and will be recorded as additional purchase price once the earnings contingencies are resolved.

       iv) Intangible assets acquired in the various acquisitions include goodwill, brands, recipes, manufacturing systems and technology, customer lists and assembled workforce. Goodwill is amortized over a 20-year period. The remainder of the intangible assets will have shorter amortization periods ranging from 5 to 15 years. For the purposes of the pro forma financial statements and for ease of presentation, intangible assets as a group are being amortized over period of 15 years. The weighted average life of all intangible assets of the Company acquired to-date is approximately 17 years.

3.     PRO FORMA ASSUMPTIONS RELATING TO ACQUISITION FINANCING

       i)     Share subscription

              On April 16, 1999, Southbridge Inc. ("Southbridge") subscribed for 1,523,810 common shares of the Company at a subscription price of $2.625 per common share. Proceeds to the Company, net of issuance costs, totalled approximately $3,693,000, net of issuance cost of approximately $307,000. As a part of the subscription, the Company granted to Southbridge 400,000 warrants which entitle Southbridge to purchase up to 200,000 common shares at the price of $2.25 per common share during the period to April 16, 2000 and 200,000 common shares at the price of $2.625 per common share during the period to April 16, 2001.

              For the purposes of the pro forma earnings per share calculation, this transaction is assumed to have occurred on January 1, 1999 (see Note 4).

       ii)    Convertible debenture

              On May 10, 1999, IMSI and the Company entered into a loan agreement with First Ontario Fund ("First Ontario") and Bank of Montreal Capital Corporation ("BMOCC") with respect to a CDN$4 Million financing. The funding was advanced as to $1.5 Million by BMOCC and as to $2.5 Million by First Ontario. The financing was secured by general security granted by each of IMSI and the Company, a guarantee and general security agreement from each of IMSI's subsidiaries, a mortgage of the premises owned by Prime at 620 Colby Drive, Waterloo, Ontario, and a share pledge agreement executed by the Company pursuant to which it pledged its common shares in the capital of IMSI to First Ontario and BMOCC.

              The terms of the loan are as follows: (a) the interest rate for the period ending April 15, 2000 is 7% per annum and thereafter until maturity on April 15, 2003 is 13% per annum; (b) the outstanding debt is convertible, at the option of the holder, into Class X shares of IMSI at a price of $2.62 per share; (c) the holder has the right to acquire a number of Class N shares equal to the number of Class X shares received; (d) IMSI has the option to force conversion into Class X and N shares at any time after July 1, 1999 provided that (i) the Company's common stock trades on a major North American stock exchange approved by the lenders,
              (ii) the Company's common stock has a cumulative trading volume during a twenty day period of the greater of (1) 300,000 shares of common stock, or (2) five percent of the number of issued shares of common stock that are not subject to any escrow agreement or resale restrictions set out in the Ontario Securities Act, and
              (iii) the weighted average trading price during such twenty day period is not less than the United States Dollar equivalent of $CD 5.50.

              For the purposes of calculating pro forma adjustments to interest expense, this transaction is assumed to occur on January 1, 1999.

4.            PRO FORMA ASSUMPTIONS RELATING TO BASIC LOSS PER SHARE

                                                                Year ended
                                                               December 31,
                                                                   1999
                                                           ------------------
Numerator
Pro forma net loss available to common shareholders        $    (3,639,000)
-----------------------------------------------------------------------------
Denominator
Actual weighted average shares outstanding
  During the period                                             13,686,558
Pro forma adjustments:
         Effect of shares issued in equity
           financing (see Note 3 (i)) (i)                          438,356
         Effect of shares issued in acquisition
           of Tasty (see Note 2 (ii)) (ii)                         127,366
         Effect of shares issued in acquisition
           of D.C. Foods (see Note 2 (iii)) (ii)                   315,726


-----------------------------------------------------------------------------
Pro forma weighted average shares outstanding                   14,568,006
-----------------------------------------------------------------------------
Pro forma net loss per share (basic)                       $         (0.25)
-----------------------------------------------------------------------------

i) For pro forma purposes, shares issued in conjunction with equity financings for which the majority of the proceeds were used to complete an acquisition were assumed to be outstanding at the beginning of the related period.

ii) For pro forma purposes, shares issued in connection with acquisitions were assumed to be outstanding at the beginning of the related period.

iii) No diluted net loss per share disclosure is presented as the conversion of securities with potential for dilution would have had an anti-dilutive effect on net loss per share.

                                     AUDITORS' REPORT


To the Board of Directors
TRANSCONTINENTAL GOURMET FOODS INC.

We have audited the balance sheet of TRANSCONTINENTAL GOURMET FOODS INC. as at February 28, 1998 and 1997 and the statements of retained earnings, income and cash flow for the periods then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at February 28, 1998 and 1997 and the results of its operations and the cash flow for the periods then ended in accordance with generally accepted accounting principles.




             /s/ KRAFT, ROTHMAN, BERGER, GRILL, SCHWARTZ & COHEN
                            CHARTERED ACCOUNTANTS

Toronto, Ontario
April 27, 1998, except for Note 16
which is as of December 22, 1998

                       TRANSCONTINENTAL GOURMET FOODS INC.

                                  BALANCE SHEET

      IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                                                         ASSETS
                                                                     NOVEMBER 30                     FEBRUARY 28
                                                                         1998                    1998           1997
                                                                      ---------               ---------       ---------
                                                                     (Unaudited)
CURRENT
     Cash                                                           $    -                  $    17,204     $    73,910
     Accounts receivable                                              1,116,265                 213,438         196,835
     Inventory (Note 2)                                               1,291,125                 676,162         525,811
     Sundry assets                                                       20,922                  43,437          27,653
     Loans receivable from related companies                             36,835                   -               -
     Income taxes recoverable                                            -                        -                 943
                                                                      ---------               ---------       ---------
                                                                      2,465,147                 950,241         825,152

FIXED, net (Notes 3, 5, 6 and 7)                                      1,370,266               1,116,155         877,232

DEFERRED PRODUCT DEVELOPMENT COSTS                                       -                        3,962           9,131

INVESTMENT TAX CREDITS RECOVERABLE                                       -                        -              13,585
                                                                      ---------               ---------       ---------

                                                                    $ 3,835,413             $ 2,070,358     $ 1,725,100
                                                                      =========               =========       =========


                                                      LIABILITIES
CURRENT
     Bank indebtedness (Note 5)                                     $   876,522             $     -         $     -
     Accounts payable and accrued liabilities                           864,956                 298,061         231,187
     Long-term debt (Note 6)                                            192,000                 132,000         193,793
     Capital lease obligations (Note 7)                                  26,927                  39,160          41,750
     Due to shareholders                                                 83,176                  71,731          38,700
     Income taxes payable                                                70,460                  41,133           -
                                                                      ---------               ---------       ---------
                                                                      2,114,041                 582,085         505,430

LONG-TERM DEBT (Note 6)                                                 594,500                 396,000         202,873

CAPITAL LEASE OBLIGATIONS (Note 7)                                       52,014                  28,508          67,668

DEFERRED GOVERNMENT GRANT                                                 -                      21,717          27,117

CONVERTIBLE DEBENTURES                                                    -                       -             531,000

DEFERRED INCOME TAXES                                                    93,000                  41,030          36,030
                                                                      ---------               ---------       ---------
                                                                    $ 2,853,555             $ 1,069,340     $ 1,370,118
                                                                      ---------               ---------       ---------

                                                  SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 9)                                                  475,100                 540,100          80,400

RETAINED EARNINGS                                                       506,758                 460,918         274,582
                                                                      ---------               ---------       ---------
                                                                        981,858               1,001,018         354,982
                                                                      ---------               ---------       ---------

                                                                    $ 3,835,413             $ 2,070,358     $ 1,725,100
                                                                      =========               =========       =========

See accompanying notes to financial statements.

                       TRANSCONTINENTAL GOURMET FOODS INC.

                         STATEMENT OF RETAINED EARNINGS

      IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                                  NOVEMBER 30               FEBRUARY 28
                                                                     1998              1998             1997
                                                                   ---------         ---------        ---------
                                                                   (Unaudited)
                                                                    (Note 13)                          (Note 13)
RETAINED EARNINGS, beginning of period                            $  460,918        $  274,582       $  136,624

  Net earnings for the period                                         57,317           197,636          141,579
                                                                   ---------         ---------        ---------
                                                                     518,235           472,218          278,203

  Dividends paid                                                    ( 11,477)         ( 11,300)        (  3,621)
                                                                   ---------         ---------        ---------

RETAINED EARNINGS, end of period                                  $  506,758        $  460,918       $  274,582
                                                                   =========         =========        =========




See accompanying notes to financial statements.

                       TRANSCONTINENTAL GOURMET FOODS INC.

                               STATEMENT OF INCOME

      IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                       NOVEMBER 30                     FEBRUARY 28
                                                          1998                    1998             1997
                                                        ---------               ---------        ---------
                                                       (Unaudited)
                                                        (Note 13)                                (Note 13)

SALES                                                 $ 3,842,487             $ 5,206,031      $ 3,830,176
                                                        ---------               ---------        ---------

COST OF SALES
  Inventory, beginning of period                          676,162                 525,811          591,650
  Direct labour                                           809,298               1,047,998          623,335
  Purchases                                             1,509,137               1,734,815        1,357,913
  Delivery                                                274,170                 289,234          164,075
                                                        ---------               ---------        ---------
                                                        3,268,767               3,597,858        2,736,973
       Less:  Inventory, end of period                  1,291,125                 676,162          525,811
                                                        ---------               ---------        ---------
                                                        1,977,642               2,921,696        2,211,162
                                                        ---------               ---------        ---------

GROSS PROFIT                                            1,864,845               2,284,335        1,619,014
PRODUCTION EXPENSES                                       304,668                 328,828          253,387
ADMINISTRATIVE EXPENSES                                 1,082,767               1,345,531          873,495
                                                        ---------               ---------        ---------

EARNINGS BEFORE THE FOLLOWING                             477,410                 609,976          492,132
  Interest                                                100,321                  85,241          103,883
  Depreciation and amortization                           238,475                 247,871          204,270
                                                        ---------               ---------        ---------

EARNINGS BEFORE INCOME TAXES                              138,614                 276,864          183,979
                                                        ---------               ---------        ---------

  Income taxes - current                                   29,327                  74,228           39,200
               - deferred                                  51,970                   5,000            3,200
                                                        ---------               ---------        ---------
                                                           81,297                  79,228           42,400
                                                        ---------               ---------        ---------

NET EARNINGS FOR THE PERIOD                           $    57,317             $   197,636      $   141,579
                                                        =========               =========        =========




See accompanying notes to financial statements.

                       TRANSCONTINENTAL GOURMET FOODS INC.

                             STATEMENT OF CASH FLOW

      IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                                              NOVEMBER 30              FEBRUARY 28
                                                                                 1998              1998           1997
                                                                               --------          --------       --------
                                                                              (Unaudited)
                                                                               (Note 13)                        (Note 13)
OPERATING ACTIVITIES
  Net earnings for the period                                                $   57,317        $  197,636     $  141,579
  Amortization                                                                  238,475           247,871        204,270
  Deferred income taxes                                                          51,970             5,000          3,200
  Change in non-cash working capital balances related to operations
     Accounts receivable                                                       (902,827)         ( 16,603)      ( 49,718)
     Inventory                                                                 (614,963)         (150,351)        65,839
     Sundry assets                                                               22,515          ( 15,784)        60,727
     Accounts payable and accrued liabilities                                   566,895            66,874       ( 36,680)
     Income taxes payable                                                        29,327            42,076         33,170
                                                                               --------          --------       --------
                                                                               (551,291)          376,719        422,387
                                                                               --------          --------       --------

FINANCING ACTIVITIES
  Due to shareholders                                                            11,445            71,731         53,151
  Dividends paid                                                               ( 11,477)         ( 11,300)      (  3,621)
  Capital lease obligations                                                      11,273          ( 41,750)      ( 43,572)
  Long-term debt                                                                258,500           131,334       (121,751)
  Redemption of share capital                                                  ( 65,000)         ( 10,000)         -
  Share capital issued                                                            -                 -             50,000
  Deferred government grant                                                    ( 21,717)         (  5,400)      (  6,780)
  Investment tax credits recoverable                                              -                13,585         22,737
  Convertible debentures                                                          -              (100,000)         -
  Loans receivable from related companies                                      ( 36,835)            -              -
                                                                               --------          --------       --------
                                                                                146,189            48,200       ( 49,836)
                                                                               --------          --------       --------

INVESTING ACTIVITY
  Purchase of fixed assets                                                     (488,624)         (481,625)      (167,250)
                                                                               --------          --------       --------

CHANGE IN CASH AND BANK INDEBTEDNESS                                           (893,726)         ( 56,706)       205,301

CASH AND BANK INDEBTEDNESS, beginning of period                                  17,204            73,910       (131,391)
                                                                               --------          --------       --------

CASH AND BANK INDEBTEDNESS, end of period                                    $ (876,522)       $   17,204     $   73,910
                                                                               ========          ========       ========




See accompanying notes to financial statements.

                       TRANSCONTINENTAL GOURMET FOODS INC.

                          NOTES TO FINANCIAL STATEMENTS

      IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (FIGURES AS AT NOVEMBER 30, 1998 AND FOR THE NINE MONTH PERIOD ENDED
                        NOVEMBER 30, 1998 ARE UNAUDITED)


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)     INVENTORY

                Inventory is valued at the lower of cost and net realizable value.

        (b)     FIXED ASSETS

                Fixed assets are recorded at cost. Amortization is being provided to charge operations with the cost of assets over their estimated useful lives as follows:

                  Machinery and equipment             - 20% per annum, declining balance basis
                  Artworks, moulds and dies           - 20% per annum, declining balance basis
                  Vehicles                            - 30% per annum, declining balance basis
                  Computer                            - 30% per annum, declining balance basis
                  Office equipment                    - 20% per annum, declining balance basis
                  Leasehold improvements - over term of lease, straight-line basis

                A half year's amortization is taken in the year of acquisition.

                Artwork, moulds and dies represent amounts paid to third parties for packaging design and print set-up.

        (c)     ASSETS UNDER CAPITAL LEASES

                Assets under capital leases are initially recorded at the cost to otherwise purchase the asset. Amortization is provided to charge operations with the cost of the assets over their estimated useful lives on the declining balance basis at the following annual rates.

                          Machinery and equipment             - 20%
                          Vehicles                            - 30%

        (d)     DEFERRED PRODUCT DEVELOPMENT COSTS

                Deferred product development costs are recorded at cost and amortized on a straight-line basis over five years.

        (e)     DEFERRED GOVERNMENT GRANT

                The deferred government grant is being amortized on a declining balance at 20% per annum.

        (f)     FOREIGN CURRENCY TRANSLATIONS

                Assets, liabilities, revenues and expenses arising from foreign currency transactions are translated into Canadian dollars at the exchange rate in effect on the date of the transactions.

                Monetary items denominated in a foreign currency (such as accounts payable) are adjusted to reflect the exchange rate in effect at the balance sheet date.

                Any exchange gain or loss that arises from translation or settlement of a foreign currency denominated monetary item is included in the determination of net loss for the year.

        (g)     REVENUE RECOGNITION

                Revenue is recognized at the time product is shipped to the customer.

        (h)     INCOME TAXES

                Income taxes are provided for on the allocation basis and include provision for all income taxes currently payable as well as those which have been deferred to future years. The deferred tax balance arises from amortization being claimed for income tax purposes in amounts differing from those recorded in the accounts.

        (i)     ESTIMATES

                The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

        (j)     UNAUDITED INTERIM FINANCIAL STATEMENTS

                The unaudited interim financial statements reflect all adjustments (including normal recurring adjustments) which are, in the opinion of management, necessary to produce a fair statement of the financial position and results of operations for the periods presented.

2.      INVENTORY

                                                      NOVEMBER 30            FEBRUARY 28
                                                         1998            1998           1997
                                                       ---------       ---------     ---------
            Raw materials                            $   234,895     $   209,056   $   249,582
            Work-in-process                              117,660         151,532       111,843
            Finished goods                               938,570         315,574       164,386
                                                       ---------       ---------     ---------

                                                     $ 1,291,125     $   676,162   $   525,811
                                                       =========       =========     =========

3.      FIXED ASSETS

                                                                                    NOVEMBER 30, 1998
                                                                 ------------------------------------------------------

                                                                                       ACCUMULATED

                                                                      COST            AMORTIZATION              NET
                                                                      ----            ------------              ---
            Machinery and equipment                               $ 2,146,069         $ 1,100,353          $ 1,045,716
            Artwork, moulds and dies                                  311,478             145,024              166,454
            Vehicles                                                   68,017              59,858                8,159
            Computer hardware                                          60,682              39,804               20,878
            Office equipment                                           26,984              13,361               13,623
            Leasehold improvements                                     80,569              62,233               18,336
                                                                    ---------           ---------            ---------
                                                                    2,693,799           1,420,633            1,273,166
                                                                    ---------           ---------            ---------
            Assets under capital lease
              Machinery and equipment                                 127,581              52,148               75,433
              Vehicles                                                113,987              92,320               21,667
                                                                    ---------           ---------            ---------
                                                                      241,568             144,468               97,100
                                                                    ---------           ---------            ---------

                                                                  $ 2,935,367         $ 1,565,101          $ 1,370,266
                                                                    =========           =========            =========

                                                                                    FEBRUARY 28, 1998
                                                                 ------------------------------------------------------

                                                                                       ACCUMULATED

                                                                      COST             AMORTIZATION              NET
                                                                      ----             ------------              ---
            Machinery and equipment                               $ 1,729,969         $   940,290          $   789,679
            Artwork, moulds and dies                                  304,307             116,072              188,235
            Vehicles                                                   68,017              57,489               10,528
            Computer hardware                                          49,081              34,866               14,215
            Office equipment                                           23,082              11,187               11,895
            Leasehold improvements                                     80,569              42,885               37,684
                                                                    ---------           ---------            ---------
                                                                    2,255,025           1,202,789            1,052,236
                                                                    ---------           ---------            ---------
            Assets under capital lease
              Machinery and equipment                                  77,731              41,769               35,962
              Vehicles                                                113,987              86,030               27,957
                                                                    ---------           ---------            ---------
                                                                      191,718             127,799               63,919
                                                                    ---------           ---------            ---------

                                                                  $ 2,446,743         $ 1,330,588          $ 1,116,155
                                                                    =========           =========            =========

                                                                                    FEBRUARY 28, 1997
                                                                 ------------------------------------------------------

                                                                                       ACCUMULATED

                                                                      COST             AMORTIZATION              NET
                                                                      ----             ------------              ---
            Machinery and equipment                              $ 1,379,670          $   786,657          $   593,013
            Artwork, moulds and dies                                 225,703               78,839              146,864
            Vehicles                                                  68,017               52,977               15,040
            Computer hardware                                         39,054               29,370                9,684
            Office equipment                                          18,961                8,728               10,233
            Leasehold improvements                                    41,995               24,488               17,507
                                                                   ---------            ---------            ---------
                                                                   1,773,400              981,059              792,341
                                                                   ---------            ---------            ---------
            Assets under capital lease
              Machinery and equipment                                 77,731               32,779               44,952
              Vehicles                                               113,988               74,049               39,939
                                                                   ---------            ---------            ---------
                                                                     191,719              106,828               84,891
                                                                   ---------            ---------            ---------

                                                                 $ 1,965,119          $ 1,087,887          $   877,232
                                                                   =========            =========            =========

        Amortization of assets under capital lease during the period amounted to $16,670 (February 28, 1998 - $20,971; February 28, 1997 - $34,824).

4.      DEFERRED PRODUCT DEVELOPMENT COSTS

        Deferred product development costs consist of the following:

                                                                    NOVEMBER 30               FEBRUARY 28

                                                                        1998               1998         1997
                                                                      --------           --------     --------

            Product development costs                               $   48,345         $   48,345   $   48,345
              Less:  Accumulated amortization                           48,345             44,383       39,214
                                                                      --------           --------     --------

                                                                    $    -             $    3,962   $    9,131
                                                                      ========           ========     ========


5.      BANK INDEBTEDNESS

        The demand bank loan bears interest at 8.25% per annum and is secured by a general assignment of book debts, inventory and defined values of certain fixed assets financed separately under long-term debt (Note 6) and capital lease obligations (Note 7).

6.      LONG-TERM DEBT

        The long-term debt is a five year business loan bearing interest at prime plus 3/4% per annum, payable monthly. As collateral, the Company has provided a general assignment of accounts receivable, a general security agreement over all assets, assigned life insurance, assigned fire insurance over inventory and equipment and a first charge over certain equipment. The aggregate payments in each of the four succeeding years are as follows:

                                              NOVEMBER 30                        FEBRUARY 28

                                                 1998                       1998             1997
                                               --------                   --------         --------
            February 28, 1998                $    -                     $    -           $  193,793
            February 28, 1999                     -                        132,000          165,390
            November 30, 1999                   192,000                      -                -
            February 28, 2000                     -                        132,000           37,483
            November 30, 2000                   202,000                      -                -
            February 28, 2001                     -                        132,000            -
            November 30, 2001                   212,000                      -                -
            February 28, 2002                     -                        132,000            -
            November 30, 2002                   180,500                      -                -
                                               --------                   --------         --------
                                                786,500                    528,000          396,666
              Less:  Current portion            192,000                    132,000          193,793
                                               --------                   --------         --------

                                             $  594,500                 $  396,000       $  202,873
                                               ========                   ========         ========


        Interest expense on long-term debt was $87,479 (February 28, 1998 - $85,241; February 28, 1997 - $34,449).

7.      CAPITAL LEASE OBLIGATIONS

        The Company has the following obligations under capital leases.

                                             NOVEMBER 30                         FEBRUARY 28

                                                1998                       1998               1997
                                              --------                   --------           --------

            February 28, 1998               $    -                     $    -             $   52,976
            February 28, 1999                    -                         42,655             45,076
            November 30, 1999                   34,861                      -                  -
            February 28, 2000                    -                         17,851             17,192
            November 30, 2000                   30,353                      -                  -
            February 28, 2001                    -                         16,514             14,752
            November 30, 2001                   11,961                      -                  -
            November 30, 2002                   11,961                      -                  -
            November 30, 2003                    6,978                      -                  -
                                              --------                   --------           --------
                                                96,114                     77,020            129,996
              Less:  Interest                   17,173                      9,352             20,578
              Current portion                   26,927                     39,160             41,750
                                              --------                   --------           --------

                                            $   52,014                 $   28,508         $   67,668
                                              ========                   ========           ========

8.      DEFERRED GOVERNMENT GRANT

        During 1994, the Company received approximately $59,000 of government assistance pursuant to an agreement dated June 24, 1993 with the Ontario Ministry of Agriculture and Food ("Ministry") to assist in the financing and purchase of certain production equipment. Under the terms of the Company's agreement with the Ministry, the Company is required to meet certain requirements and conditions, including maintaining its plant location in Ontario. If there is a breach of these conditions, part or all of the assistance may be repayable.


9.      CAPITAL STOCK

        Share capital consists of the following.

        AUTHORIZED
        Unlimited             CLASS "A" SPECIAL SHARES, non-participating,
                              non-voting unless dividends in default for 1 year, dividends at the Bank of Canada's prime rate plus
                              2% payable quarterly, redeemable and retractable at amount paid up thereon

        Unlimited             COMMON SHARES

                                                      COMMON SHARES                 CLASS "A" SPECIAL SHARES
                                               --------------------------    --------------------------------------
                                                                                                           TOTAL
                                                 NUMBER          BOOK          NUMBER         BOOK         BOOK
                                                OF SHARES        VALUE        OF SHARES       VALUE        VALUE
                                                ---------       --------      ---------      --------     --------
        Balance, February 28, 1996             $    9,000     $    5,400     $      250    $   25,000   $   30,400
               Issued                               -              -                500        50,000       50,000
                                                 --------       --------       --------      --------     --------
        Balance, February 28, 1997                  9,000          5,400            750        75,000       80,400
               Issued (see (i) below)               3,858        350,000          1,197       119,700      469,700
               Redemption                           -              -           (    100)     ( 10,000)    ( 10,000)
                                                 --------       --------       --------      --------     --------
        Balance, February 28, 1998                 12,858        355,400          1,847       184,700      540,100
               Redemption                           -              -           (    650)     ( 65,000)    ( 65,000)
                                                 --------       --------       --------      --------     --------

        Balance, November 30, 1998             $   12,858     $  355,400     $    1,197    $  119,700   $  475,100
                                                 ========       ========       ========      ========     ========


        (i) Pursuant to a refinancing agreement which closed March 31, 1997, the Company's capital stock increased on the following basis.

                        Issue of common shares                                                          $    350,000
                        Conversion of debentures to Class "A" special shares                                  81,000
                        Conversion of shareholder loans to Class "A" special shares                           38,700
                                                                                                          ----------
                        Increase in share capital March 31, 1998                                        $    469,700
                                                                                                          ==========


        Subsequent to November 30, 1998, the Company redeemed the remaining Class "A" special shares at $100 per share.

10.     RELATED PARTY TRANSACTIONS

        The Company had the following transactions with related parties.

                                                                      NOVEMBER 30                    FEBRUARY 28

                                                                         1998                     1998          1997
                                                                      -----------              ---------      --------
            Interest expense on shareholder loans                    $   11,000              $    -         $   -
            Consulting fees paid to shareholders                        122,667                 158,581        60,992
            Allocated administrative cost                               130,000                   -             -

11.     LEASE COMMITMENTS

        The Company is committed to a rental for its premises of approximately $104,044 under agreements expiring in December 1999 as follows.

                                             NOVEMBER 30              FEBRUARY 28
                                                1998              1998          1997
                                              --------          --------      --------
            February 28, 1998               $    -            $    -        $   87,435
            February 28, 1999                    -                92,426        92,426
            November 30, 1999                   96,041             -             -
            February 28, 2000                    -                80,035        80,035
            November 30, 2000                    8,003             -             -
                                              --------          --------      --------

                                            $  104,044        $  172,461    $  259,896
                                              ========          ========      ========


12.     ECONOMIC DEPENDENCE

        Approximately 32% (February 28, 1998 - 40%; 1997 - 40%) of sales during the period are to several regional divisions of one customer. Sales are negotiated separately with each regional division.

13.     COMPARATIVE FIGURES

        The comparative figures are for the nine month period ended November 30, 1998 and eleven month period ended February 28, 1997.

14.     FINANCIAL INSTRUMENTS

        CREDIT RISK

        The company is exposed to credit risk on the accounts receivable from its customers. In order to reduce credit risk, the company reviews the account and monitors credit worthiness on a regular basis.

        FAIR VALUES OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES

        The carrying amounts of accounts receivable, deposit on equipment, loans to related companies and accounts payable approximate their fair value because of the short-term maturities of these items.

        The carrying amounts of bank indebtedness, long-term debt and capital lease obligations approximate fair value because they bear interest reasonably close to the market rate.

15.     UNITED STATES ACCOUNTING PRINCIPLES

        The following table reconciles the net income as reported on the statement of earnings prepared in accordance with Canadian GAAP to the net income that would have been reported had the financial statements been prepared in accordance with U.S. GAAP.

                                                                        NOVEMBER 30               FEBRUARY 28

                                                                           1998               1998           1997
                                                                         ---------         ---------      ---------
            Net income in accordance with Canadian GAAP                $    88,042       $   197,636    $   141,579
            Deferred product developments costs                              3,057             3,988       (  7,045)
                                                                         ---------         ---------      ---------

            Net income in accordance with U.S. GAAP                    $    91,099       $   201,624    $   134,534
                                                                         =========         =========      =========

            Total assets                                               $ 3,885,413       $ 2,066,396    $ 1,715,969
                                                                         =========         =========      =========

            Retained earnings                                          $   537,483       $   457,861    $   267,537
                                                                         =========         =========      =========


        (a)     STATEMENT OF CASH FLOW

                Under Canadian GAAP, bank indebtedness forms a part of cash equivalents. Under U.S. GAAP, changes in bank indebtedness represent financing activities. Changes in bank indebtedness amounted to $932,583 (February 28, 1998 - nil; February 28, 1997
                - $(138,053))

                                                                              NOVEMBER 30                FEBRUARY 28

                                                                                 1998               1998             1997
                                                                               ---------          ---------        ---------
                Cash provided by (used in) operating activities              $ ( 501,291)       $   376,719      $   422,387
                Cash provided (used in) by financing activities                1,028,772             48,200        ( 187,889)
                Cash used in investing activities                              ( 488,624          ( 481,625)       ( 167,250)
                                                                               ---------          ---------        ---------
                Change in cash                                                    38,857           ( 56,706)          67,248

                Cash, beginning of year                                           17,204             73,910            6,662
                                                                               ---------          ---------        ---------

                CASH, END OF YEAR - U.S. GAAP                                $    56,061        $    17,204      $    73,910
                                                                               =========          =========        =========

        (b)     ADDITIONAL DISCLOSURES AS REQUIRED IN ACCORDANCE WITH U.S. GAAP

                                                             NOVEMBER 30              FEBRUARY 28
                                                                1998             1998             1997
                                                              --------         --------         --------
                Allowance for doubtful accounts             $   18,500      $      -         $      -
                                                              ========         ========         ========


        (c)     SUPPLEMENTARY INFORMATION

                                                        NOVEMBER 30              FEBRUARY 28
                                                           1998              1998           1997
                                                         --------          --------       --------

                Income taxes paid                      $    -            $   32,564     $   22,326
                                                         ========          ========       ========

                Interest paid                          $  100,321        $   85,241     $  103,883
                                                         ========          ========       ========


        (d) Financial Accounting Standards No. 109, "Accounting for Income Taxes" requires the use of an asset and liability approach for financial accounting and reporting for income taxes. There would be no cumulative effect from the adoption of the statement, nor would the results of operations be different than those reported under Canadian GAAP.

        The following is a summary of the components of the deferred tax liability amount calculated in accordance with U.S. GAAP.


                                                                         NOVEMBER 30                   FEBRUARY 28
                                                                             1998                    1998        1997
                                                                          ---------               ---------    ---------
        Tax depreciation in excess of accounting depreciation           $    51,970             $     5,000  $     3,200
                                                                          =========               =========    =========


16.     SUBSEQUENT EVENT

        On December 1, 1998, all of the Company's common shares were acquired by a public corporation.

17.     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

        The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                AUDITORS' REPORT



To the Shareholders of
1188980 ONTARIO LTD.
(OPERATING AS TASTY BATTERS; THE PREDECESSOR COMPANY TO TASTY SELECTIONS INC.)

We have audited the balance sheet of 1188980 ONTARIO LTD. (OPERATING AS TASTY BATTERS) as at June 30, 1998 and the statements of income and retained earnings and cash flows for each of the two fiscal years in the period ended June 30, 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 1998 and the results of its operations and its cash flow for each of the two fiscal years in the period ended June 30, 1998 in accordance with generally accepted accounting principles.




             /s/ KRAFT, ROTHMAN, BERGER, GRILL, SCHWARTZ & COHEN
                            CHARTERED ACCOUNTANTS

Toronto, Ontario
September 1, 1998, except for Note 11
which is as of May 21, 1999

                              1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)

                                  BALANCE SHEETS

                                     ASSETS

                                                                        MARCH 31                  JUNE 30
                                                                          1999                      1998
                                                                       ----------                ----------
                                                                       (Unaudited)
CURRENT
  Cash (Note 2)                                                        $  241,920                $  293,575
  Accounts receivable                                                     602,018                   501,722
  Inventory                                                               459,771                   334,684
  Prepaid expense and deposits                                            105,834                    56,494
                                                                       ----------                ----------

                                                                        1,409,543                 1,186,475


CAPITAL (Note 3)                                                          493,877                   528,046
                                                                       ----------                ----------

                                                                       $1,903,420                $1,714,521
                                                                       ==========                ==========

                                   LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                             $  437,015                $  492,655
  Roynat loan (Note 4)                                                     60,000                    60,000
  Small business loan (Note 5)                                             50,000                    50,000
  Income taxes payable                                                     80,031                    33,275
  Roynat subordinated debenture (Note 7)                                   50,150                      --
  Advances from shareholders                                              200,000                      --
                                                                       ----------                ----------
                                                                          877,196                   635,930

ROYNAT LOAN (Note 4)                                                       90,000                   135,000

SMALL BUSINESS LOAN (Note 5)                                               95,833                   133,333

ROYNAT SUBORDINATED DEBENTURE (Note 7)                                    306,299                   358,628

ADVANCES FROM SHAREHOLDERS (Note 6)                                          --                     200,000

DEFERRED INCOME TAXES                                                      65,400                    33,747
                                                                       ----------                ----------
                                                                        1,434,728                 1,496,638
                                                                       ----------                ----------

                              SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 8)                                                        100                       100

RETAINED EARNINGS                                                         468,592                   217,783
                                                                       ----------                ----------
                                                                          468,692                   217,883
                                                                       ----------                ----------

                                                                       $1,903,420                $1,714,521
                                                                       ==========                ==========


See accompanying notes to financial statements.

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)

                  STATEMENT OF INCOME AND RETAINED EARNINGS



                                                        NINE MONTHS ENDED
                                                            MARCH 31,                YEARS ENDED JUNE 30,
                                                              1999                1998                  1997
                                                            ---------            ---------            ---------
                                                           (Unaudited)                                (Note 12)
                                                            (Note 12)

GROSS SALES                                              $  4,701,079          $ 5,656,431          $ 4,217,277
  Discounts allowed                                           (52,751)             (84,890)             (46,283)
  Rebates and allowances                                     (180,145)            (243,289)            (177,371)
                                                            ---------            ---------            ---------

NET SALES                                                   4,468,183            5,328,252            3,993,623


COST OF GOODS SOLD                                          3,364,922            4,118,396            3,191,796
                                                            ---------            ---------            ---------

GROSS PROFIT                                                1,103,261            1,209,856              801,827
                                                            ---------            ---------            ---------

EXPENSES
  Selling                                                     320,712              373,893              304,234
  Administrative                                              292,717              444,742              427,236
  Financial                                                   101,995              115,366               61,407
                                                            ---------            ---------            ---------
                                                              715,424              934,001              792,877
                                                            ---------            ---------            ---------

INCOME BEFORE INCOME TAXES                                    387,837              275,855                8,950
                                                            ---------            ---------            ---------


  Income taxes - current                                      105,375               43,283                 --
               - deferred                                      31,653               31,689                2,058
  Utilization of loss carry-forward                              --                (10,008)                --
                                                            ---------            ---------            ---------
                                                              137,028               64,964                2,058
                                                            ---------            ---------            ---------

NET INCOME FOR THE YEAR                                       250,809              210,891                6,892

RETAINED EARNINGS, beginning of year                          217,783                6,892                 --
                                                            ---------            ---------            ---------

RETAINED EARNINGS, end of year                              $ 468,592            $ 217,783            $   6,892
                                                            =========            =========            =========






See accompanying notes to financial statements.

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)

                             STATEMENT OF CASH FLOWS


                                                                    NINE MONTHS ENDED
                                                                         MARCH 31,            YEARS ENDED JUNE 30,
                                                                            1999             1998              1997
                                                                        ------------       -----------       -----------
                                                                        (Unaudited)                           (Note 12)
                                                                          (Note 12)
OPERATING ACTIVITIES
  Net income for the year                                                $   250,809       $   210,891       $     6,892
  Deferred income taxes                                                       31,653            31,689             2,058
  Amortization                                                                47,717            61,486            30,126
                                                                        ------------       -----------       -----------
                                                                             330,179           304,066            39,076
                                                                        ------------       -----------       -----------
  Change in non-cash components of working capital
    Increase in accounts receivable                                         (100,296)         (147,241)         (354,481)
    (Increase) decrease in inventory                                        (125,087)           50,483          (385,167)
    Increase in prepaid expenses and deposits                                (49,340)           (4,103)          (52,391)
    Increase (decrease) in accounts payable and accrued liabilities          (55,640)          169,356           323,299
    Increase in income taxes payable                                          46,756            33,275              --
                                                                        ------------       -----------       -----------
                                                                              46,572           405,836          (429,664)
                                                                        ------------       -----------       -----------

FINANCING ACTIVITIES
  Proceeds from (payment of) Roynat loan (net)                               (45,000)          (60,000)          255,000
  Proceeds from (payment of) small business loan (net)                       (37,500)          (50,000)          233,333
  Proceeds from (payment of) Roynat subordinated debentures                   (2,179)          (41,372)          400,000
  Advance from shareholders                                                     --                --             200,000
  Bank loan                                                                     --             (10,000)           10,000
  Issuance of capital stock                                                     --                --                 100
                                                                        ------------       -----------       -----------
                                                                             (84,679)         (161,372)        1,098,433
                                                                        ------------       -----------       -----------
INVESTING ACTIVITY
  Purchase of capital assets                                                 (13,548)          (24,680)         (594,978)
                                                                        ------------       -----------       -----------
CHANGE IN CASH                                                               (51,655)          219,784            73,791

CASH, beginning of year                                                      293,575            73,791              --
                                                                        ------------       -----------       -----------
CASH, end of year                                                       $    241,920       $   293,575       $    73,791
                                                                        ============       ===========       ===========


See accompanying notes to financial statements.

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)

                          NOTES TO FINANCIAL STATEMENTS

       (FIGURES AS AT MARCH 31, 1999 AND THE NINE MONTH PERIOD THEN ENDED
                                 ARE UNAUDITED)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  INVENTORIES

          Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on a first in, first out basis.

     (b)  CAPITAL ASSETS


          Capital assets are stated at cost. Amortization is being provided for as follows:

          Machinery and equipment             - over 10 years, straight-line basis
          Leasehold improvements              - over the life of the lease, straight-line basis
          Computer equipment                  - over 5 years, straight-line basis
          Office furniture and equipment      - over 10 years, straight-line basis

     (c)  REVENUE RECOGNITION

          Revenue is recognized at the time product is shipped to the customer.

     (d)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (e)  UNAUDITED INTERIM FINANCIAL STATEMENTS

          The unaudited interim financial statements reflect all adjustments (including normal recurring adjustments) which are, in the opinion of management, necessary to produce a fair statement of the financial position and results of operations for the periods presented.


2.   CASH

         Cash is comprised of the following.

                                          March 31,        June 30,
                                            1999             1998
          Cash and money market fund      $ 368,976       $ 304,701
          Outstanding cheques              (127,056)        (11,126)
                                          ---------       ---------
                                          $ 241,920       $ 293,575
                                          =========       =========

3.       CAPITAL ASSETS

                                                            March 31,                            June 30,
                                                              1999                                 1998
                                           ----------------------------------------                ----
                                                        ACCUMULATED
                                           COST         AMORTIZATION           NET                  NET
                                           ----         ------------           ---                  ---

Machinery and equipment                   $586,311          $129,004        $457,307             $498,801
Leasehold improvements                      23,602             4,253          19,349               10,666
Computer equipment                           4,260             1,917           2,343                2,982
Office furniture and equipment              19,033             4,155          14,878               15,597
                                          --------          --------        --------             --------
                                          $633,206          $139,329        $493,877             $528,046
                                          ========          ========        ========             ========

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)

                          NOTES TO FINANCIAL STATEMENTS

      (FIGURES AS AT MARCH 31, 1999 AND THE NINE MONTH PERIOD THEN ENDED
                                ARE UNAUDITED)



4.   ROYNAT LOAN

     The loan bears interest at Roynat's floating base rate plus 3.5% per annum, repayable in monthly payments of $5,000 and is secured by a first charge on all fixed assets, subject to a prior fixed charge of $250,000 in favour of the bank (Note 5) on all equipment, except that which was purchased specifically with Roynat financing, a first floating charge on all other assets including all trademarks, patents and intellectual property.

     The loan is to be repaid as follows.

                                                                   March 31,
                                                                     1999
       2000                                                        $ 60,000
       2001                                                          60,000
       2002                                                          30,000
                                                                   --------
                                                                    150,000
Less: Current portion                                                60,000
                                                                   --------
                                                                   $ 90,000
                                                                   ========


5.   SMALL BUSINESS LOAN

     The small business loan bears interest at prime plus 3% per annum, repayable monthly in equal payments of $4,166.67 plus interest and is secured by a $250,000 chattel first mortgage on equipment.

     The loan is repayable over the next five years as follows.

                                                                  March 31,
                                                                     1999
     2000                                                         $ 50,000
     2001                                                           50,000
     2002                                                           45,833
                                                                   --------
                                                                   145,833
     Less: Current portion                                          50,000
                                                                   --------
                                                                  $ 95,833
                                                                   ========


6.       ADVANCES FROM SHAREHOLDERS

These advances bear interest at Roynat's base rate plus 3.5% per annum with no specific terms of repayment and are secured by a general security agreement over all assets of the company. The loans have been postponed in favour of the company's bankers and Roynat Inc.. Subsequent to March 31, 1999, the loans were repaid.

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)


                          NOTES TO FINANCIAL STATEMENTS

                (FIGURES AS AT MARCH 31, 1999 AND THE NINE MONTH
                        PERIOD THEN ENDED ARE UNAUDITED)



7.       ROYNAT'S SUBORDINATED DEBENTURE

         The debenture bears interest at Roynat's base rate plus 3.5% per annum, has been postponed to the bank and is secured by the same terms as the Roynat loan (Note 4). The principal amount of the loan is repaid annually, calculated as 20% of net after tax profit with a balloon payment on August 1, 2001.

8.       CAPITAL STOCK

         AUTHORIZED
         1,000,000 Class "A" special shares, non-voting, fully participating redeemable
         1,000,000 Class "B" special shares, non-voting, 100%, non-cumulative, redeemable
         1,000,000 Common shares

         ISSUED
         10                Class "A" special shares                       $ 10
         90                Common shares                                    90
                                                                          ----
                                                                          $100
                                                                          ====

9.       CONTRACT AND COMMITMENTS

         The company has a lease for its operating premises which expires December 31, 1999. The remaining minimum lease payment amounts to $68,828.

10.      FINANCIAL INSTRUMENTS

         The company uses the following methods and assumptions to estimate the fair value of each class of financial instruments.

         (a) Cash, accounts receivable and all current liabilities - the carrying amounts approximate fair value because of the short maturity of those instruments.

         (b) Long-term portion of Roynat loan, advances from shareholders, small business loan, subordinated debenture - the carrying amounts approximate fair value because the interest rate is floating with prime.

11.      UNITED STATES ACCOUNTING PRINCIPLES

         The company prepares its financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which generally conform to generally accepted accounting principles in the United States ("U.S. GAAP"), except for the following.

                             1188980 ONTARIO LTD.
                         (OPERATING AS TASTY BATTERS;
                    PREDECESSOR TO TASTY SELECTIONS INC.)


                        NOTES TO FINANCIAL STATEMENTS

               (FIGURES AS AT MARCH 31, 1999 AND THE NINE MONTH
                       PERIOD THEN ENDED ARE UNAUDITED)


11.      UNITED STATES ACCOUNTING PRINCIPLES (Continued)

         (a)      ADDITIONAL DISCLOSURES AS REQUIRED IN ACCORDANCE WITH U.S.
                  GAAP

                                                   MARCH 31,               JUNE 30,               JUNE 30,
                                                      1999                   1998                   1997
                                                   --------                --------                -------
                  Allowance for doubtful accounts  $  4,000                $ 12,038               $18,000
                                                   ========                ========                =======


         (b)      SUPPLEMENTARY INFORMATION

                                                    MARCH 31,               JUNE 30,                JUNE 30,
                                                      1999                   1998                   1997
                                                   --------                --------                -------

                  Income taxes paid                $ 58,619                $  --                   $  --
                                                   ========                ========                =======


                  Interest paid                    $ 76,283                $117,763                $79,057
                                                   ========                ========                =======

         (c) Under U.S. GAAP, Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires the use of an asset and liability approach for financial accounting and reporting for income taxes. There would be no cumulative effect from the adoption of the statements, nor would the results of operations be different than those reported under Canadian GAAP.

         The following is a summary of the components of the deferred tax liability amount calculated in accordance with U.S. GAAP.

                                                                               MARCH 31,           JUNE 30,            JUNE 30,
                                                                                 1999               1998                1997
                                                                                --------           -------            -------
         Tax depreciation in excess of accounting depreciation                   $65,400           $33,747            $55,383
                                                                                ========           =======            =======


12.      FINANCIAL STATEMENTS

         The 1999 figures are for the nine months ended March 31, 1999 and the 1997 figures are for the period from the date of incorporation, July 8, 1996 to June 30, 1997.

13.      UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                         Report of Independent Auditors

Board of Directors
1005549 Ontario Limited

We have audited the consolidated balance sheets of 1005549 Ontario Limited as at December 6, 1998 and December 7, 1997 and the consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of 1005549 Ontario Limited as at December 6, 1998 and December 7, 1997 and the results of its operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in Canada.

Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the years ended December 6, 1998 and December 7, 1997 and stockholders' equity as at December 6, 1998 and December 7, 1997 to the extent summarized in note 15 to the consolidated financial statements.

/s/ KPMG LLP

Chartered Accountants

Waterloo, Canada
May 10, 1999

1005549 ONTARIO LIMITED
Consolidated Balance Sheets

(Amounts expressed in Canadian Dollars)

=======================================================================================================================
                                                                               December 6,                 December 7,
                                                                                      1998                        1997
-----------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
      Cash and short-term investments                                $              91,228       $             116,981
      Accounts receivable (note 2)                                               1,407,918                   1,094,734
      Inventories (note 3)                                                         405,070                     331,047
      Income taxes recoverable                                                          -                       84,316
      Prepaid expenses                                                                  -                        7,222
      Due from shareholders                                                             -                       18,968
      -----------------------------------------------------------------------------------------------------------------
                                                                                 1,904,216                   1,653,268

Capital assets (note 4)                                                          3,116,255                   2,820,047

Goodwill (note 5)                                                                  142,735                     149,460

-----------------------------------------------------------------------------------------------------------------------
                                                                     $           5,163,206       $           4,622,775
=======================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Bank indebtedness (note 6)                                     $             259,490       $                  -
      Accounts payable                                                             837,626                     938,851
      Accrued liabilities                                                          105,708                     598,083
      Income taxes payable                                                         215,665                          -
      Due to shareholders                                                          104,742                          -
      Current portion of long-term debt (note 7)                                    77,437                     225,315
      Current portion of obligations under capital lease (note 8)                  222,823                     172,792
      -----------------------------------------------------------------------------------------------------------------
                                                                                 1,823,491                   1,935,041

Long-term debt (note 7)                                                            682,957                     759,473

Capital lease obligations (note 8)                                                 708,634                     611,069

Redeemable shares (note 9)                                                         810,000                     543,350

Deferred income taxes                                                               87,000                      61,560

Stockholders' equity:
      Share capital (note 11)                                                           20                          20
      Contributed surplus                                                           47,267                      47,267
      Retained earnings                                                          1,003,837                     664,995
      -----------------------------------------------------------------------------------------------------------------
                                                                                 1,051,124                     712,282

-----------------------------------------------------------------------------------------------------------------------
                                                                     $           5,163,206       $           4,622,775
=======================================================================================================================


See accompanying notes to consolidated financial statements.

1005549 ONTARIO LIMITED
Consolidated Statements of Earnings

(Amounts expressed in Canadian Dollars)

====================================================================================================================
                                                                            December 6,                 December 7,
                                                                                   1998                        1997
--------------------------------------------------------------------------------------------------------------------
Revenue                                                           $          17,579,530       $          12,154,824

Cost of revenue                                                              15,306,944                  10,186,249

--------------------------------------------------------------------------------------------------------------------
Gross profit                                                                  2,272,586                   1,968,575

Operating expenses:
      Automotive                                                                 36,680                      30,534
      Bad debts                                                                  42,250                      (6,198)
      Bank charges                                                                6,078                       4,315
      Business and realty taxes                                                  14,830                      41,356
      Equipment rental                                                           24,093                        -
      Insurance                                                                  33,898                      28,605
      Management wages                                                           64,032                     518,930
      Office and general                                                         31,105                      30,726
      Office wages                                                               82,172                      63,153
      Professional fees and dues                                                 47,248                      56,687
      Profit sharing                                                             63,249                      60,631
      Repairs and maintenance                                                   320,718                     309,202
      Telephone                                                                   9,987                      10,534
      Travel and entertainment                                                   20,694                      23,951
      Gain on disposal of capital assets                                        (34,385)                         -
      Amortization                                                              439,175                     362,915
      Utilities                                                                  56,254                      63,426
      Interest on long-term debt                                                116,606                     131,753
      Other (income) expense                                                      2,970                      (5,352)
      --------------------------------------------------------------------------------------------------------------
                                                                              1,377,654                   1,725,168

--------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                    894,932                     243,407

Income taxes: (note 10)
      Current                                                                   264,000                      39,300
      Deferred                                                                   25,440                      16,320
      --------------------------------------------------------------------------------------------------------------
                                                                                289,440                      55,620

--------------------------------------------------------------------------------------------------------------------
Net earnings                                                      $             605,492       $             187,787
====================================================================================================================

See accompanying notes to consolidated financial statements.

1005549 ONTARIO LIMITED
Consolidated Statements of Stockholders' Equity

(Amounts expressed in Canadian Dollars)

============================================================================================================================
                                            Share             Contributed                  Retained
                                          capital                 surplus                  earnings                   Total
----------------------------------------------------------------------------------------------------------------------------
Balances, at December 31, 1996          $      20         $        47,267        $          481,208     $           528,495

Net earnings                                 -                       -                      187,787                 187,787

Dividends                                    -                       -                       (4,000)                 (4,000)
----------------------------------------------------------------------------------------------------------------------------
Balances, at December 7, 1997                  20                  47,267                   664,995                 712,282

Net earnings                                 -                       -                      605,492                 605,492

Redemption premium on
   redeemable shares (note 9)                -                       -                     (266,650)               (266,650)
----------------------------------------------------------------------------------------------------------------------------
Balances, at December 6, 1998           $      20         $        47,267        $        1,003,837     $         1,051,124
============================================================================================================================


See accompanying notes to consolidated financial statements.

1005549 ONTARIO LIMITED
Consolidated Statements of Cash Flows

(Amounts expressed in Canadian Dollars)

=======================================================================================================================
                                                                              December 6,                 December 7,
                                                                                     1998                        1997
-----------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net earnings                                                        $             605,492            $        187,787
Items not involving cash:
      Amortization                                                                439,175                     362,915
      Deferred income taxes                                                        25,440                      16,320
      Gain on disposal of capital assets                                          (34,385)                       -
Changes in operating assets and liabilities:
      Accounts receivable                                                        (313,184)                     29,770
      Inventories                                                                 (74,023)                     (7,426)
      Income taxes                                                                299,981                    (174,550)
      Prepaid expenses                                                              7,222                         239
      Due from shareholders                                                        18,968                     (14,981)
      Accounts payable                                                           (101,225)                   (162,218)
      Accrued liabilities                                                        (492,375)                    297,972
      Due to shareholders                                                         104,742                           -
-----------------------------------------------------------------------------------------------------------------------
                                                                                  485,828                     535,828

Cash flows from investing activities:
      Purchase of capital assets                                                 (789,273)                   (929,248)
      Proceeds on disposal of capital assets                                       95,000                        -
      -----------------------------------------------------------------------------------------------------------------
                                                                                 (694,273)                   (929,248)

Cash flows from financing activities:
      Net advance (repayment) of bank indebtedness                                259,490                        -
      Payments on long-term debt                                                 (224,394)                    (74,175)
      Borrowings on capital lease obligations                                     333,025                     681,661
      Payments on capital lease obligations                                      (185,429)                   (261,978)
      Dividends                                                                      -                         (4,000)
      -----------------------------------------------------------------------------------------------------------------
                                                                                  182,692                     341,508

-----------------------------------------------------------------------------------------------------------------------
Decrease in cash                                                                  (25,753)                    (51,912)

Cash and cash equivalents, beginning of year                                      116,981                     168,893

-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                              $              91,228       $             116,981
-----------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents comprised of:
      Cash                                                          $              68,853       $              28,322
      Cash equivalents with maturities less than ninety days                       22,375                      88,659

-----------------------------------------------------------------------------------------------------------------------
                                                                    $              91,228       $             116,981
-----------------------------------------------------------------------------------------------------------------------

Cash paid during the year for:
      Interest                                                      $             129,199       $             128,910
      Income taxes                                                  $             129,741       $             233,043
=======================================================================================================================


See accompanying notes to consolidated financial statements.

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements

(Amounts expressed in Canadian Dollars)

================================================================================


      The company is incorporated under the laws of the Province of Ontario and its principal business activity is food processing.

1.    SIGNIFICANT ACCOUNTING POLICIES:

      (a) Basis of presentation:

      The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

      The consolidated financial statements include the accounts of 1005549
          Ontario Limited and its subsidiary, D.C. Food Processing Inc. All significant inter-company transactions and balances have been eliminated on consolidation. These financial statements are prepared on the basis of their historical costs and do not include any adjustments that may result on the acquisition of consolidated 1005549 Ontario Limited by International Menu Solutions Corporation as more fully described in note 16.

      (b) Revenue recognition:

      Revenue is recognized at the point the goods are shipped.

      (c) Inventories

      Inventories have been valued at the lower of cost determined on a first-in, first-out basis, and net realizable value.

      (d) Capital assets:

      Capital assets are stated at acquisition cost. Amortization is provided using the following methods and annual rates:

           ================================================================================================
            Asset                                                         Basis                        Rate
           ------------------------------------------------------------------------------------------------
            Building                                          Declining balance                          5%
            Parking lot                                       Declining balance                         20%
            Equipment                                         Declining balance                         20%
            Scales                                            Declining balance                         20%
            Computer equipment                                Declining balance                         30%
            Equipment under capital lease                         Straight-line                     5 years
           ================================================================================================


      (e)   Goodwill:

            Goodwill represents the excess of purchase price over the fair value of identifiable assets acquired and is amortized on a declining balance basis at the annual rate of 5%. 1005549 Ontario Limited reviews the carrying value of goodwill on an annual basis. Based on estimated discounted future cash flows, it has been determined that there is no impairment in the value of goodwill.

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 2

(Amounts expressed in Canadian Dollars)

===============================================================================

1.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      (f) Deferred income taxes:

          The company accounts for income taxes on the deferred tax allocation method. Under this method, timing differences between reported and taxable income result in provision for taxes not currently payable. Such timing differences arise principally as a result of claiming amortization and other amounts for tax purposes at amounts differing from those charged to income.

      (g) Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

2.    ACCOUNTS RECEIVABLE:

      Accounts receivable are net of allowances for doubtful accounts of $15,175 at December 6, 1998 and $901 at December 7, 1997.

3.    INVENTORIES:

============================================================================================================
                                                                           1998                        1997
------------------------------------------------------------------------------------------------------------
      Raw materials                                          $          259,524          $          220,697
      Finished product                                                  145,546                     110,350

------------------------------------------------------------------------------------------------------------
                                                             $          405,070          $          331,047
============================================================================================================

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 3

(Amounts expressed in Canadian Dollars)

================================================================================


4.    CAPITAL ASSETS:

      ==========================================================================================================================
                                                                                        December 6,                 December 7,
                                                                                               1998                        1997
      --------------------------------------------------------------------------------------------------------------------------
      Land                                                                    $             235,800       $             235,800
      Building                                                                            1,203,178                   1,147,880
      Computer equipment                                                                      3,586                       2,226
      Equipment                                                                           1,008,174                     708,329
      Scales                                                                                 22,056                      14,361
      Parking lot                                                                            36,084                      34,500
      Equipment under capital lease                                                       2,186,402                   1,823,525
      --------------------------------------------------------------------------------------------------------------------------
                                                                                          4,695,280                   3,966,621

      Less accumulated amortization                                                       1,579,025                   1,146,574

      --------------------------------------------------------------------------------------------------------------------------
                                                                              $           3,116,255       $           2,820,047
      ==========================================================================================================================

      The amortization of equipment under capital lease amounted to $237,478 in 1998 (1997 - $173,874).

5.    GOODWILL:

====================================================================================================================
                                                                            December 6,                 December 7,
                                                                                   1998                        1997
--------------------------------------------------------------------------------------------------------------------
      Goodwill                                                       $          192,800          $          192,800

      Less accumulated amortization                                              50,065                      43,340

--------------------------------------------------------------------------------------------------------------------
                                                                     $          142,735          $          149,460
====================================================================================================================


6.    BANK INDEBTEDNESS:

      Bank indebtedness bears interest at prime plus .75% and is secured by a general security agreement covering all assets other than real property, a guarantee and postponement of claim for $50,000 signed by two of the shareholders, and an assignment of life insurance over two of the shareholders.

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 4

(Amounts expressed in Canadian Dollars)

===============================================================================


7.    LONG-TERM DEBT:

      =========================================================================================================================
                                                                                       December 6,                 December 7,
                                                                                              1998                        1997

      -------------------------------------------------------------------------------------------------------------------------
      Bank mortgage, payable in monthly instalments of
        $6,500 plus interest at 7.52%, due October 2010                            $       640,642           $         666,937
      Bank loan, payable in monthly instalments of $4,010
        plus interest at Royal Bank prime plus 1%, due
        October 2001                                                                       115,717                     155,920
      Prime plus 1% term loan, payable in blended monthly
        instalments of $705, due May 1999                                                    4,035                      11,931
      Mortgage payable, no monthly instalments, interest
        payable only at 1% per month, repaid during the
        year                                                                                    -                      150,000
      -------------------------------------------------------------------------------------------------------------------------
                                                                                           760,394                     984,788

      Current portion of long-term debt                                                     77,437                     225,315

      -------------------------------------------------------------------------------------------------------------------------
                                                                                   $       682,957           $         759,473
      =========================================================================================================================


      =========================================================================================================================


      Annual principal payments over each of the next five years are as follows:

      -------------------------------------------------------------------------------------------------------------------------

      1999                                                                                                  $           77,437
      2000                                                                                                              78,317
      2001                                                                                                              63,867
      2002                                                                                                              38,607
      2003                                                                                                              41,616

      -------------------------------------------------------------------------------------------------------------------------
                                                                                                            $          299,844
      =========================================================================================================================

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 5

(Amounts expressed in Canadian Dollars)

===============================================================================


8.   OBLIGATIONS UNDER CAPITAL LEASE:

     ==================================================================================================================
                                                                               December 6,                 December 7,
                                                                                      1998                        1997
     ------------------------------------------------------------------------------------------------------------------
     Year ending December 6:
            1998                                                     $                -          $             217,882
            1999                                                                   285,494                     211,393
            2000                                                                   244,505                     170,403
            2001                                                                   228,005                     153,903
            2002                                                                   228,005                     153,903
            2003                                                                   109,637                      36,021
            -----------------------------------------------------------------------------------------------------------
            Total minimum lease payments                                         1,095,646                     943,505

      Less amount representing interest (at rates
         ranging from 6.35% to 14.79%)                                             164,189                     159,644

      -----------------------------------------------------------------------------------------------------------------
      Present value of net minimum capital
         lease payments                                                            931,457                     783,861

      Current portion of obligations under capital lease                           222,823                     172,792

      -----------------------------------------------------------------------------------------------------------------
                                                                        $          708,634          $          611,069
      =================================================================================================================

      Interest of $63,484 (1997 - $48,210) relating to capital lease obligations has been included in interest on long-term debt.

9.    REDEEMABLE SHARES:

      ========================================================================================================================
                                                    Number of              December 6,          Number of         December 7,
                                                       shares                     1998             shares                1997
      ------------------------------------------------------------------------------------------------------------------------
      Authorized:
         Unlimited number of
            Class C non-voting,
            redeemable, retractable
            special shares                                 -          $           -              1,000         $      543,350
         Unlimited number of
            Class D non-voting,
            redeemable, retractable
            special shares                               810                   810,000               -                      -

      ------------------------------------------------------------------------------------------------------------------------
                                                         810          $        810,000           1,000         $      543,350
      ========================================================================================================================

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 6

(Amounts expressed in Canadian Dollars)

===============================================================================


9.    REDEEMABLE SHARES (CONTINUED):

      The company has issued redeemable, retractable special shares. Under Canadian generally accepted accounting principles, these shares are presented as liabilities in the consolidated financial statements at their redemption amount.

      On December 4, 1998, the share capital of 1005549 Ontario Limited was amended to authorize an unlimited number of non-voting redeemable, retractable Class D special shares. 810 Class D special shares, with a redemption amount of $810,000, and 200 Class A common shares were issued and exchanged for 1,000 Class C special shares, with a redemption amount of $543,350, and 200 Class B convertible shares. The excess, $266,650, of their redemption amount over their carrying amount was charged to retained earnings in 1998.

10.   INCOME TAXES:

===============================================================================================================
                                                                      December 6,                 December 7,
                                                                             1998                        1997
---------------------------------------------------------------------------------------------------------------
      Earnings before income taxes                             $          894,932          $          243,407

      Combined Canadian basic federal and
        provincial income tax rate                                           44.6%                       44.6%

      Income taxes based on combined Canadian
           basic federal and provincial income tax rate                   399,140                     108,560

      Increase in taxes resulting from:
            Manufacturing and processing allowance                        (56,823)                       -
            Tax reductions to certain private companies                   (44,595)                    (43,836)
            Other items                                                    (8,282)                     (9,104)

---------------------------------------------------------------------------------------------------------------
                                                               $          289,440          $           55,620
===============================================================================================================

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 7

(Amounts expressed in Canadian Dollars)

===============================================================================


11.   SHARE CAPITAL:

      ==================================================================================================================
                                                                                            1998                    1997
      ------------------------------------------------------------------------------------------------------------------
      Authorized:
            Unlimited number of common shares
            Unlimited number of Class A common shares
            Unlimited number of Class B convertible,
               common shares
      Issued:

            200 Class A common shares                                         $               20          $          -
            200 Class B convertible common shares                                             -                      20

      ------------------------------------------------------------------------------------------------------------------
                                                                              $               20          $          20
      ==================================================================================================================

12.   FINANCIAL INSTRUMENTS:

      The carrying value of the company's accounts receivable due from shareholders, due to shareholders, bank indebtedness, accounts payable, accrued liabilities, short-term investments approximate their fair values due to their demand nature or relatively short periods to maturity.

      The fair value of the company's long-term debt and obligations under capital lease has been determined to equal their carrying values, as the current financing arrangements represent the borrowing rate presently available to the company for loans with similar terms and maturities.

13.   NATURE OF OPERATIONS AND SEGMENTED INFORMATION:

      Management has determined that the company operates in one dominant industry segment which involves the processing of food items. All of the company's operations, assets and employees are located in Canada and revenues are generated from sales in Canada.

14.   CONCENTRATION OF CREDIT RISK:

      At December 6, 1998, six customers accounted for 43% (1997 - 74%) of total accounts receivable. The company maintains reserves for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers.

1005549 ONTARIO LIMITED
Notes to Consolidated Financial Statements, page 8

(Amounts expressed in Canadian Dollars)

===============================================================================


15. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

    The company follows Canadian generally accepted accounting principles which are different in some respects from those applicable in the United States.

    (a) Since redemption of the shares described in note 9 is outside the control of the company, the shares are classified as liabilities under Canadian GAAP. For U.S. GAAP purposes, such redeemable shares can be classified outside stockholders' equity and below liabilities. This classification difference has no impact on net income or stockholders' equity for U.S. GAAP purposes.

    (b) Under Canadian GAAP the income tax provision is based on the deferral method and adjustments are generally not made for changes in income tax rates. Under U.S. GAAP, deferred tax liabilities are based on the asset and liability method and are measured using the enacted tax rate expected to apply to taxable income in the periods in which the deferred tax liability is expected to be settled.

    The following presents a reconciliation of net earnings from Canadian GAAP to U.S. GAAP:

================================================================================================================================
                                                                                       December 6,                 December 7,
                                                                                              1998                        1997
--------------------------------------------------------------------------------------------------------------------------------
      Net earnings under Canadian GAAP                                          $          605,492          $          187,787
      Income tax adjustment under the asset
         and liability method                                                               (4,719)                     (8,752)

--------------------------------------------------------------------------------------------------------------------------------
      Net earnings under U.S. GAAP                                              $          600,773          $          179,035
--------------------------------------------------------------------------------------------------------------------------------

      The following table presents stockholders' equity under U.S. GAAP.

================================================================================================================================
                                                                                       December 6,                 December 7,
                                                                                              1998                        1997
--------------------------------------------------------------------------------------------------------------------------------

      Stockholders' equity under Canadian GAAP                                  $        1,051,124          $          712,282
      Income tax adjustment under the asset
         and liability method                                                              (49,790)                    (45,071)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                $        1,001,334          $          667,211
================================================================================================================================

1005549 ONTARIO LIMITED

Notes to Consolidated Financial Statements, page 9

(Amounts expressed in Canadian Dollars)

===============================================================================


16.   SUBSEQUENT EVENTS:

      On February 15, 1999, the share capital of 1005549 Ontario Limited was amended to authorize unlimited number of voting, redeemable, retractable Class E special shares. 2000 Class E special shares and 200 Class B convertible common shares were issued and exchanged for 200 Class A common shares.

      On May 7, 1999, the stated capital of the Class E special shares was increased from $10 to $1,962,510.

      On May 10, 1999, all of the outstanding capital stock was acquired by International Menu Solutions Corporation including the shares described in note 9 and all of the shares described in note 11.

17.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE:

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect a company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                             1005549 ONTARIO LIMITED
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)


                                                           March 7, 1999                 March 8, 1998
                                                         --------------------        -------------------
ASSETS
Current Assets
Accounts receivable                                          $1,673,490                    $  954,672
Inventory                                                       391,729                       331,977
Prepaid expenses and other current assets                        23,785                        18,830
                                                             ----------                    ----------
                                                              2,089,004                     1,305,479

Capital assets                                                3,084,030                     2,823,794

Goodwill                                                        141,790                       148,015
                                                             ----------                    ----------
                                                             $5,314,824                    $4,277,288
                                                             ==========                    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank indebtedness                                            $  196,430                    $  149,886
Accounts payable and accrued liabilities                      1,279,734                     1,161,293
Current portion of long-term obligations                        300,480                       397,507
                                                             ----------                    ----------
                                                              1,776,644                     1,708,686

Long-term obligations                                         1,395,328                     1,224,931
Deferred income taxes                                            61,560                        45,240
Redeemable shares                                               810,000                       543,350

STOCKHOLDERS' EQUITY
Common stock                                                         20                            20
Additional paid up capital                                       47,267                        47,267
Retained earnings                                             1,224,005                       707,794
                                                             ----------                    ----------
                                                              1,271,292                       755,081
                                                             ----------                    ----------

                                                             $5,314,824                    $4,277,288
                                                             ==========                    ==========


                             1005549 ONTARIO LIMITED
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)


                                                  December 7, 1998              December 8, 1997
                                                  to March 7, 1999              to March 8, 1998
                                               --------------------             ------------------

REVENUE                                           $ 4,879,226                     $ 3,430,535
                                                  -----------                     -----------

EXPENSES
Cost of goods sold                                  4,299,923                       3,178,932
Selling expenses                                        6,998                           6,033
Administrative expenses                               215,691                         127,401
                                                  -----------                     -----------
                                                    4,522,612                       3,312,366
                                                  -----------                     -----------

INCOME FROM OPERATIONS                                356,614                         118,169

OTHER INCOME (EXPENSE)
Interest revenue                                        1,627                              --
Interest expense                                      (23,198)                        (35,297)
                                                  -----------                     -----------
                                                      (21,571)                        (35,297)
                                                  -----------                     -----------

NET INCOME BEFORE INCOME TAXES                        335,043                          82,872

INCOME TAXES                                          114,875                          40,070
                                                  -----------                     -----------

NET INCOME                                        $   220,168                     $    42,802
                                                  ===========                     ===========

                             1005549 ONTARIO LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)

                                                                                December 7, 1998       December 8, 1997
                                                                                to March 7, 1999       to March 8, 1998
                                                                                ----------------       ----------------


CASH FLOWS FROM OPERATING  ACTIVITIES:
Net income                                                                            $ 220,168          $  42,802
   Adjustments to reconcile net loss to net cash used in operating activities
     Depreciation and amortization                                                      108,645
                                                                                                            80,205
     Deferred income taxes
                                                                                        (25,440)           (16,320)
     Changes in operating assets and liabilities:
        Accounts receivable                                                            (265,572)           140,062
        Inventory
                                                                                         13,341               (930)
        Prepaid expenses and other current assets
                                                                                        (23,785)             7,360
        Accounts payable and accrued liabilities                                         15,993           (291,325)
                                                                                      ---------          ---------
Net cash flow from operating activities
                                                                                         43,350            (38,146)
                                                                                      ---------          ---------

CASH FLOWS FROM INVESTING ACTIVITY:
   Purchases of capital assets
                                                                                        (75,475)           (82,510)
                                                                                      ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term obligations
                                                                                        (89,235)          (226,728)
   Proceeds from long-term obligations
                                                                                         93,192             80,517
   Proceeds from bank indebtedness                                                      (63,060)           149,886
                                                                                      ---------          ---------
Net cash flow from financing activities
                                                                                        (59,103)             3,675
                                                                                      ---------          ---------

NET CHANGE IN CASH                                                                      (91,228)          (116,981)

CASH, BEGINNING OF PERIOD                                                                91,228            116,981
                                                                                      ---------          ---------
CASH, END OF PERIOD                                                                   $      --          $      --
                                                                                      =========          =========



Supplemental disclosure of cash flow information: Cash paid during the period for:
                                                                                      ---------          ---------
        Interest                                                                      $  23,198          $  35,297
                                                                                      =========          =========
        income taxes                                                                  $ 215,665          $      --
                                                                                      =========          =========

                             1005549 ONTARIO LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)

1.     ORGANIZATION

       The Company and its subsidiaries develop, market and produce a series of speciality food products for sale to food distributors, food retailer chains and speciality food retailers.

2.       SIGNIFICANT ACCOUNTING POLICIES

       a)       Basis of presentation

                The consolidated financial statements include the accounts of 1005549 Ontario Limited and its subsidiary, D.C. Food Processing Inc. All significant inter-company transactions and balances have been eliminated on consolidation. These financial statements are prepared on the basis of their historical costs and do not include any adjustments that may result on the acquisition of consolidated 1005549 Ontario Limited by International Menu Solutions Corporation (see Note 6).

                The unaudited interim financial statements presented reflects all adjustments (including normal recurring adjustments) which are, in the opinion of management, necessary to produce a fair statement of the financial position and results of operations for the periods presented.

       b)        Revenue recognition

                Revenue is recognized at the time goods are shipped to the customer.

       c)       Inventories

                Inventories have been valued at the lower of cost and determined on a first-in, first-out basis, and the net realizable value.

                             1005549 ONTARIO LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       d)       Capital assets

                Capital assets are stated at acquisition cost. Amortization is provided using the following methods and annual rates.

                              Asset                          Basis                    Rate
                              -----                          -----                    ----

                       Building                     Declining Balance                     5%
                       Equipment                    Declining Balance                    20%
                       Scales                       Declining Balance                    20%
                       Computer Equipment           Declining Balance                    30%
                       Equipment under              Straight Line                    5 years
                       Capital Lease

       e)        Goodwill

                Goodwill represents the excess of the purchase price over the fair value of the identifiable assets acquired and is amortized on a declining balance basis at the annual rate of 5%. Management reviews the carrying value of goodwill on an annual basis. Based on estimated discounted future cash flows, it has been determined that there is no impairment in the value of goodwill.

       f)       Financial instruments

                The carrying value of the Company's accounts receivable due from shareholders, due to shareholders, bank indebtedness, accounts payable, accrued liabilities, short-term investments approximate their fair values due to their demand nature or relatively short periods due to maturity.

                The fair value of the Company's long-term debt and obligations under capital lease has been determined to equal their carrying values, as the current financing arrangements represent the borrowing rate presently available to the Company for loans with similar terms and maturities.

                             1005549 ONTARIO LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       g) Nature of operations and segmented information

                Management has determined that the Company operates in one dominant industry segment which involves the processing of food items. All of the Company's operations, assets, and employees are located in Canada and revenues are generated from sales in Canada.

3.     CAPITAL ASSETS

                                                              March 7, 1999                          March 8, 1998
                                                               Accumulated
                                            Cost              depreciation       Net book value     Net book value
                                         ------------        --------------      --------------     --------------
       Land                                   235,800                   -             235,800           235,800
       Equipment under
        capital lease                       2,052,364            1,071,711             980,653         1,002,638
       Building                             1,215,425              188,727           1,026,698         1,023,070
       Computer Equipment                      32,855                1,432              31,423             1,088
       Equipment                            1,119,107              342,133             776,974           524,180
       Scales                                  22,056               10,093              11,963            13,143
       Parking Lot                             36,084               15,565              20,519            23,875
                                  -------------------------------------------------------------------------------
                                            4,713,691
                                                                 1,629,661           3,084,030         2,823,794
                                  ===============================================================================


                             1005549 ONTARIO LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               (CANADIAN DOLLARS)

4.     REDEEMABLE SHARES

                                             Number of
                                              Shares               March 7,      Number of        March 8,
                                                                    1999           Shares           1998
                                             ----------------      ----------   ------------      ------------
          Authorized:
           Unlimited number of Class C,
              non-voting, redeemable,
              retractable special shares                   0              $--          1,000          $543,350

            Unlimited number of Class D,
               non-voting, redeemable,
               retractable special shares                810          810,000             --                --
                                             -------------------------------------------------------------------
                                                         810         $810,000          1,000          $543,350
                                             -------------------------------------------------------------------

       The Company has issued redeemable, retractable special shares. These shares are presented as liabilities in the consolidated financial statements at their redemption amount.

       On December 4, 1998, the share capital of 1005549 Ontario Limited was amended to authorize an unlimited number of non-voting redeemable, retractable Class D special shares. 810 Class D special shares, with a redemption amount of $810,000, and 200 Class A common shares were issued and exchanged for 1,000 Class C special shares, with a redemption amount of $543,350, and 200 Class B convertible shares. The excess, $266,650, of their redemption amount over their carrying amount was charged to retained earnings in 1998.

5.     SUBSEQUENT EVENTS

       On May 7, 1999, the stated capital of the Class E special shares was increased from $10 to $1,962,510.

       On May 10, 1999, all of the outstanding shares of capital stock of the Company were acquired by International Menu Solutions Corporation.

                         [LETTERHEAD OF CORBIN & WERTZ]

                          INDEPENDENT AUDITORS' REPORT

To the Members of
 Huxtable's Foods, L.L.C.

We have audited the accompanying balance sheet of Huxtable's Foods, L.L.C. (a Delaware limited liability company) (the "Company") as of December 31, 1998 and the related statements of operations, members' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huxtable's Foods, L.L.C. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                    /s/ Corbin & Wertz
                                                        CORBIN & WERTZ

Irvine, California
April 30, 1999

                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
 Huxtable's Foods, L.L.C.

We have audited the accompanying statements of operations, members' capital (deficit) and cash flows of HUXTABLE'S FOODS, L.L.C. (a
Delaware limited liability company) for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Huxtable's Foods, L.L.C. operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for start-up costs in 1997 to comply with Statement of Position 98-5, "Reporting on the Costs of Start-up Activities."


                                                    /s/ Arthur Andersen LLP

                                                        ARTHUR ANDERSEN LLP

Los Angeles, California
June 22, 1998

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                                BALANCE SHEET

                              December 31, 1998


ASSETS

Current assets:
   Cash                                                   $    73,000
   Accounts receivable, net of allowance for
    doubtful accounts of $67,000                              566,000
   Inventories                                                689,000
   Prepaid expenses                                            40,000
                                                          -----------
      Total current assets                                  1,368,000

Property and equipment, net                                 1,457,000
Other assets                                                   31,000
                                                          -----------

                                                          $ 2,856,000
                                                          ===========

LIABILITIES AND MEMBERS' CAPITAL

Current liabilities:
   Accounts payable                                       $   574,000
   Accrued liabilities and other                              172,000
   Current portion of long-term debt                          177,000
   Current portion of obligations under capital leases        123,000
                                                          -----------
      Total current liabilities                             1,046,000
                                                          -----------

Long-term liabilities:
   Accrued preferred return                                   998,000
   Long-term debt, net of current portion                     140,000
   Obligations under capital leases, net of current
    portion                                                   100,000
   Other                                                       12,000
                                                          -----------
      Total long-term liabilities                           1,250,000
                                                          -----------

Members' capital:
   Members' accounts                                          871,000
   Notes and accrued interest receivable from
    related parties                                          (311,000)
                                                          -----------
      Total members' capital                                  560,000
                                                          -----------

                                                          $ 2,856,000
                                                          ===========

                See accompanying notes to financial statements

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                            STATEMENTS OF OPERATIONS

                 For The Years Ended December 31, 1998 and 1997

                                                        1998             1997
                                                   ------------     ------------
Net sales                                          $ 12,303,000     $ 11,269,000

Cost of goods sold                                    9,322,000        8,431,000
                                                   ------------     ------------

        Gross profit                                  2,981,000        2,838,000

Operating expenses:
    Selling, general and administrative               3,425,000        3,505,000
    Non-cash compensation                                    --          203,000
                                                   ------------     ------------

        Loss from operations                           (444,000)        (870,000)

Other income (expense):
    Interest expense, net of interest income of
     $4,000 and $4,000, respectively                   (138,000)         (89,000)
                                                   ------------     ------------

        Loss before cumulative effect of change
           in accounting                               (582,000)        (959,000)

Cumulative effect of change in accounting for
   start-up costs                                            --          (34,000)
                                                   ------------     ------------

        Net loss                                   $   (582,000)    $   (993,000)
                                                   ============     ============

                 See accompanying notes to financial statements

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                         STATEMENTS OF MEMBERS' CAPITAL

                 For The Years Ended December 31, 1998 and 1997

                                                                                                        Notes and
                                                                     Members' Accounts               Accrued Interest
                                                       -------------------------------------------   Receivable From
                                                        Preferred       Regular            Total     Related Parties     Total
                                                       -----------    ----------       -----------   ----------------  -----------
Balance, January 1, 1997                               $ 1,957,000    $(3,109,000)     $(1,152,000)    $  (311,000)    $(1,463,000)

Conversion of members' notes and accrued interest
 payable                                                 2,810,000            --         2,810,000              --       2,810,000
Capital contribution                                       865,000            --           865,000              --         865,000
Awards of sharing ratios to employees and others           203,000            --           203,000              --         203,000
Accrued preferred return                                  (382,000)           --          (382,000)             --        (382,000)
Net loss                                                   (24,000)     (969,000)         (993,000)             --        (993,000)
                                                       -----------    ----------       -----------     -----------     -----------

Balance, December 31, 1997                               5,429,000    (4,078,000)        1,351,000        (311,000)      1,040,000

Conversion of members' notes and accrued interest
 payable                                                   510,000            --           510,000              --         510,000
Accrued preferred return                                  (408,000)           --          (408,000)             --        (408,000)
Net loss                                                   (14,000)     (568,000)         (582,000)             --        (582,000)
                                                       -----------    ----------       -----------     -----------     -----------

Balance, December 31, 1998                             $ 5,517,000    (4,646,000)      $   871,000     $  (311,000)    $   560,000
                                                       ===========    ==========       ===========     ===========     ===========

                 See accompanying notes to financial statements

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                            STATEMENTS OF CASH FLOWS

                 For The Years Ended December 31, 1998 and 1997

                                                                 1998             1997
                                                               ---------       ---------
Cash flows from operating activities:
    Net loss                                                   $(582,000)      $(993,000)
    Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization                             332,000         310,000
       Compensation expense in connection with
        awards of sharing ratios                                      --         203,000
       Provision for doubtful accounts                           (25,000)         12,000
       Gain on sale of equipment                                      --         (10,000)
       Interest expense in connection with conversion
        of note payable                                           30,000              --
       Changes in operating assets and liabilities:
          Accounts receivable                                    241,000        (325,000)
          Inventories                                            (31,000)       (176,000)
          Prepaid expenses                                        20,000         (15,000)
          Other assets                                             7,000          33,000
          Accounts payable, accrued liabilities and other       (112,000)        (27,000)
                                                               ---------       ---------

    Net cash used in operating activities                       (120,000)       (988,000)
                                                               ---------       ---------

Cash flows from investing activities:
    Purchases of property and equipment                          (33,000)       (263,000)
    Proceeds from sale of equipment                                   --          11,000
                                                               ---------       ---------

    Net cash used in investing activities                        (33,000)       (252,000)
                                                               ---------       ---------

Cash flows from financing activities:
    Payments from short-term notes payable                            --         (30,000)
    Proceeds from capital contributions                               --         865,000
    Proceeds from members' notes payable                         480,000         150,000
    Payments on long-term debt                                  (128,000)        (73,000)
    Payments on obligations under capital leases                (142,000)       (128,000)
                                                               ---------       ---------

    Net cash provided by financing activities                    210,000         784,000
                                                               ---------       ---------

Net change in cash                                                57,000        (456,000)

Cash, beginning of year                                           16,000         472,000
                                                               ---------       ---------

Cash, end of year                                              $  73,000       $  16,000
                                                               =========       =========

Continued

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

                                                       1998             1997
                                                  ------------   -------------
Supplemental disclosures of each flow information:
   Cash paid during the year for:
       Interest                                   $    136,000   $     109,000
                                                  ============   =============
       Income taxes                               $        800   $         800
                                                  ============   =============

Supplemental disclosures of non-cash investing and financing activities:
      During 1998, the Company incurred capital lease obligations of $111,000 for the acquisition of machinery and equipment.

      During 1998 and 1997, members converted $510,000 and $2,810,000, respectively, of debt and accrued interest into members capital (see Note
      9).

      During 1997, the Company granted sharing ratios to employees and others which were valued at $203,000 (see Note 9).

      During 1998 and 1997, the Company accrued $408,000 and $382,000 of preferred return, respectively.


                 See accompanying notes to financial statements

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                          NOTES TO FINANCIAL STATEMENTS

                 For The Years Ended December 31, 1998 and 1997

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Business

Huxtable's Foods, L.L.C. (the Company), a Delaware limited liability company, was established on May 30, 1995. Under the Limited Liability Agreement (the "Agreement"), the Company is owned by preferred members and regular members.

The Company processes and assembles gourmet sauces, meal replacement foods and holiday food packages for distribution to retail stores and supermarket commissaries, principally in the western United States.

Liquidity and Risks

The Company had losses of $582,000 and $993,000 for the years ended December 31, 1998 and 1997, respectively.

The Company's ability to continue in existence is dependent on, among other factors, the Company's ability to generate adequate cash flows from operations and from debt or equity financing to fund its operations and repay its obligations. The Company has addressed the negative trend mentioned above by focusing its efforts on its core profitable product lines, obtaining debt financing of $480,000 from existing members in 1998 and maintaining a bank line of credit of $1,000,000 (see Note 7). Management believes that these plans are sufficient to allow the Company to adequately fund its operations through at least December 31, 1999. In the event that additional funds are required, the majority owners have committed to provide such funding.

The Agreement

Under terms of the Agreement, expiring July 31, 2025, profits are to be allocated to all members pro-rata in accordance with each member's sharing ratio (as defined). Losses are allocated approximately 98 percent to Huxtable's Comestibles, Inc. and approximately two percent to the other members in total (as defined). In addition, the preferred members are entitled to an annual cumulative preferred return equal to seven percent of their unreturned capital contributions, totaling approximately $408,000 and $382,000 for the years ended December 31, 1998 and 1997, respectively. As a result of the Company not having positive operating cash flows for both years, the preferred return is classified as long-term in the accompanying balance sheet.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY, continued

Members may not assign, sell, or transfer their membership interests without the consent of a majority of the other members. Also, one of the regular members (Huxtable's Comestibles, Inc.) is required to offer to sell its membership interest in the Company to the preferred members if certain key employees' (who are the majority shareholders of Huxtable's Comestibles, Inc.) employment with the Company is terminated for any reason.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories consist primarily of food and related packaging products and are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets or lease terms, ranging from three to ten years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is then measured based on fair value and is charged to operations in the period in which such impairment is determined by management. As of December 31, 1998 the Company's management believes that no impairment of the carrying value of its property and equipment exists.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Organization Costs

Organization costs represent the costs incurred to set up the Company and prepare the Agreement and were being amortized on a straight-line basis over five years.

During 1997, the Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." The cumulative effect of adopting this statement, which requires costs of start-up activities to be expensed as incurred, was a write off of $34,000 of previously capitalized organization costs.

Concentrations of Risk

The Company maintains cash balances at financial institutions that are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company had in aggregate approximately $247,000 of uninsured balances at December 31, 1998.

A substantial portion of the customers' ability to pay their receivables is dependent on the strength of the supermarket industry. Receivables are unsecured and the Company is at risk to the extent such amounts become uncollectible.

The Company's three largest and four largest customers represent approximately 59 percent and 55 percent of net sales for the years ended December 31, 1998 and 1997, respectively, and 64 percent of December 31, 1998 accounts receivable.

Revenue Recognition

Revenues are recorded when products are shipped.

Income Taxes

The members intend that the Company be classified as a partnership for Federal and California State tax purposes. As a result, no taxes are paid at the Company level or reflected in the Company's financial statements except for the $800 minimum tax in California. The tax returns, the qualification of the Company as a limited liability company for tax purposes and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations were to result in changes to allocable Company income or loss, the tax liability of the members could be changed accordingly. No such examinations are currently pending.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) encourages, but does not require, companies to record compensation cost for grants of equity instruments to employees at fair value. The Company has chosen to continue to account for these grants using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (see Note 3). Accordingly, compensation cost for warrants issued to employees is measured as the excess, if any, of the estimated fair value of the warrants at the date of grant over the amount the employee must pay to acquire the equity interest. Beginning in 1996, grants of equity instruments to non-employees are accounted for using SFAS No. 123.

Statements of Cash Flows

For the purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of 90 days or less to be cash.

Reclassifications

Certain 1997 amounts have been reclassified to conform to the 1998 presentation.

NOTE 3 - RELATED PARTY TRANSACTIONS

Members' Notes Payable

During 1998 and 1997, all members' notes and accrued interest payable were converted to members' capital as described in Note 9 below. Accrued interest on these notes was approximately $30,000 in 1998.

Warrants

The Company has a management warrant pool pursuant to which officers, employees, consultants and other advisors may be granted warrants to acquire up to an aggregate of 13.67 percent of the Company at a price of $45,000 per one percent of the Company. At December 31, 1998, the Company has 1.287 percent warrant pool available for future grants.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

Notes and Accrued Interest Receivable from Related Parties

Notes and accrued interest receivable from related parties consist of the following at December 31, 1998:

Notes receivable from officers of the
Company, due July 2000, bearing interest
at 9%, payable quarterly beginning
January 1998                                             $   178,000

Note receivable from Huxtable's Comestibles,
Inc., due August 1996, bearing interest at
8% through August 1996 with default interest
at 18% on the principal and accrued interest
balance as of August 1996 thereafter until
the note is paid                                             105,000

Accrued interest                                              28,000
                                                         -----------

                                                         $   311,000
                                                         ===========

Beginning January 1, 1997, the Company stopped accruing interest on these notes. These amounts are included as a reduction of members' capital on the accompanying balance sheets.

NOTE 4 - PROPERTY AND EQUIPMENT

As of December 31, 1998 property and equipment consisted of the following:


Machinery and equipment                                   $ 1,210,000
Computer equipment and furniture                              206,000
Transportation equipment                                       66,000
Leasehold improvements                                      1,026,000
                                                          -----------
                                                            2,508,000

Less accumulated depreciation and amortization             (1,051,000)
                                                          -----------

                                                          $ 1,457,000
                                                          ===========

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 5 - LONG-TERM DEBT

At December 31, 1998 long-term debt consisted of the following:


Promissory note payable to a shareholder
of Huxtable's Comestibles, Inc., due in
varying monthly principal installments
plus interest at 11% through February 2000,
guaranteed by certain Company officers                          $   157,000

Promissory note payable to a vendor, bearing
interest at prime plus 0.25%, due in monthly
installments of principal and interest
ranging from $5,000 and $6,000 through May
2001, guaranteed by certain Company officers                        129,000

Other                                                                31,000
                                                                -----------
                                                                    317,000

Less current position                                              (177,000)
                                                                -----------

                                                                $   140,000
                                                                ===========

Future principal maturities of long-term debt as of December 31, 1998 are as follows:


                   Years Ending
                   December 31
                   ------------
                       1999                                     $   177,000
                       2000                                         103,000
                       2001                                          33,000
                       2002                                           4,000
                                                                -----------
                                                                $   317,000
                                                                ===========

NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES

The Company is a lessee of certain property and equipment under capital leases that expire through May 2003 (see Note 4). Terms of the leases call for monthly payments ranging from $355 to $2,460. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The assets are depreciated over their estimated useful lives.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES, continued

Future minimum lease payments under capital leases are as follows:

                   Years Ending
                   December 31
                   -----------
                       1999                                      $   147,000
                       2000                                           59,000
                       2001                                           28,000
                       2002                                           28,000
                       2003                                           12,000
                                                                 -----------
                                                                     274,000

            Less amounts representing interest                       (51,000)
                                                                 -----------
            Present value of minimum capital lease payments          223,000

            Less current portion                                    (123,000)
                                                                 -----------

                                                                 $   100,000
                                                                 ===========

The following is an analysis of the leased equipment under capital leases as of December 31, 1998, which is included in property and equipment (see Note 4).

            Machinery and equipment                              $   793,000
            Less accumulated depreciation                           (426,000)
                                                                 -----------
                                                                 $   367,000
                                                                 ===========

NOTE 7 - LINES OF CREDIT

The Company has a $1,000,000 revolving line of credit with a bank which expires on October 2, 1999. Interest on the borrowings is payable monthly at the bank's prime rate (prime rate was 7.75% at December 31, 1998) plus 1%. Under the terms of the agreement, the Company may borrow up to 80% of eligible accounts receivable, as defined. At December 31, 1998, the Company had no outstanding advances under this agreement. All members' notes payable are subordinated to these borrowings.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 7 - LINES OF CREDIT, continued

The credit agreement contains various financial covenants. At December 31, 1998, the Company was in compliance with these covenants.

The Company also has overdraft agreements with another bank totaling $85,000. At December 31, 1998, the Company had no outstanding advances under these agreements.

NOTE 8 - LEASE COMMITMENTS

The Company leases certain property and equipment under operating lease agreements. The leases expire at various dates through 2004 and provide for monthly payments ranging from $300 to $23,000. The main production facility lease payments are guaranteed by certain officers of the Company.

The future minimum aggregate lease payments under operating lease agreements with an initial or noncancelable term of more than one year at December 31, 1998 are as follows:

                   Years Ending
                   December 31
                   ------------
                       1999                                     $    378,000
                       2000                                          344,000
                       2001                                          351,000
                       2002                                          359,000
                       2003                                          357,000
                       2004                                          304,000
                                                                ------------
                                                                $  2,093,000
                                                                ============

For the years ended December 31, 1998 amd 1997, rent expense was approximately $380,000 each year.

NOTE 9 - MEMBERS' CAPITAL

In January 1997, Austin Yellowstone (the former majority owner) exercised its warrant for a 41.026 percent preferred sharing ratio in exchange for the forgiveness of $1,600,000 in debt. Also in January 1997, Austin Yellowstone converted $1,060,000 of debt and accrued interest into members' capital for a preferred sharing ratio of 19.069 percent. During 1997, Austin Yellowstone and a related entity dissolved. Various individuals and entities were assigned their preferred member interests.

                            HUXTABLE'S FOODS, L.L.C.
                     (A Delaware Limited Liability Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                 For The Years Ended December 31, 1998 and 1997

NOTE 9 - MEMBERS' CAPITAL, continued

The Company accepted the surrender of all remaining outstanding warrants in January 1997 in return for regular and preferred sharing ratios totaling 4.405 and 2.8 percent, respectively. All of the preferred sharing ratio grants and 0.8 percent of the regular sharing ratio grants vested immediately, with the remaining two percent of the regular sharing ratio grants vesting ratably over 36 months. No associated capital contribution was required for these sharing ratios. Based on an estimate of fair value as determined by management, $203,000 was recorded as compensation expense as a result of granting these preferred sharing ratios.

In January 1997, the Company issued a 10 percent regular sharing ratio, of which 20 percent vested immediately and 80 percent vests ratably over 48 months, to an officer of the Company without an associated contribution to capital. This sharing ratio cannot be diluted until certain conditions are met. There was no compensation expense recorded in connection with the award of the sharing ratio, as the fair value of the sharing ratio, based on management's estimate, at the date of grant was zero. The Company also agreed to pay this officer $100,000 if certain conditions are met in the future.

Between February and April 1997, the Company received $865,000 in additional contributions from existing preferred members for a sharing ratio of 11.476 percent.

During July 1997, certain preferred members made loans to the Company totaling $150,000. Effective July 31, 1997, these loans were converted to members' capital for a preferred sharing ratio of 1.951 percent.

During November 1997, the Company awarded regular sharing ratios totaling 4.783 percent to three employees. These awards did not require a capital contribution and vest ratably over 36 months. There was no compensation expense recorded in connection with the award of these, sharing ratios, as the fair value of the sharing ratio, based on management's estimate, at the date of grant was zero.

During March 1998, certain preferred members made loans to the company totaling $480,000. Effective December 1998, these loans and related accrued interest were converted to members' capital for a preferred sharing ratio of 5.849 percent.

                            HUXTABLE'S FOODS, L.L.C.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1999
                                   (UNAUDITED)
                             (UNITED STATES DOLLARS)




                                                               September 30,        September 30,
                                                                  1999                 1998
                                                             -----------           -----------
ASSETS

Current assets
   Cash and cash equivalents                                 $   237,000            $   118,000
   Accounts receivable                                           862,000                999,000
   Inventory                                                     943,000                919,000
   Prepaid expenses and other current assets                      48,000                 93,000
                                                             -----------            -----------
       Total current assets                                    2,090,000              2,129,000

Property and equipment, net                                    1,243,000              1,430,000

Other assets                                                      24,000                 27,000
                                                             -----------            -----------
                                                             $ 3,357,000            $ 3,586,000
                                                             ===========            ===========

LIABILITIES AND MEMBERS' CAPITAL (DEFICIENCY)

Current liabilities
   Bank loans                                                $   900,000            $   600,000
   Accounts payable and accrued liabilities                    1,121,000              1,027,000
   Current portion of long term debt                             190,000                168,000
   Current portion of lease obligations                           59,000                 37,000
                                                             -----------            -----------
       Total current liabilities                               2,270,000              1,832,000

Long-term liabilities
   Accrued preferred return                                    1,530,000                896,000
   Long-term debt, net of current portion                         45,000                193,000
   Obligations under capital lease, net of current
     portion                                                      58,000                117,000
                                                             -----------            -----------
      Total long-term liabilities                              1,633,000              1,206,000
                                                             -----------            -----------


Members' capital (deficiency)
   Members' accounts                                            (235,000)               859,000
   Notes and accrued interest receivable from
      related parties                                           (311,000)              (311,000)
                                                             -----------            -----------
        Total members' capital (deficiency)                     (546,000)               548,000
                                                             -----------            -----------
                                                             $ 3,357,000            $ 3,586,000
                                                             ===========            ===========

                            HUXTABLE'S FOODS, L.L.C.
                                INCOME STATEMENT
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                   (UNAUDITED)
                             (UNITED STATES DOLLARS)


                                          1999                  1998
                                      -----------            -----------
REVENUE                               $ 7,436,000            $ 7,657,000
                                      -----------            -----------

OPERATING EXPENSES
   Cost of goods sold                   5,734,000              5,820,000
   Selling expenses                       959,000                890,000
   Research and development               211,000                228,000
   Administrative expenses              1,226,000              1,321,000
                                       -----------            -----------
                                        8,132,000              8,259,000
                                       -----------            -----------
LOSS FROM OPERATIONS                     (694,000)              (602,000)

OTHER INCOME (EXPENSE)
    Interest income                            --                  3,000
    Interest expense                      (78,000)               (82,000)
                                       -----------            -----------
                                          (78,000)               (79,000)
                                       -----------            -----------

NET LOSS                              $  (772,000)           $  (681,000)
                                       ===========            ===========


                            HUXTABLE'S FOODS, L.L.C.
                             STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                   (UNAUDITED)
                             (UNITED STATES DOLLARS)



                                                                                       September 30,       September 30,
                                                                                          1999                 1998
                                                                                        ---------            ---------

CASH FLOWS FROM OPERATING  ACTIVITIES:
   Net loss                                                                             $(772,000)           $(681,000)
   Adjustments to reconcile net loss to net cash used
   in operating activities
     Depreciation and amortization                                                        235,000              253,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                               (296,000)            (219,000)
       Inventory                                                                         (254,000)            (229,000)
       Prepaid expenses and other current assets                                           (8,000)              28,000
       Accounts payable and accrued liabilities                                           375,000               67,000
                                                                                        ---------            ---------
     Net cash used in operating activities                                               (720,000)            (781,000)
                                                                                        ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITY:
   Purchases of property and equipment                                                    (21,000)             (13,000)
                                                                                        ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable to members                                                 193,000              480,000
   Payments on long-term debt                                                             (82,000)            (100,000)
   Payments on obligations under capital leases                                          (106,000)             (84,000)
   Proceeds from bank loans                                                               900,000              600,000
                                                                                        ---------            ---------
     Net cash provided by financing activities                                            905,000              896,000
                                                                                        ---------            ---------

NET CHANGE IN CASH                                                                        164,000              102,000
CASH, BEGINNING OF PERIOD                                                                  73,000               16,000
                                                                                        ---------            ---------
CASH, END OF PERIOD                                                                     $ 237,000            $ 118,000
                                                                                        =========            =========

Supplemental disclosure of cash flow information: Cash paid during the period for:
                                                                                        ---------            ---------
        Interest                                                                        $  78,000            $  82,000
                                                                                        =========            =========
        income taxes                                                                    $     800            $     800
                                                                                        =========            =========

Supplemental disclosure of non-cash investing and financing activities:

     During the periods ended September 30, 1999 and 1998, the Company converted notes payable to members and accrued interest of $198,000 and $485,000 to members capital, respectively.


                            HUXTABLE'S FOODS, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 AND 1998
                                 (UNAUDITED)
                             (UNITED STATES DOLLARS)

1.     ORGANIZATION, BUSINESS AND LIQUIDITY

       Organization and Business

       Huxtable's Foods, L.L.C. (the Company), a Delaware limited liability company, was established on May 30, 1995. Under the Limited Liability Agreement (the "Agreement"), the Company is owned by preferred members and regular members.

       The Company processes and assembles gourmet sauces, meal replacement foods and holiday food packages for distribution to retail stores and supermarket commissaries, principally in the western United States.

       Liquidity and Risks

       The Company had losses of $772,000 and $681,000 for the nine-month periods ended December 31, 1999 and 1998, respectively.

       The Company's ability to continue in existence is dependent on, among other factors, the Company's ability to general adequate cash flows from operations and from debt or equity financing to fund its operations and repay its obligations. The Company has addressed the negative trend mentioned above by focusing its efforts on its core profitable product lines, obtaining debt financing from existing members in 1998 and 1999 and maintaining a bank line of credit of $1,000,000. Management believes that these plans are sufficient to allow the Company to adequately fund its operations through at least December 31, 1999. In the event that additional funds are required, the majority owners have committed to provide such funding.

       The Agreement

       Under terms of the Agreement, expiring July 31, 2025, profits are to be allocated to all members pro-rata in accordance with each member sharing ratio (as defined). Losses are allocated approximately 98% to Huxtable's Comestibles, Inc. and approximately two percent to the other members in total (as defined). In addition, the preferred members are entitled to an annual cumulative preferred return equal to seven percent of their unreturned capital contributions. As a result of the Company not having positive operating cash flows for both years, the preferred return is classified as long-term in the accompanying balance sheets.

                            HUXTABLE'S FOODS, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 AND 1998
                                 (UNAUDITED)
                             (UNITED STATES DOLLARS)



1.     ORGANIZATION, BUSINESS AND LIQUIDITY (CONTINUED)

       Members may not assign, sell, or transfer their membership interests without the consent of a majority of the other members. Also, one of the regular members (Huxtables' Comestibles, Inc.) is required to offer to sell its membership interest in the Company to the preferred members if certain key employees' (who are the majority shareholders of Huxtable's Comestibles, Inc.) employment with the Company is terminated for any reason.

2.     SIGNIFICANT ACCOUNTING POLICIES

       INTERIM FINANCIAL STATEMENTS

       The unaudited interim financial statements presented reflects all adjustments (including normal recurring adjustments) which are, in the opinion of management, necessary to produce a fair statement of the financial position and results of operations for the periods included in this report.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       INVENTORIES

       Inventories consist primarily of food and related packaging products and are stated at the lower of cost (first-in, first-out) or market.

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related asssets or lease terms, ranging from three to ten years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

       The Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is then measured based on fair value and is charged to operations in the period in which such an impairment is determined by management. As of December 31, 1998, the Company's management believes that no impairment of the carrying value of its property and equipment exists.

                           HUXTABLE'S FOODS, L.L.C.
                        NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 AND 1998
                                 (UNAUDITED)
                           (UNITED STATES DOLLARS)


2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       ORGANIZATION COSTS

       Organization costs represent the costs incurred to set up the Company and prepare the Agreement and were being amortized on straight-line basis over five years.

       During 1997, the Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." The cumulative effect of adopting this statement, which requires cots of start-up activities to be expensed as incurred, was a write-off of $34,000 of previously capitalized organization costs.

       CONCENTRATIONS OF RISK

       The Company maintains cash balances as financial institutions that are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company had in aggregate approximately $247,000 of uninsured balances at December 31, 1998.

       A substantial portion of the customers' ability to pay their receivables is dependent on the strength of the supermarket industry. Receivables are unsecured and the Company is at risk to the extent such amounts become uncollectible.

       The Company's three largest and four largest customers represent approximately 59 percent and 55 percent on net sales for the years ended December 31, 1998 and 1997, respectively, and 64 percent and 46 percent of December 31, 1998 and 1997 accounts receivable, respectively.

       REVENUE RECOGNITION

       Revenues are recorded when products are shipped.

       INCOME TAXES

       The members intend that the Company be classified as partnership for Federal and California State tax purposes. As a result, no taxes are paid at the Company level or reflected in the Company's financial statements except for the $800 minimum tax in California. The tax returns, the qualification of the Company as a limited liability company for tax purposes and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations were to result in changes to allocable Company income or loss, the tax liability of the members could be changed accordingly. No such examinations are currently pending.

                            HUXTABLE'S FOODS, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 AND 1998
                                 (UNAUDITED)
                             (UNITED STATES DOLLARS)



       STATEMENTS OF CASH FLOWS

       For the purposes of the statements of cash flows, the Company considers all highly liquid investments which an original maturity date of 90 days or less to be cash.

3.     PROPERTY AND EQUIPMENT

       As of September 30, 1999 and 1998, property and equipment consisted of the following:

                                                        1999             1998
                                                     ----------       ----------

Machinery and equipment                              $1,231,000       $1,089,000
Computer equipment and furniture                        206,000          202,000
Transportation equipment                                 66,000           61,000
Leasehold improvements                                1,026,143        1,026,000
                                                     ----------       ----------
                                                      2,529,000        2,378,000

Less accumulated depreciation and amortization       (1,286,000)        (948,000)
                                                     ----------       ----------

Net book value                                       $1,243,000       $1,430,000
                                                     ==========       ==========

                           HUXTABLE'S FOODS, L.L.C.
                        NOTES TO FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1999 AND 1998
                                 (UNAUDITED)
                           (UNITED STATES DOLLARS)




4.       LONG-TERM DEBT

                                                        1999             1998
                                                     ----------       ----------

Promissory note payable to shareholder of
Huxtable's Comestibles, Inc., due in varying
monthly principal installments plus interest
at 11% through February 2000, guaranteed by
certain Company officers                             $   75,000       $  175,000

Promissory note payable to a vendor, bearing
interest at prime plus 0.25%, due in monthly
installments of principal and interest
ranging from $5,000 and $6,000 through May 2001,
guaranteed by certain Company Officers                  129,000          141,000

Other                                                    31,000           45,000
                                                     ----------       ----------
                                                        235,000          361,000

Less current portion                                  (190,000)         (168,000)
                                                     ----------       ----------
                                                     $   45,000       $  193,000
                                                     ==========       ==========

5.       SUBSEQUENT EVENT

On November 12, 1999 substantially all of the Company's assets and liabilities were acquired by Huxtable's Kitchens Inc., a subsidiary of International Menu Solutions Corporation.

                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law, or NGL, permits a corporation to indemnify any person who is, was, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer, director, employee, or agent of the corporation, against such person's costs and expenses incurred in connection with such action, suit or proceeding so long as he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he or she had no reasonable cause to believe that his or her conduct was unlawful. Furthermore, the NGL requires the corporation to indemnify any such person who is successful on the merits or in the defense of such action, suit or proceeding against costs and expenses actually and reasonably incurred in connection with such action, suit or proceeding. The Company's By-laws provide for the indemnification of its officers and directors to the fullest extent permitted by the NGL. In addition, the Company's Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, except for acts or omissions that involve intentional misconduct, fraud, a knowing violation of law or the payment of an improper dividend.

         The NGL permits a corporation to maintain insurance on behalf of its directors, officers, employees and agents for liability asserted against, and expenses incurred by, such persons, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. However, because such liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we are presently seeking to secure such insurance. Also, due to the lack of such directors liability insurance, we may be forced to bear a portion or all of the cost of the directors' claims for indemnification under the above-described provisions, which could have a material adverse effect on our financial condition.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee ..............................................................     $ 5,378
Blue Sky expenses..................................................................     $12,060
Legal fees and expenses............................................................     $*
Accounting fees and expenses.......................................................     $*
Printing expenses..................................................................     $*
Miscellaneous......................................................................     $*

         Total ....................................................................     $*

         --------------------

         *  To be completed by amendment

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In August 2000, we issued 956,178 shares of our common stock in satisfaction of the Stub Payment to the shareholders of Huxtable's LLC. This transaction was exempt under Section 4(2) of the Securities Act.

         In May 2000, certain shareholders exchanged 295,166 Class X shares of IMSI and surrendered 295,166 of our Class N shares for the same number of shares of our common stock. Other than the exchange and surrender of such shares, there was no consideration accruing to us for the exchange and surrender.

         In December 1999, certain option holders exercised options covering 227,698 shares of our common stock at a per share exercise price of US$1.00 (CDN$1.44), resulting in proceeds of US$227,698 (CDN$330,162). These securities were issued in an offshore transaction in reliance on Regulation S under the Securities Act of 1933, or the Securities Act.

         In October 1999, certain option holders exercised options covering 172,302 shares of our common stock at a per share exercise price of US$1.00 (CDN$1.46), resulting in proceeds of US$172,302 (CDN$249,838). These securities were issued in an offshore transaction in reliance on Regulation S under the Securities Act.

         In October 1999, certain shareholders exchanged 544,385 Class X shares of IMSI (and 544,385 of our Class N shares) for the same number of shares of our common stock. Other than the delivery of such Class X shares and Class N shares, there was no consideration paid to us for this share exchange.

         In August 1999, we sold 200,000 shares of common stock at a price of US$3.00 (CDN$4.35) per share, for total consideration of US$558,000 (CDN$809,000) net of commissions and offering costs. These securities were sold in an offshore transaction in reliance on Regulation S under the Securities Act.

         May 1999, we granted 156,250 warrants to First Ontario and 93,750 warrants to BMOCC to acquire shares of common stock, with each such warrant entitling the holder to purchase one share of common stock at the following prices:

         - 93,750 warrants held by First Ontario and 56,250 warrants held by BMOCC are exercisable at a purchase price of $2.24, and

         - 62,500 warrants held by First Ontario and 37,500 warrants held by BMOCC are exercisable at a purchase price of $2.62.

         In May 1999, we issued shares of common stock pursuant to the redemption of warrants on a November 1998, private placement of units consisting of one share of common stock and 1/2 redeemable stock purchase warrant, pursuant to Regulation S of the Securities Act. Each warrant entitled the registered holder to purchase one share of our common stock at US$1.40 per share. We sold 998,650 shares for a total cash consideration of US$1,384,110 (CDN$2,006,959).

         On April 16, 1999 Southbridge Inc. subscribed for 1,523,810 shares of our common stock at a subscription price of $2.625 per share, pursuant to Regulation S under the Securities Act. As part of the subscription we granted to Southbridge Inc. 400,000 warrants. These warrants entitle Southbridge Inc. to purchase up to 200,000 shares of common stock at a price of $2.25 per share and 200,000 shares of common stock at a price of $2.625 per share up to April 16, 2001.

         In November 1998, we offered 3,300,000 units consisting of 3,300,000 shares of common stock of the Company and 1,650,000 redeemable stock purchase warrants, in a private placement pursuant to Regulation S under the Securities Act. Each warrant entitles the registered holder to purchase one share of common stock at US$1.40 per share. We sold 1,997,300 units for US$0.90 each to ten investors for a total cash consideration of US$1,666,124 (CDN$2,415,880) net of commission and offering costs. The units were issued as follows:

PURCHASER                                     DATE OF PURCHASE            SHARES OF COMMON STOCK
--------------------------------------        ----------------            ----------------------
Christopher Smith                                 11/23/98                        157,000
Larry Hoffman                                     11/23/98                        110,000
Victor Fradkin                                    11/23/98                        220,000
Thinomen Gronberg and William Gronberg            11/23/98                        110,000
Dover IX Investments, Ltd.                        11/23/98                        575,300
Mario Girorgio in Trust                           11/23/98                        220,000
Canadian Food Fund Corp.                          11/23/98                        165,000
Bull International, Ltd.                          11/23/98                        110,000
Mark Johnson Holdings, Inc.                       11/23/98                        110,000
Britwirth Investments, Ltd.                       11/23/98                        220,000

         All share issuances described in the following paragraphs were issued by us, when we were known as ANM Holding Corporation.

         In July 1998, we issued a total of 1,400,000 shares of common stock, pursuant to Rule 504 of Regulation D under the Securities Act. All 1,400,000 shares were sold to six investors for a total cash consideration of US$925,000 (CD$1,341,250), net of commission and offering costs. The shares were issued as follows:

PURCHASER                                     DATE OF PURCHASE            SHARES OF COMMON STOCK
--------------------------------------        ----------------            ----------------------
Tinamilu Holdings, Inc.                            7/6/98                         233,333
Brockton International                             7/6/98                         233,333
Wifsta Limited                                     7/6/98                         233,333
Deevale Limited                                    7/6/98                         233,333
Dover IX Investment Limited                        7/6/98                         233,335
IPO International, Ltd.                            7/6/98                         233,333

         In April 1998, we issued 400,000 shares of common stock, pursuant to Rule 504 of Regulation D under the Securities Act. All 400,000 shares were sold to three investors for a total cash consideration of US$4,000 (CDN$5,800), net of commission and offering costs. The shares were issued as follows:

PURCHASER                                     DATE OF PURCHASE            SHARES OF COMMON STOCK
--------------------------------------        ----------------            ----------------------
Tiger-Eye Investments (Cayman) Ltd.                4/9/98                          150,000
Llewellyn Capital Trust Foundation                 4/9/98                          150,000
Luserna Stiftung                                   4/9/98                          100,000

         In November 1997, we issued a total of 28,000 shares of common stock, pursuant to Rule 504 of Regulation D under the Securities Act. All 28,000 shares were sold to twenty-eight investors for a total cash consideration of US$1,400 (CDN$2,030), net of commission and offering costs. The shares were issued as follows:

PURCHASER                                     DATE OF PURCHASE            SHARES OF COMMON STOCK
--------------------------------------        ----------------            ----------------------
Earle Lewis                                        11/1/97                         1,000
Pam Lewis                                          11/1/97                         1,000
Melanie Lewis                                      11/1/97                         1,000
Sherrye Sailes                                     11/1/97                         1,000
Sheyne Almond                                      11/1/97                         1,000
Sheyanne Almond                                    11/1/97                         1,000
Rheece Metcalfe                                    11/1/97                         1,000
Raelyn Metcalfe                                    11/1/97                         1,000
Cathryn Newman                                     11/1/97                         1,000
Gary Newman                                        11/1/97                         1,000
Mitchell Newman                                    11/1/97                         1,000
Nicholas Newman                                    11/1/97                         1,000
Philip Fox                                         11/1/97                         1,000
Carole Fox                                         11/1/97                         1,000
David Shaw                                         11/1/97                         1,000
Mary-Margaret Mackinnon                            11/1/97                         1,000
Thomas Shaw                                        11/1/97                         1,000
Sandy Michie                                       11/1/97                         1,000
Pat Michie                                         11/1/97                         1,000
Dene Knight                                        11/1/97                         1,000
Lorraine Knight                                    11/1/97                         1,000
Doug Knight                                        11/1/97                         1,000
Kathy Knight                                       11/1/97                         1,000
Darcy Knight                                       11/1/97                         1,000
Tyler Knight                                       11/1/97                         1,000
Bill Roberts                                       11/1/97                         1,000
Doug Harrington                                    11/1/97                         1,000
Ed Smith                                           11/1/97                         1,000

         In October 1997, we issued a total of 1,250,000 shares of common stock, pursuant to Rule 504 of Regulation D under the Securities Act. All 1,250,000 shares were sold to seven investors for a total cash consideration of US$12,500 (CDN$18,125), net of commission and offering costs. The shares were issued as follows:

PURCHASER                                     DATE OF PURCHASE            SHARES OF COMMON STOCK
-------------------------------------------   ----------------            ----------------------
International Treasury &  Investments             10/21/97                        220,000
International Commerce Clearing Corporation       10/21/97                        220,000
Norton International Holdings, Ltd.               10/21/97                        220,000
Tiger Eye Investments (Cayman), Ltd.              10/21/97                        220,000
Llewellyn Capital Trust Foundation                10/21/97                        220,000
Knight Family Trust                               10/21/97                         40,000
Michie Family Trust                               10/21/97                        110,000

ITEM. 27  EXHIBITS

2.0* Share Purchase Agreement between 1218951 Ontario Limited and Prime Foods dated October 9, 1998.

2.1* Share Purchase Agreement by and among Victor Fradkin, Rhys Quin, Lauderdale Capital Corp., Larry Hoffman, IMSI and the Company dated November 30, 1998.

2.2* Share Purchase Agreement by and among Alrae Investments Inc., Katherine Kan, Roynat Inc., IMSI and the Company, dated April 15, 1999.

2.3* Exchange Agreement and Shareholder Loan Purchase Agreement between Sania Shechtman and IMSI, dated April 19, 1999.

2.4* Exchange Agreement and Shareholder Loan Purchase Agreement between 1276396 Ontario Ltd. and IMSI, dated April 28, 1999.

2.5* Share Purchase Agreement by and among Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSI and the Company dated May 10, 1999.

2.6* Exchange Agreement by and among Elililco Ltd., David Arosh, Margaret Arosh, IMSI and the Company dated May 17, 1999.

2.7+ Share Purchase Agreement by and among Michael Eskenazi, Gina Eskenazi, Felix and Norton International Inc. and IMSI and the Company dated October 18, 1999.

2.8** Asset Purchase Agreement by and among International Menu Solutions USA, Inc., the Company and Huxtable's Foods, L.L.C. dated November 12, 1999.

2.9 Asset Purchase Agreement by and among Seafood Selections Inc., Prime Foods Processing Inc., IMSI, The Rhyn Company Inc. and Gourmet Sensations Inc. dated June 30, 2000.

2.10*** Subscription Agreement among Southbridge Equities, Inc., IMSI and the Company dated as of October 22, 1999.

2.11*** Subscription Agreement between Southbridge Inc. and the Company dated April 16, 1999.

3.0*     Articles of Incorporation of the Company.

3.1* Certificate of Amendment of Certificate of Incorporation of the Company dated July 15, 1998.

3.2* Certificate of Amendment of Certificate of Incorporation of IMSI dated May 7, 1999.

3.3* Certificate of Amendment of Certificate of Incorporation of the Company dated May 10, 1999.

3.4*     By-laws of the Company.

3.5 Warrant for 56,250 shares of the Company's common stock issued to Bank of Montreal Capital Corporation dated May 10, 1999

3.6 Warrant for 37,500 shares of the Company's common stock to be issued to Bank of Montreal Capital Corporation dated May 10, 1999

3.7 Warrant for 93,750 shares of the Company's common stock issued to First Ontario Fund dated May 10, 1999

3.8 Warrant for 62,500 shares of the Company's common stock issued to First Ontario Fund dated May 10, 1999.

3.9*** Special Warrant Certificates issued to Southbridge Equities Inc. dated October 22, 1999

3.10*** Warrant to purchase 200,000 shares of the Company's common stock issued to Southbridge Inc. dated April 16, 1999

3.11*** Warrant to purchase 200,000 shares of the Company's common stock issued to Southbridge Inc. dated April 16, 1999

3.12 Registration Rights Agreement among the Company, Victor Fradkin, Rhys Quin, Lauderdale Capital Corp. and Larry Hoffman dated December 1, 1999

3.13 Registration Rights Agreement among the Company and Southbridge, Inc. dated April 16, 1999.

3.14     Intentionally deleted

3.15     Intentionally deleted

3.16 Registration Rights Agreement among the Company, Michael Eskenazi, Gina Eskenazi and Felix and Norton International Inc. dated October 18, 1999

3.17*** Registration Rights Agreement between the Company and Southbridge Equities Inc. dated October 22, 1999

3.18 Registration Rights Agreement between the Company and Huxtable's Foods, LLC dated November 12, 1999

3.19 Registration Rights Agreement between the Company and individual shareholders

3.20 Registration Rights Agreement among the Company, Donald Kilimnik, Deborah Kilimnik, Robert Curik and Angela Curik dated May 10, 1999

3.21 Right of First Refusal among Katherine Kan, Alrae Investments Inc., IMSI and the Company dated April 15, 1999

3.22 Right of First Refusal among Michael Eskenazi, Gina Eskenazi, Felix & Norton International Inc., IMSI and the Company dated October 18, 1999

3.23 Right of First Refusal among Donald Kilimnik, Robert Curik, Deborah Kilimnik, Angela Curik, IMSI and the Company dated May 10, 1999

3.24** Right of First Offer between the Company and Southbridge Inc. dated April 16, 1999

3.25 Right of First Refusal among the Company, IMSI, Victor Fradkin, Rhys Quin, Lauderdale Capital Corp. and Larry Hoffman dated December 1, 1998

5.1+++   Form of Opinion of Nevada Counsel

10.1+    Indenture between 1249462 Ontario Limited and IMSI dated March 1, 1999.

10.2+ Standard Industrial Lease between R Reef West-VI, Inc. and Huxtable's Combustibles, Inc. dated August 16, 1994.

10.3+ Lease by and among Raffaele Cerundolo and Tony Taurasi, as T&R Construction and Management Inc., and Transcontinental Gourmet Foods Inc. dated May 25, 1999.

10.4+ Indenture by and among 1249462 Ontario Limited, Tasty Selections Inc. and IMSI dated June 15, 1999.

10.5+ Commitment Letter by and among The Bank of Nova Scotia, IMSI, Prime Foods Processing, Inc., 1188908 Ontario, Inc. and D.C. Food Processing, Inc. dated April 15, 1999.

10.6     Lease between Alcane Holdings Ltd. and Thornhill Bakery dated February
         1995

10.7 Indenture among 1249462 Ontario Limited, Tasty Selections Inc. and IMSI dated January 1, 2000

10.8     Indenture between 1249462 Ontario Limited and IMSI dated March 1, 2000

10.9+ Employment Agreement between the Company and Michael Steele dated August 1, 1998.

10.10* Agency Agreement between Robert Caldwell Capital Corporation and IMSI dated April 10, 1999.

10.11++ Loan Agreement by and among the Company, IMSI, Southbridge Investment Partnership No. 1, First Ontario Labour Sponsored Investment Fund Ltd. and Bank of Montreal Capital Corporation dated May 26, 2000 regarding credit facilities

10.12 Credit Facility between IMSI and the Bank of Nova Scotia dated August 3, 2000.

10.13 Loan Agreement among the Company, IMSI, First Ontario Fund and Bank of Montreal Capital Corporation dated May 10, 1999

10.14 Loan Agreement between Prime Foods Processing Inc. and Business Development Bank of Canada dated November 5, 1997

10.15+++ Loan Agreement between TGF and Business Development Bank of Canada dated May, 1997

10.16 Loan Agreement between TGF and Business Development Bank of Canada dated March, 1998

10.17    Commitment between D.C. Foods and Royal Bank of Canada dated June 5,
         2000

10.18    Company's Executive Incentive Stock Option Plan

10.19 Agreement and Plan of Reorganization among the Company, Great American Barbecue Food Company, and Great American Barbecue Company and certain of its shareholders dated July 14, 2000

21.0     Subsidiaries of the Company

23.1     Consent of Deloitte & Touche LLP

23.2 Consent of Kraft, Berger, Grill, Schwartz, Cohen & March LLP (accountants for Transcontinental Gourmet Foods)

23.3 Consent of Kraft, Berger, Grill, Schwartz, Cohen & March LLP (accountants for Tasty Selections Inc.)

23.4     Consent of KPMG LLP (accountants for 1005549 Ontario Ltd Inc.)

23.5     Consent of Corbin & Wertz (accountants for Huxtable's Foods, L.L.C.)

23.6     Consent of Arthur Andersen LLP (accountants for Huxtable's Foods,
         L.L.C.)

23.8+++  Consent of Nevada counsel (contained in opinion filed as exhibit 5.1)

24.1     Power of Attorney (contained in signature section of Registration
         Statement)

* Exhibits were filed in the Company's 10SB-A filed July 16, 1999 and are incorporated herein by reference thereto.

** Exhibit was filed in the Company's Report on Form 8-K filed November 26, 1999 and is incorporated herein by reference thereto.

*** Exhibits were filed in the Company's Schedule 13-D dated August 15, 2000 and are incorporated herein by reference thereto.

+ Exhibits were filed in the Company's 10SB-A2 filed January 19, 2000 and are incorporated herein by reference thereto.

++ Exhibit was filed in the Company's 10SB-A3 filed June 22, 2000 and is incorporated herein by reference thereto.

+++      To be filed by amendment.

ITEM. 28 UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirement of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Province of Ontario, Canada, on August 31, 2000.

                           INTERNATIONAL MENU SOLUTIONS CORPORATION



                           By: /s/ Michael Steele
                           _____________________________________________________
                           Michael Steele, President and Chief Executive Officer





                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Steele, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on August 31, 2000.

/s/ Michael Steele                      /s/ Christopher Hamm
_____________________________________   ________________________________________
Michael Steele,                         Christopher Hamm
President, Chief Executive              Vice President, Finance & Administration
Officer and Director


/s/ G.E. Creber                         /s/ Len Shiffman
_____________________________________   ________________________________________
G.E. Creber, Secretary, Treasurer and   Len Shiffman, Director
  Director

                                        /s/ Mark Preston
                                        ________________________________________
                                        Mark Preston
                                        Vice President, Corporate Controller
                                           and Principal Accounting
                                           Officer